UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Vapotherm, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2023

Notice of

Annual Meeting of Stockholders

and Proxy Statement

Tuesday, June 20, 2023

10:00 a.m. Eastern Time

Vapotherm, Inc. Corporate Offices

100 Domain Drive, Exeter, NH 03833

PRELIMINARY PROXY MATERIAL – SUBJECT TO COMPLETION

FROM OUR CHAIRMAN OF THE BOARD AND CEO

April 28, 2023

Dear Stockholders:

On behalf of the Board of Directors, we cordially invite you to attend the 2023 Annual Meeting of Stockholders of Vapotherm, Inc. to be held on Tuesday, June 20, 2023, beginning at 10:00 a.m., Eastern Time, at our corporate offices located at 100 Domain Drive, Exeter, NH 03833.

Information about our annual meeting, the agenda items and the various matters on which our stockholders will vote is included in the notice of meeting and proxy statement that follow. Our Annual Report to Stockholders, including our annual report on Form 10-K for the year ended December 31, 2022, is also being provided to you together with these proxy materials for your review.

It is important that your shares be represented at the annual meeting, regardless of the number of shares you hold and whether or not you plan to attend the meeting. We encourage you to exercise your right to vote by following the voting instructions on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or using the Internet or telephone voting as described on your proxy card. If you attend the annual meeting and prefer to vote in person, you may withdraw your proxy at that time.

On behalf of the Board of Directors and management, it is our pleasure to express our appreciation for your continued support.

Sincerely,

James Liken	Joseph Army
Chairman of the Board	President and Chief Executive Officer

You can help us make a difference by eliminating paper proxy materials. With your consent, we will provide all future proxy materials electronically. Instructions for consenting to electronic delivery can be found on your proxy card. Your consent to receive stockholder materials electronically will remain in effect until canceled.

We intend to make this proxy statement and our 2022 Annual Report to Stockholders available on the Internet and to commence mailing of the notice to all stockholders entitled to vote at the annual meeting beginning on or about April 28, 2023. We will mail paper copies of these materials, together with a proxy card, within three business days of a request properly made by a stockholder entitled to vote at the annual meeting.

PRELIMINARY PROXY MATERIAL – SUBJECT TO COMPLETION

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

We are pleased to notify you that we will hold the 2023 Annual Meeting of Stockholders of Vapotherm, Inc., a Delaware corporation, on Tuesday, June 20, 2023, at 10:00 a.m., Eastern Time, at our corporate offices located at 100 Domain Drive, Exeter, NH 03833, for the following purposes:

1.

To elect three directors, each to serve until the 2026 annual meeting of our stockholders and until their successors are duly elected and qualified. The director nominees named in the proxy statement for election to the Board of Directors are: Anthony Arnerich, Lance Berry and Donald Spence;

2.

To approve an amendment to our Tenth Amended and Restated Certificate of Incorporation, as amended, to give the Board of Directors discretion to effect a reverse stock split of our issued and outstanding shares of common stock at a ratio of between 1-for-3 and 1-for-8, inclusive, such ratio to be determined by the Board of Directors in its sole discretion;

3.	To approve, on an advisory (non-binding) basis, our executive compensation;

4.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023;

5.

To approve one or more adjournments of the annual meeting, if necessary or appropriate, to solicit additional proxies in favor of Proposal No. 2 if there are not sufficient votes at the annual meeting to approve Proposal No. 2; and

6.	To transact such other business as may properly come before the meeting or any continuations, adjournments and postponements thereof.

The proxy statement accompanying this Notice describes each of these items of business in detail.

Our Board of Directors has established the close of business on April 24, 2023 as the “record date” for this annual meeting. This means that you are entitled to vote at this meeting (in person or by legally-appointed proxy), or any continuation, postponement, or adjournment thereof, if our stock records show that you owned our common stock at that time. A stockholder list will be made available at our principal executive offices during ordinary business hours beginning June 9, 2023 for examination by any stockholder registered on our stock ledger as of the record date for any purpose germane to the annual meeting.

We hope you will be able to attend the annual meeting. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

BY ORDER OF THE BOARD OF DIRECTORS

James A. Lightman
Senior Vice President, General Counsel and Secretary

April 28, 2023

Exeter, New Hampshire

Vapotherm, Inc. – 2023 Proxy Statement	1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this proxy statement are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words and the use of future dates. Forward-looking statements include, but are not limited to, statements concerning:

•	our operations, financial position, capital requirements and our needs for additional financing;

•	the commercial success and market acceptance of our High Velocity Therapy systems, our Oxygen Assist Module, our digital solutions, and any future products we may seek to commercialize;

•

our ability to enhance our High Velocity Therapy technology, our Oxygen Assist Module, and our digital solutions to expand our indications and to develop and commercialize additional products and services, which next-generation products typically have higher average sale prices;

•	our business model and strategic plans for our products, technologies and business, including our implementation thereof;

•

our plan to successfully transition substantially all manufacturing operations from New Hampshire to Mexico, the anticipated favorable effect thereof on our gross margins and costs and risks in connection therewith and risks associated with operations in Mexico;

•

the success of our current “path to profitability” goals for 2023, our One Hospital One Day, or 1H1D, strategy, and our ability to return to historical disposable utilization or turn rates, increase our inventory turnover and reduce our inventory levels;

•	the impact of COVID-19 and labor and hospital staffing shortages on our business and operating results;

•	our ability to consummate the reverse stock split contemplated herein, should the Board elect to do so, in a timely manner or at all;

•

our ability to obtain the required vote on the reverse stock split proposal and the impact of the reverse stock split on our ability to regain compliance with New York Stock Exchange continued listing standards, which requirements include, among others, an average closing price of a security of not less than $1.00 per share over a consecutive 30 trading-day period;

•

our ability to accurately forecast customer demand for our products, adjust our production capacity if necessary and manage our inventory, particularly in light of COVID-19, current global supply chain disruptions, the effect of inflation, rising interest rates and other recessionary indicators; and

•	our ability to hire and retain our senior management and other highly qualified personnel.

The forward-looking statements in this proxy statement are only predictions and are based largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this proxy statement and are subject to a number of known and unknown risks, uncertainties and assumptions, including those described in our Annual Report on Form 10-K for the year ended December 31, 2022 and in our other filings with the Securities and Exchange Commission, or SEC, including without limitation: we have incurred losses in the past and may be unable to achieve or sustain profitability in the future; we face risks associated with the move of our manufacturing operations to Mexico; we may need to raise additional capital to fund our existing commercial operations, develop and commercialize

Vapotherm, Inc. – 2023 Proxy Statement	2

new products, and expand our operations; our ability to execute on our path-to-profitability initiative; our dependence on sales generated from our High Velocity Therapy systems, competition from multi-national corporations who have significantly greater resources than us and are more established in the respiratory market; the ability for Precision Flow systems to gain increased market acceptance; our inexperience directly marketing and selling our products; the potential loss of one or more suppliers and dependence on our new third party manufacturer; our susceptibility to seasonal fluctuations; our failure to comply with applicable United States and foreign regulatory requirements; the failure to obtain U.S. Food and Drug Administration, or FDA, or other regulatory authorization to market and sell future products or our inability to secure, maintain or enforce patent or other intellectual property protection for our products; the impact of COVID-19 on our business, including our supply chain. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. Any forward-looking statements made herein speak only as of the date of this proxy statement, and you should not rely on forward-looking statements as predictions of future events. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Vapotherm, Inc. – 2023 Proxy Statement	3

References in this proxy statement to:

•	“Vapotherm,” “we,” “us,” “our,” or the “Company” refer to Vapotherm, Inc.;

•	“Board” refers to the Board of Directors of Vapotherm;

•	“Annual meeting” refers to our 2023 Annual Meeting of Stockholders; and

•	“2022 Annual Report” or “2022 Annual Report to Stockholders” refer to our Annual Report on Form 10-K for the year ended December 31, 2022, being made available together with this proxy statement.

Information on our website and any other website referenced herein is not incorporated by reference into, and does not constitute a part of, this proxy statement.

™ and ® denote trademarks and registered trademarks of Vapotherm, Inc. or our affiliates, registered as indicated in the United States. All other trademarks and trade names referred to in this release are the property of their respective owners.

Vapotherm, Inc. – 2023 Proxy Statement	4

PROXY STATEMENT SUMMARY

This executive summary provides an overview of the information included in this proxy statement. We recommend that you review the entire proxy statement and our 2022 Annual Report to Stockholders before voting.

2023 ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME	VOTING ITEMS
Tuesday, June 20, 2023 10:00 a.m., Eastern Time	Proposal	Board’s vote recommendation	Page

LOCATION	Proposal No. 1: Election of directors	FOR	26
Vapotherm’s Corporate Offices 100 Domain Drive Exeter, NH 03833	Proposal No. 2: Approval of amendment to our certificate of incorporation to effect reverse stock split	FOR	31
RECORD DATE Holders of record of our common stock at the close of business on April 24, 2023, are entitled to notice of, to attend, and to vote at the 2023 annual meeting of stockholders or any continuation, postponement, or adjournment thereof.	Proposal No. 3: Advisory vote on executive compensation	FOR	41
	Proposal No. 4: Ratification of appointment of independent registered public accounting firm	FOR	43
	Proposal No. 5: Approval of one or more adjournments of the annual meeting to solicit additional proxies in favor of Proposal No. 2	FOR	46

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on Tuesday, June 20, 2023

This proxy statement and our 2022 Annual Report of Stockholders are available on the Internet, free of charge, at www.proxydocs.com/VAPO. On this website, you will be able to access this proxy statement, our 2022 Annual Report, and any amendments or supplements to these materials that are required to be furnished to stockholders. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Vapotherm, Inc. – 2023 Proxy Statement	5

2022 BUSINESS HIGHLIGHTS

2022 was a year of transition as we repositioned our business given the significant decrease in COVID-related hospitalizations as compared to 2020 and 2021. Highlights of our achievements for 2022 are below.

FINANCIAL
$66.8 million	Net Revenue Achieved net revenue of $66.8 million.
$46.4 million	Disposables Revenue Achieved disposables revenue of $46.4 million, representing 69.4% of our total net revenue.
$23.0 million	February 2023 Equity Raise We recently completed a $23.0 million equity raise, which strengthened our balance sheet by supplementing our $15.7 million of cash on hand as of December 31, 2022.

OPERATIONAL
36,700 units	Worldwide Installed Base We grew our worldwide installed base of High Velocity Therapy systems to 36,700.
✓

Launched Next Generation High Velocity Therapy Platform, HVT 2.0

Our HVT 2.0 system received initial 510(k) clearance from the Food and Drug Administration in 2021, transitioned to full market release in August 2022, and received clearance for expanded respiratory distress indications in December 2022. The HVT 2.0 platform is cleared for therapy in multiple settings of care, including the home.

STRATEGIC
✓

Implemented “Path to Profitability” Initiative

In connection with the release of our first quarter 2022 financial results, we announced our long-term “path to profitability” goals, which include: (1) drive 20% revenue growth; (2) improve our gross margins to 60%+; (3) normalize our cost structure; and (4) improve our financial flexibility. We made progress on each one of these goals during 2022.

✓

Relocated Manufacturing Operations to Mexico

During 2022, we immediately began delivering on key “path to profitability” milestones, including entering into a lease agreement for our new manufacturing facility in Tijuana, Mexico, completing construction of leasehold improvements, and relocating our manufacturing operations from New Hampshire to Mexico. Our manufacturing facility in Mexico is now fully operational.

✓

Established a Technology Center in Singapore

We established a Technology Center in Singapore during 2022 to bring most research and development projects in-house to help reduce the cost of external design firms and to access local government grant funding.

Vapotherm, Inc. – 2023 Proxy Statement	6

CORPORATE GOVERNANCE

HIGHLIGHTS

✓	88% of our directors are independent	✓	Annual say-on-pay vote

✓	Independent Board Chairman	✓	Officer and director stock ownership requirements

✓	Majority vote standard for uncontested director elections	✓	Hedging, pledging, and stock option repricing prohibitions

✓	Three of eight directors, or 38%, are female	✓	Double trigger change in control arrangements

✓	No poison pill

STOCKHOLDER ENGAGEMENT

We are committed to stockholder engagement. The Board of Directors values the perspectives of and feedback from our stockholders. We also regularly engage throughout the year with stockholders.

Feedback from our stockholders is thoughtfully considered and during the past couple of years has led to modifications in our governance practices, executive compensation program, and disclosures. Some of the actions we have taken in response to stockholder feedback are described below.

What we heard:	What we did:
Increase Board gender diversity.	We added Lori Knowles and Mary Beth Moynihan to the Board in June 2021, resulting in, together with existing Board member, Elizabeth Weatherman, 38% of our directors being female.
Align the interests of directors and executive officers with those of stockholders.

We adopted stock ownership guidelines in 2021 to align the interests of directors and executives to those of our stockholders.

We also have an anti-hedging/anti-pledging policy.

Our Chief Executive Officer (CEO), Joseph Army, beneficially owned 5.8% of our outstanding common stock as of March 31, 2023.

Emphasize long-term incentives and performance-based compensation elements.

100% of our CEO target compensation and 52% of our other named executive officer target compensation for 2022 was performance-based compensation.

Our 2022 long-term incentive program for our CEO consisted of 100% performance stock units, or PSUs, which will vest based on, and subject to, achievement by the Company of certain revenue targets for the year ending December 31, 2024. We plan to consider granting PSUs to our other executives in future years.

Increase disclosure on executive compensation, including performance metrics, long-term incentives and stock ownership.	We have increased and improved our executive compensation disclosure, with an eye towards transparency and readability, and our Compensation Discussion and Analysis section reflects these increased disclosures.

Vapotherm, Inc. – 2023 Proxy Statement	7

BOARD NOMINEES AND CONTINUING DIRECTORS

Below are the three directors nominated for election by stockholders at the annual meeting for a three-year term, as well as our five continuing directors. The Board of Directors recommends a vote “FOR” each of these three nominees.

Director	Age	Serving since	Independent	Board committees	Other public boards
Director Nominees
Anthony Arnerich	73	2013	Yes	CC, NCGC	0
Lance Berry	50	2020	Yes	AC	1
Donald Spence	69	2020	Yes	CC, NCGC	1
Continuing Directors
Joseph Army	59	2012	No	N/A	0
Lori Knowles	53	2021	Yes	CC	0
James Liken	73	2010	Yes	NCGC	0
Mary Beth Moynihan	56	2021	Yes	AC	0
Elizabeth Weatherman	63	2017	Yes	AC, STC	2

Joseph Army is not independent since he serves as our President and Chief Executive Officer.

Board Committees: AC (Audit Committee); CC (Compensation Committee); NCGC (Nominating and Corporate Governance Committee; and STC (Strategic Transactions Committee)

EXECUTIVE COMPENSATION BEST PRACTICES

Our compensation practices include many best practices that support our executive compensation objectives and principles and benefit our stockholders.

What we do		What we don’t do
✓	Maintain a competitive compensation package	×	No guaranteed salary increases

✓	Structure our executive officer compensation so that a significant portion of pay is at risk	×	No repricing of stock options

✓	Emphasize long-term performance in our equity-based incentive awards	×	No short sales or derivative transactions in Vapotherm stock, including hedges

✓	Use a mix of performance measures and caps on payouts	×	No pledging of Vapotherm securities

✓	Require three to four year vesting periods on most equity awards	×	No dividends on unvested awards

✓	Require a double-trigger for equity acceleration upon a change of control	×	No excise or other tax gross-ups

✓	Maintain stock ownership guidelines	×	No discretionary bonuses

✓	Hold an annual say-on-pay vote	×	No excessive perquisites

Vapotherm, Inc. – 2023 Proxy Statement	8

2022 EXECUTIVE COMPENSATION ACTIONS

For 2022, our named executive officers (NEOs) were our President and Chief Executive Officer (CEO), Chief Financial Officer (CFO), Chief Technology Officer (CTO) and Chief Commercial Officer (CCO). 2022 compensation actions and incentive plan outcomes are summarized below:

Pay element	2022 actions
Base Salary

•  Our CEO, CFO and CCO received base salary increases of 6.4%, 5.7% and 6.2%, respectively, to bring their target annual cash compensation closer to our target positioning of the 50th percentile of our peer group. Since our CTO joined Vapotherm in December 2021, his 2022 base salary remained the same.

Short-Term Incentives -- Annual Bonus and Commissions

•  The threshold, target and maximum annual bonus opportunities for 2022 remained the same as in 2021 for all of our NEOs.

•  Our CEO participated in his own corporate bonus plan for 2022 that was based on performance metrics of revenue (65%) and gross margin (35%). In addition, as a minimum trigger for any 2022 bonus payout for our CEO, all minimum performance goals for the corporate bonus plan for our CFO and CTO were required to be met. Since neither the revenue nor the gross margin threshold goal was achieved, our CEO received a zero percent payout for 2022.

Metric	Threshold	Target	Actual
Revenue	$81.0 mil.	$92.5 mil.	$66.8 mil.
Gross margin*	34.0%	48.0%	26.0%

*Excludes the impact of Vapotherm Access.

•  Our CFO and CTO participated in a corporate bonus plan that was based on three equally weighted performance goals tied to our “path to profitability” initiative, with the opportunity for an “overperformance” payout up to a maximum payout of 150% of target if all three performance goals were achieved and revenue was $106.1 million or more and gross margin was at least 49.1%. The Compensation Committee determined that the second and third goals were achieved and the first goal was substantially achieved, resulting in a 90% of target payout for our CFO and CTO.

1.  Full market release of HVT 2.0 by July 29, 2022, with less than 2% design or production related failures by December 31, 2022.

2.  Fully validate at least 1 line of each product or component being transferred to Mexico by December 31, 2022.

3.  Achieve fourth quarter 2022 cash operating expenses and capital expenditures of less than $21.0 million.

•  Our CCO participates in an individual commission plan and is not eligible to participate in our corporate bonus plan. His 2022 plan paid quarterly commissions, and if necessary an annual catch-up commission, based on pre-established quarterly and annual financial goals, which for 2022 were based on revenue and disposable average selling price (ASP). Since actual revenue and disposable ASP performance exceeded target, our CCO received quarterly and annual commissions totaling €159,743, representing an 89% of target payout.

Vapotherm, Inc. – 2023 Proxy Statement	9

Performance measure	Weighting	Quarterly target payout	Annual target payout	Actual payout
Revenue	80%	€27,927	€111,709
Disposable ASP	20%	€ 7,529	€ 30,114
Total	100%	€39,936	€141,823	€159,743

Long-Term Incentives - Equity Grants

•  For 2022, 100% of the long-term incentives for our CEO was in the form of three-year PSUs, which will vest based on, and subject to, our achievement of certain revenue targets for the year ending December 31, 2024.

•  The long-term incentives for our other NEOs consisted of a mix of time-based restricted stock units (RSUs) and time-based stock options.

•  The RSUs vest in three nearly equal annual installments over three years.

•  The stock options vest over four years, with 25% of the underlying shares vesting on the first anniversary of the grant date, and the remainder vesting in nearly equal monthly installments thereafter over the next three years.

•  For retention purposes, in May 2022, each of our NEOs, other than our CEO, received his 2023 annual equity grants in the form of 100% stock options, which vest assuming a January 1, 2023 grant date, with 25% of the underlying shares vesting on January 1, 2024, and the remainder vesting in nearly equal monthly installments thereafter over the next three years.

•  In addition, for retention purposes, in November 2022, all of our NEOs, other than our CEO, received 40,000 RSUs, which vest in three nearly equal annual installments over three years.

•  More recently, all of our NEOs, other than our CEO who did not receive a merit increase, received shares of our common stock in lieu of their 2023 base salary merit increases.

Other Compensation Related Actions

•  Approximately 83% of votes cast at our 2022 annual meeting of stockholders were in favor of our annual say-on-pay vote.

•  In April 2022, we entered into separation pay agreements to standardize officer severance protections, align with prevailing market practice and help attract and retain top talent. These agreements replaced existing severance protections for our CEO and CFO.

Vapotherm, Inc. – 2023 Proxy Statement	10

OUR COMMITMENT TO ESG

OUR APPROACH AND MISSION

Our Board of Directors and management are committed to building environmental sustainability, social responsibility and effective corporate governance throughout our business. We are committed to operating our business in a responsible manner, which includes improving our corporate sustainability by making business decisions that consider ethics, social and environmental factors, recognizing the benefits that diversity and inclusion provide and commit to equal opportunity and fair treatment in all aspects of our business, and respecting the human rights and dignity of people throughout our operations, our global supply chain and the world.

Our mission is to improve the lives of patients suffering from complex lung disease and other forms of respiratory distress while reducing the cost of their care through integrated device and digital solutions. We believe our commitment to pursuing environmental, social and governance (ESG) initiatives can be achieved in parallel with and in furtherance of the interests of patients, as well as the long-term interests of our stockholders. The integration of sustainable business practices creates lasting results that benefit all our stakeholders, including our customers, employees, stockholders, investors, and the communities in which we live and operate.

OUR ESG INITIATIVES

As a global medical technology company focused on the development and commercialization of our proprietary Vapotherm high velocity therapy® products, which are used to treat patients of all ages suffering from respiratory distress, we believe we can play an important role in building a sustainable future for our employees, our customers, our environment and the communities in which we operate in an ethical, environmentally and socially responsible manner.

Specifically, we are focused on the following ESG initiatives:

✓

Quality and Patient Safety

We are committed to quality, achieving great patient outcomes and ensuring patient safety. Our Quality System provides the foundation for ensuring that quality is built into all of our products that we design and develop, manufacture, and supply to our customers. The quality system is designed to ensure compliance with both U.S. Food and Drug Administration and European regulations governing the design and development, manufacture, release, distribution and traceability of our medical devices.

✓

Safe, Healthy and Secure Work Environment

We work hard to provide a safe, healthy and secure work environment for all employees and visitors. Safety is extremely important to us and we believe that we comply with all applicable health, safety and environmental laws as well as our own safety programs.

✓

Health and Wellbeing of Our Employees

We consider the health and wellbeing of our employees and their families among our top priorities. We want our employees to be their best self and therefore provide them access to a variety of innovative, flexible and convenient health and wellness programs designed to support their physical and mental health. These include, among others, health savings and flexible spending accounts, flexible work schedules, family leave and care resources, an on-site gym, stress management sessions, and employee assistance programs, such as our Breathe Easy Fund, which supports employees and their families through times of hardship by the utilization of employee-raised funds.

Vapotherm, Inc. – 2023 Proxy Statement	11

✓

Diversity, Equity and Inclusion

We strive to create a diverse workplace in which all employees feel respected, valued and empowered to reach their full potential. We define diversity as the range of human differences, including but not limited to race, ethnicity, gender, gender identity, sexual orientation, age, social class, physical ability or attributes, religious or ethical values system, national origin, and political beliefs. We hold Diversity & Inclusion focused conversations throughout the year both in person and virtually where we discuss different aspects of diversity and inclusion, why it is important to our business and how we can seek to further focus on it at Vapotherm. To facilitate diversity, we implement recruitment strategies to encourage diverse candidates to apply to positions for which they qualify. We provide development opportunities to all, including access to our Monthly Lounge & Learn program, Leadership Development Series, Women’s Leadership Group and Mentor Program where individuals can be paired with an experienced leader for one-on-one coaching.

✓

Community Engagement

Giving back to the communities in which we operate is a priority. Throughout the year, we engage in community programs, such as our Annual Care in the Air Day where our team is deployed to volunteer at local charitable organizations to give back to the local community and we give back to local families in need through our partnership with St. Vincent de Paul and New Hampshire Foster Care. We also host our Annual Patient of the Year Celebration where patient families are brought in from across the country and tell their story about how Vapotherm was able to help them. This event allows us to celebrate our patients, as well as our great people who make, sell and develop our products, and demonstrates to our employees that their work with Vapotherm matters and impacts patients and the greater community.

BOARD OVERSIGHT OF ESG

Our Board of Directors is focused on our approach to ESG matters and our ESG initiatives and has delegated responsibility to oversee significant issues of corporate public responsibility to the Nominating and Corporate Governance Committee and our culture and policies and strategies related to human capital management to the Compensation Committee.

OUR ESG COMMITMENTS

Environmental:	We are committed to operating in an environmentally responsible manner to reduce our impact on climate change, conserve natural resources and operate in compliance with environmental regulations.

Social:	We are committed to being a socially responsible employer by fostering an environment of diversity and inclusion across our business, with a focus on empowering women and minorities, operating ethically and supporting our local communities.

Governance:	We are committed to building a culture dedicated to ethical business behavior and responsible corporate activity. We believe strong corporate governance is the foundation to delivering on our commitments.

Vapotherm, Inc. – 2023 Proxy Statement	12

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT

On April 4, 2023, the Board of Directors approved, subject to stockholder approval, a proposed amendment to our Certificate of Incorporation to give the Board of Directors discretion to effect a reverse stock split of our issued and outstanding shares of common stock at a ratio of between 1-for-3 and 1-for-8, inclusive, such ratio to be determined by the Board of Directors in its sole discretion. The Board of Directors believes that providing the flexibility for the Board of Directors to choose whether or not to effect a reverse stock split and, if elected, to choose an exact split ratio will enable the Board of Directors to act in the best interests of Vapotherm and stockholders. Any reverse stock split would need to be effected prior to our 2024 Annual Meeting of Stockholders. If and when the reverse stock split is effected, there will be a corresponding reduction in the number of authorized shares of our common stock by the selected reverse stock split ratio.

The purpose of the reverse stock split, if effected, would be to increase the share price of our common stock by reducing the number of issued and outstanding shares of our common stock. To continue listing on the New York Stock Exchange (NYSE), we must comply with applicable NYSE continued listing standards, which requirements include, among others, an average closing price of a security of not less than $1.00 per share over a consecutive 30 trading-day period. As previously disclosed in a Current Report on Form 8-K filed with the SEC on March 15, 2023, we received notice by the NYSE that we are not in compliance with the continued listing standard set forth in Section 802.01C of the NYSE’s Listed Company Manual because the average closing price of our common stock was less than $1.00 per share over a consecutive 30 trading-day period.

The Board of Directors recommends a vote “FOR” the proposal to approve an amendment to our Certificate of Incorporation to give the Board of Directors discretion to effect a reverse stock split of our issued and outstanding shares of common stock at a ratio of between 1-for-3 and 1-for-8, inclusive, such ratio to be determined by the Board of Directors in its sole discretion.

2024 ANNUAL MEETING OF STOCKHOLDERS

We anticipate that our 2024 annual meeting of stockholders will be held in mid-June 2024. The following are important dates in connection with our 2024 annual meeting of stockholders.

Stockholder action	Submission deadline
Proposals Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934	No later than December 30, 2023
Nomination of a Candidate Pursuant to our Bylaws	Between February 21, 2024 and March 22, 2024
Proposals of Other Business for Consideration Pursuant to our Bylaws	Between February 21, 2024 and March 22, 2024

Vapotherm, Inc. – 2023 Proxy Statement	13

CORPORATE GOVERNANCE

GOVERNANCE BEST PRACTICES

We have adopted several corporate governance best practices, which are designed to promote actions that benefit our stockholders and create a framework for our decision-making.

Majority vote standard for uncontested director elections	We have a majority voting standard for uncontested director elections.
88% of our directors are independent	Seven of the eight directors on our Board, or 88%, are independent.
Separation of CEO and Independent Chairman of the Board	The roles of our Chief Executive Officer and Chairman of the Board are separate and our Chairman of the Board is independent.
Three of eight directors are female	Three of the eight directors on our Board, or 38%, are female.
Officer and director stock ownership requirements	In 2021, we adopted stock ownership guidelines for our directors and officers that require maintenance of a specified level of ownership based on compensation.
Limitations on outside directorships	We limit the number of outside directorships and Audit Committees on which our directors serve.
Annual say-on-pay vote	We hold an annual advisory stockholder vote on executive compensation, or say-on-pay vote.
Require a double trigger for cash severance and accelerated vesting of equity upon a change in control	The double trigger feature incentivizes executives to continue employment with Vapotherm in the event of a change in control event.
No poison pill	We believe the absence of a poison pill benefits our stockholders by not discouraging takeover attempts that may increase value for our stockholders.
Single class of stock outstanding	We have a single class of stock, so our stockholders all have equal voting rights.

Vapotherm, Inc. – 2023 Proxy Statement	14

CORPORATE GOVERNANCE GUIDELINES

The Board of Directors has adopted Corporate Governance Guidelines covering, among other things, the duties and responsibilities of, and independence standards applicable to, our directors and Board committee structures and responsibilities. Among the topics addressed in our Corporate Governance Guidelines are:

•  Role of the Board

•  Board size

•  Selection of new directors

•  Board membership criteria

•  Limitations on number of boards

•  Change of principal occupation

•  Director independence

•  Chairperson of the Board

•  Lead director

•  No director term limits

•  No mandatory director retirement policy

•  Board compensation policy and stock ownership

•  Board and Board committee self-evaluations

•  Board meeting agendas, materials and presentation

•  Board meeting participation

•  Board access to management and employees

•  Board access to independent advisors

•  Non-management director meetings

•  Board committees

•  Board committee assignments and service terms

•  Board committee meetings and agendas

•  CEO evaluations

•  Succession planning and management development

•  Orientation and continuing education

•  Interaction with institutional investors, press, etc.

From time to time, the Board, upon recommendation of the Nominating and Corporate Governance Committee, reviews and updates the Corporate Governance Guidelines as it deems necessary and appropriate. The Corporate Governance Guidelines are available in the “Investors—Governance—Governance Documents” section of the Company’s website located at www.vapotherm.com.

MAJORITY VOTE STANDARD

Our Second Amended and Restated Bylaws, or Bylaws, provide for a majority vote standard for uncontested director elections. Under a majority vote standard, director nominees will be elected by a majority of the votes cast. A “majority of the votes cast” means that the number of votes cast “for” a nominee exceeds the number of votes cast “against” such nominee, with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that nominee’s election. If there is a contested election, as defined in our Bylaws, director nominees will be elected by a plurality of the votes cast.

DIRECTOR INDEPENDENCE

Under the NYSE listing standards and rules, independent directors must comprise a majority of a listed company’s board of directors. In addition, NYSE rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Audit committee members must also satisfy heightened independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934 (Exchange Act), and compensation committee members must satisfy heightened independence criteria set forth in the NYSE rules. Under the NYSE rules, a director will only qualify as an “independent director” if the company’s board of directors affirmatively determines that the director has no material relationship with the company, either directly or indirectly, that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Board of Directors has undertaken a review of its composition, the composition of its Board committees, and the independence of each director. Based upon information requested from and provided by

Vapotherm, Inc. – 2023 Proxy Statement	15

each of our directors concerning his or her background, employment, and affiliations, including family relationships with us, our senior management, our independent registered public accounting firm, our independent external compensation consultant or our external compensation legal advisers, the Board has determined that all but one of our directors, Joseph Army, are independent directors under the standards established by the SEC and the NYSE. In making this determination, the Board considered the current and prior relationships that each non-employee director has with Vapotherm and all other facts and circumstances the Board deemed relevant in determining their independence. In addition, the Board reviewed all transactions between us and the employers of our directors, each of which was determined to be made in the ordinary course of business, at arm’s length, at prices and on terms customarily available to unrelated third party vendors or customers generally, in amounts that are not material to us or such unaffiliated corporation and in which the director had no direct or indirect personal interest, nor received any personal benefit, and did not constitute a related party transaction under SEC rules.

BOARD LEADERSHIP STRUCTURE

Our Board is currently led by its Chairman, James Liken. Our Board recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as the Company continues to grow. We currently separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman provides guidance to the Chief Executive Officer and presides over meetings of the full Board. We believe this separation of responsibilities provides a balanced approach to managing the Board and overseeing the Company.

Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

EXECUTIVE SESSIONS

Our independent directors meet in executive sessions without management to consider such matters as they deem appropriate, such as reviewing the performance of management. Executive sessions of our independent directors are typically held in conjunction with regularly scheduled Board meetings.

Vapotherm, Inc. – 2023 Proxy Statement	16

COMMITTEES OF THE BOARD OF DIRECTORS

We currently have three standing committees of the Board: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Below are our directors, their committee memberships and their 2022 attendance rates for Board and Committee meetings.

Director	Board	Audit	Compensation	Nominating and corporate governance	Attendance rate
Joseph Army	●				100%
James Liken	●			Chair	100%
Anthony Arnerich	●		●	●	78%
Lance Berry	●	Chair			95%
Lori Knowles	●		●		93%
Mary Beth Moynihan	●	●			100%
Donald Spence	●		Chair	●	100%
Elizabeth Weatherman	●	●			100%

AUDIT COMMITTEE

Committee Members:		Number of Meetings in 2022: 11
• Lance Berry (Chair) • Mary Beth Moynihan	• Elizabeth Weatherman	Report: Page 44

Primary Responsibilities

The purposes of the Audit Committee are to appoint, oversee and replace, if necessary, our independent registered public accounting firm, and assist our Board with its oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements related to financial reporting, auditing or accounting, (iii) the qualifications and independence of our independent registered public accounting firm, and (iv) the performance of our internal audit function and independent registered public accounting firm. The Audit Committee is responsible for, among other things:

•

evaluating, determining the selection of and, if necessary, determining the replacement or rotation of our independent registered public accounting firm, the lead audit partner and any other active audit engagement team;

•	approving or pre-approving all auditing services and all permitted non-audit services by our independent registered public accounting firm and related fees;

•	reviewing the qualifications, independence and performance of our independent registered public accounting firm;

•	reviewing our financial statements and our critical accounting policies and estimates;

•	reviewing the adequacy and effectiveness of our internal controls;

Vapotherm, Inc. – 2023 Proxy Statement	17

•

reviewing and discussing with management and our independent registered public accounting firm the results of our annual audit, our annual and quarterly financial statements and our publicly filed reports;

•

establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matter, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters; and

•	assisting our Board in its oversight of risk and overseeing the integrity of our information technology systems, processes and data.

The Audit Committee charter authorizes the Audit Committee to retain independent legal, accounting, and other advisors as it deems necessary to carry out its responsibilities. The Audit Committee reviews and evaluates, at least annually, the performance of the Audit Committee and its members, including compliance of the Audit Committee with its charter.

The report of the Audit Committee is included in this proxy statement under “Proposal No. 5: Ratification of Appointment of Independent Registered Public Accounting Firm—Audit Committee Report.”

Financial Literacy and Financial Experts

All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NYSE. Our Board has affirmatively determined that Mr. Berry, Ms. Moynihan and Ms. Weatherman meet the definition of “independent director” under Rule 10A-3 of the Exchange Act and the NYSE listing standards for purposes of serving on the Audit Committee. In addition, our Board has determined that Mr. Berry qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K and has the requisite accounting or related financial management expertise and financial sophistication under the NYSE listing standards.

COMPENSATION COMMITTEE

Committee Members:		Number of Meetings in 2022: 6
• Donald Spence (Chair)	• Lori Knowles	Report: Page 67

• Anthony Arnerich

Primary Responsibilities

The purposes of the Compensation Committee are to assist our Board in fulfilling its responsibilities relating to the general oversight of the compensation and benefits of our executive officers, employees and directors and to administer our executive officer incentive compensation and equity-based compensation plans. The Compensation Committee is responsible for, among other things:

•	reviewing and establishing our overall executive officer compensation and benefits philosophy;

•

reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers and evaluating the performance of our chief executive officer and other executive officers in light of those goals and objectives;

Vapotherm, Inc. – 2023 Proxy Statement	18

•	approving compensation of our chief executive officer and other executive officers based on its evaluations;

•	making recommendations to our Board regarding non-employee director compensation;

•

reviewing and administering our equity-based compensation plans, including grants of equity-based awards thereunder, and making recommendations to our Board regarding amendments to such plans or the adoption of any new equity-based compensation, and executive officer incentive plans;

•	reviewing and approving all executive officer employment contracts and other compensatory, severance and change-in-control arrangements for current and former executive officers;

•	reviewing our incentive compensation policies, practices and arrangements to determine whether they encourage excessive risk-taking;

•	overseeing and periodically reviewing our culture and policies and strategies related to human capital management; and

•

reviewing and making recommendations to the Board regarding all executive compensation related proposals and reviewing the results of advisory stockholder votes on executive compensation and considering whether to recommend adjustments to our executive compensation policies and practices as a result of such votes and other stockholder input on executive compensation matters.

The Compensation Committee charter authorizes the Compensation Committee to retain a compensation consultant, independent legal counsel, and other advisors as it deems necessary or appropriate to carry out its responsibilities. Often and most recently in 2021, the Compensation Committee has retained Radford, which is part of the Rewards Solution practice at Aon plc (Radford), as its external compensation consultant to provide certain services related to executive and non-employee director compensation.

The Compensation Committee reviews and evaluates, at least annually, the performance of the Compensation Committee and its members, including compliance by the Compensation Committee with its charter.

Heightened Independence Criteria

The Board of Directors has determined that each of the Compensation Committee members satisfies the heightened independence criteria for compensation committee members under the NYSE rules. In addition, each of the Compensation Committee members is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Committee Members:		Number of Meetings in 2022: 4
• James Liken (Chair)	• Donald Spence

• Anthony Arnerich

Primary Responsibilities

The purposes of the Nominating and Corporate Governance Committee are to (i) identify individuals qualified to become Board and committee members; (ii) recommend to the Board director nominees; (iii) develop and recommend to the Board a set of corporate governance principles; and (iv) oversee the

Vapotherm, Inc. – 2023 Proxy Statement	19

evaluation of the Board and its dealings with management as well as Board committees. The Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying new Board members and recommending director nominees, including the class on which such nominees should serve;

•	establishing policies under which stockholders may recommend director candidates to the Nominating and Corporate Governance Committee;

•	reviewing and recommending Board committee composition;

•	reviewing and recommending changes to the Corporate Governance Guidelines;

•	reviewing our Board practices and policies, including retirement policies, Board size, non-employee director service, meeting frequency, and other items;

•	recommending to the Board processes for annual evaluations of the performance of the chief executive officer, the Board and Board committees;

•	reviewing policies with respect to significant issues of corporate public responsibility;

•	considering and reporting to our Board any questions of possible conflicts of interest of Board members;

•

overseeing our compliance efforts with respect to our legal, regulatory, and quality systems requirements and ethical programs, including our Code of Business Conduct and Ethics, other than with respect to legal and regulatory matters relating to our financial statements and financial reporting obligations and any accounting, internal accounting controls or auditing matters, which are within the purview of the Audit Committee; and

•	overseeing and maintenance and presentation to the Board of management’s plans for senior management succession.

The Nominating and Corporate Governance Committee charter authorizes the Nominating and Corporate Governance Committee to retain a search firm or other consultants to assist in the identification and evaluation of director candidates, including the sole authority to approve the search firm’s or other consultants’ fees and other retention terms. The Nominating and Corporate Governance Committee reviews and evaluates, at least annually, the performance of the Nominating and Corporate Governance Committee and its members, including compliance by the Nominating and Corporate Governance Committee with its charter.

BOARD COMPOSITION AND DIVERSITY

Our Board has a strong commitment to diversity and inclusion in all aspects of our business. Our Board understands the importance of adding diverse, experienced talent to the Board in order to establish an array of experience and strategic views. Our Board and Nominating and Corporate Governance Committee believe that diversely skilled, experienced and highly qualified board members foster a robust, comprehensive and balanced decision-making process for the continued effective functioning of our Board and success of the Company. Accordingly, while the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, through the nomination process, it seeks to promote Board membership that reflects diversity, factoring in gender, race, ethnicity, age, differences in professional background, education, skill, experience and other individual qualities and attributes that contribute to the total mix of viewpoints and experience. The Nominating and Corporate Governance Committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of them.

Vapotherm, Inc. – 2023 Proxy Statement	20

The following charts depict the current diversity of our Board.

DIRECTOR QUALIFICATIONS AND NOMINATIONS PROCESS

In considering whether to recommend any particular candidate for inclusion in our Board’s slate of recommended director nominees, our Nominating and Corporate Governance Committee expects every nominee to have a high level of personal and professional integrity, strong ethics and values, and the ability to make mature business judgments. We also value experience on other public company boards of directors and board committees.

The biography for each of the director nominees included herein indicates such nominee’s experience, qualifications, attributes and skills that led our Nominating and Corporate Governance Committee and our Board to conclude such director nominee should be elected as a director of our Company. Our Nominating and Corporate Governance Committee and our Board believe that each of the director nominees has the individual

Vapotherm, Inc. – 2023 Proxy Statement	21

attributes and characteristics required of a director, and the nominees and our continuing directors as a group possess the skill sets and specific experience desired of our Board as a whole.

Our Nominating and Corporate Governance Committee will consider director candidates recommended to it by our stockholders. Those candidates must be qualified and exhibit the experience and expertise required of our Board’s own pool of candidates, as well as have an interest in our business, and demonstrate the ability to attend and prepare for Board, committee, and stockholder meetings. Any candidate must state in advance his or her willingness and interest in serving on our Board. Candidates should represent the interests of all stockholders and not those of a special interest group. Our Nominating and Corporate Governance Committee will evaluate candidates recommended by stockholders using the same criteria it uses to evaluate candidates recommended by others as described above. Under our Certificate of Incorporation and Bylaws, our stockholders may directly nominate director candidates for election at an annual meeting of stockholders, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or our Board, by submitting to the Company as to each nominee that the stockholder proposes for election or reelection as a director (i) all information relating to such nominee that would be required to be disclosed in solicitations of proxies for the election of such nominee as a director in a contested election, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, without regard to the application of the Exchange Act to either the nomination or the Company; (ii) such nominee’s written consent to serve as a director, if elected, for the entire term; (iii) a statement whether such person would be in compliance if elected as a director of the Company and will comply with all applicable corporate governance policies and guidelines of the Company, including the conflict of interest, code of business conduct, confidentiality and stock ownership and trading policies; and (iv) a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between or concerning such stockholder, any Stockholder Associated Person (as such term is defined in our Bylaws) or any of their respective affiliates or associates, on the one hand, and the proposed nominee or any of his or her affiliates or associates, on the other hand. Any such nomination must be made by a stockholder of record of the Company at the time of making such nomination and meet such other requirements as are set forth in the Bylaws. Such nomination information should be submitted to: Vapotherm, Inc., 100 Domain Drive, Exeter, NH 03833, Attention: Senior Vice President, General Counsel and Secretary. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or otherwise.

During the fourth quarter of 2022, we made no material changes to the procedures by which stockholders may recommend nominees to our Board as described in last year’s proxy statement. However, on February 8, 2023, the Board of Directors approved and adopted Second Amended and Restated Bylaws, or Bylaws, incorporating certain amendments, including amendments in response to the new universal proxy rules promulgated by the SEC and recent amendments to the Delaware General Corporation Law. These Bylaws became effective immediately upon their approval and adoption by the Board. The amendments reflected in the Bylaws, include, among other changes, enhancing the procedural mechanics and disclosure requirements relating to director nominations made by stockholders for consideration at annual meetings of the stockholders of the Company, including referring specifically to the new SEC universal proxy rules and requiring additional information regarding director nominees.

Pursuant to our Bylaws, the notice of a stockholder’s intention to nominate a director now must include certain specified information as provided in Section 1.2 of our Bylaws, including certain information relating to the individual subject to the nomination, as described above, and certain information regarding the stockholder giving the notice and the Stockholder Associated Person, if any, on whose behalf such nomination is made. No stockholder nominating a proposed nominee shall solicit proxies in support of director nominees other than the Company’s nominees unless such stockholder has complied with Rule 14a-19 of the Exchange Act in connection with solicitation of such proxies.

Vapotherm, Inc. – 2023 Proxy Statement	22

The foregoing summary of our Bylaws is qualified in its entirety by reference to the complete text of our Bylaws. No statement in this Proxy Statement is intended to replace or conflict with the requirements for stockholder nominations as set forth in our Bylaws. The Company will not consider any stockholder nomination that does not comply with the requirements of the SEC and our Bylaws.

BOARD AND BOARD COMMITTEE MEETINGS; ATTENDANCE

The Board of Directors and each Board committee meet throughout the year on a regular schedule, hold special meetings as needed and act by written consent from time to time. The Board of Directors held eight meetings during 2022. Each director attended at least 75% of the combined total of (i) all Board meetings and (ii) all meetings of committees of the Board of which the director was a member during 2022. The total number of meetings held by each Board committee is listed above under the information about each committee.

We do not have a formal policy regarding director attendance at the annual meeting of stockholders. Last year, none of our directors attended our annual meeting of stockholders.

EXECUTIVE SESSIONS

The Board of Directors and each Board committee regularly holds executive sessions outside the presence of any management. In addition, at each regular meeting, the Nominating and Corporate Governance Committee meet in separate executive sessions with our CEO, General Counsel and Chief Compliance Officer.

LIMITATION ON OTHER BOARD AND AUDIT COMMITTEE SERVICE

Our Corporate Governance Guidelines and Audit Committee charter establish the following limits on our directors serving on public company boards and audit committees without the approval of the Nominating and Corporate Governance Committee or Board:

Director category	Limit on other public company boards or audit committees

All directors	4 other boards
Directors who are executive officers of a public company	2 other boards
Directors who serve on our Audit Committee	2 other audit committees

CODE OF BUSINESS CONDUCT

We have adopted a written code of business conduct and ethics entitled our Code of Business Conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Business Conduct is available under the “Investors—Governance—Governance Documents” page of our website, www.vapotherm.com. In addition, we will post on our website all disclosures that are required by law or the NYSE listing standards concerning any amendments to, or waivers from, any provision of the Code of Business Conduct.

Vapotherm, Inc. – 2023 Proxy Statement	23

BOARD ROLE IN RISK OVERSIGHT

Our Board has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our Board is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks and operational risks. The Audit Committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting and risks associated with our information technology systems (including cybersecurity). The Compensation Committee is responsible for overseeing the management of risks relating to our compensation plans and arrangements and human capital management. The Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of our Board, potential conflicts of interest, and legal and regulatory requirements. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through discussions from committee members about such risks. In addition, with respect to other risks that arise from time to time, our Board oversees those as well. For example, since 2020, our Board received updates from the Company’s management and outside advisers regarding the risks and impact of COVID-19 and the global supply disruption on the Company’s business, employees, customers and suppliers. Our Board believes its administration of its risk oversight function has not negatively affected the leadership structure of our Board of Directors.

STOCKHOLDER ENGAGEMENT

We are committed to stockholder engagement. The Board of Directors values the perspectives of and feedback from our stockholders. We also regularly engage throughout the year with stockholders.

Vapotherm, Inc. – 2023 Proxy Statement	24

Feedback from our stockholders is thoughtfully considered and during the past couple of years has led to modifications in our governance practices, executive compensation program, and disclosures. Some of the actions we have taken in response to stockholder feedback are described below.

What we heard:	What we did:

Increase Board gender diversity.	We added Lori Knowles and Mary Beth Moynihan to the Board of Directors in June 2021, resulting in, together with existing Board member, Elizabeth Weatherman, 38% of our directors being female.

Align the interests of our directors and executive officers with those of stockholders.

We adopted stock ownership guidelines in 2021 to align the interests of directors and executives to those of our stockholders.

We also have an anti-hedging/anti-pledging policy.

Our CEO, Joseph Army, beneficially owns 5.8% of our outstanding common stock as of March 31, 2023.

Emphasize long-term incentives and performance-based compensation elements.	Our 2022 long-term incentive program for our CEO consisted of 100% PSUs which will vest based on, and subject to, achievement by the Company of certain revenue targets for the year ending December 31, 2024. We plan to consider granting PSUs to our other executives in future years.

Increase disclosure on executive compensation, including performance metrics, long-term incentives and stock ownership.	Each year, we have increased and improved our executive compensation disclosure, with an eye towards transparency and readability. Our Compensation Discussion and Analysis section reflects these increased disclosures.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our Board maintains a process for stockholders and interested parties to communicate with our Board. Stockholders and interested parties may contact our Board as provided below:

Write	Call	Email	Attend

Corporate Secretary Vapotherm, Inc. 100 Domain Drive Exeter, NH 03833	Investor Relations 603-658-0011	ir@vtherm.com	Annual Meeting of Stockholders Tuesday, June 20, 2023 Vapotherm Corporate Offices

Management will initially receive and process communications before forwarding them to the addressee(s). We generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information about the Company.

COMMITTEE CHARTERS AND OTHER INFORMATION

The charters of all three of our standing Board committees, Corporate Governance Guidelines and Code of Business Conduct are available in the “Investors—Governance—Governance Documents” section of our website located at www.vapotherm.com. The Board of Directors reviews each of these documents on an annual basis. Printed copies of any of these documents are available upon written request to Vapotherm, Inc., 100 Domain Drive, Exeter, NH 03833, Attention: Corporate Secretary.

Vapotherm, Inc. – 2023 Proxy Statement	25

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

BOARD SIZE AND STRUCTURE

Our Certificate of Incorporation provides that our Board shall consist of not less than three nor more than 15 directors, with the exact number determined from time to time by resolution of our Board. Our Board currently consists of eight directors and the Board has fixed the number of directors at eight. In accordance with the terms of our Certificate of Incorporation and Bylaws, our Board is divided into three classes, Class I, Class II, and Class III, with members of each class serving staggered three-year terms. The terms of each class expire at successive annual meetings so that the stockholders elect one class of directors at each annual meeting of stockholders. The current classification of our Board is:

Class II – Term expiring at 2023 annual meeting of stockholders	Class III – Term expiring at 2024 annual meeting of stockholders	Class I – Term expiring at 2025 annual meeting of stockholders

Anthony Arnerich	Lori Knowles	Joseph Army

Lance Berry	Mary Beth Moynihan	James Liken

Donald Spence		Elizabeth Weatherman

BOARD NOMINEES

Our Board, on the recommendation of its Nominating and Corporate Governance Committee, has nominated the following current three directors for election as Class II directors at this year’s annual meeting:

Anthony Arnerich

Lance Berry

Donald Spence

If elected, each of these three nominees will serve until the 2026 annual meeting of stockholders, or until such director’s successor is duly elected and qualified in accordance with our Certificate of Incorporation and Bylaws.

INFORMATION ABOUT OUR DIRECTOR NOMINEES AND CONTINUING DIRECTORS

The following table sets forth as of April 24, 2023 the name, age and position of each current director, Board nominee and each continuing director:

Name	Age	Position
James Liken(1)	73	Chairman of the Board, Independent Director
Joseph Army	59	President and Chief Executive Officer, Director
Anthony Arnerich(1)(2)	73	Independent Director and Director Nominee
Lance Berry(3)	50	Independent Director and Director Nominee
Lori Knowles(2)	53	Independent Director
Mary Beth Moynihan(3)	56	Independent Director

Vapotherm, Inc. – 2023 Proxy Statement	26

Name	Age	Position
Donald Spence(1)(2)	69	Independent Director and Director Nominee
Elizabeth Weatherman(3)(4)	63	Independent Director

(1)	Member of the Nominating and Corporate Governance Committee
(2)	Member of the Compensation Committee
(3)	Member of the Audit Committee
(4)	Member of the Strategic Transactions Committee

ADDITIONAL INFORMATION ABOUT OUR DIRECTOR NOMINEES AND CONTINUING DIRECTORS

Below is certain information concerning our Board’s nominees for election at this year’s annual meeting, followed by information concerning those Board members who are not standing for election this year and whose term of office will continue after the annual meeting. The biographies of each of the nominees and continuing directors below contain information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and our Board to determine that the person should be elected (or should continue to serve even if not standing for election) as a director of the Company.

Elsewhere in this proxy statement you will find information concerning our corporate governance structure, including descriptions of the standing committees of our Board, namely our Audit, Compensation and Nominating and Corporate Governance Committees (see “Corporate Governance”), the shares of our common stock that are beneficially owned by each of our director nominees and directors (see “Security Ownership of Certain Beneficial Owners and Management”) and information regarding the compensation of our directors (see “Director Compensation”). We urge you to review all of this information when deciding how to vote on Proposal No. 1.

Nominees for Election at This Annual Meeting with Terms to Expire at the 2026 Annual Meeting

Anthony Arnerich has served as a member of our Board since April 2013. Mr. Arnerich has served as a Managing Director of 3x5 Partners, LLC, a venture capital firm, since 2011 and has previously served as Chief Executive Officer and Chief Investment Officer of Arnerich Massena, an investment advisory firm, from 1991 to 2020. His experience in the investment industry spans more than 30 years, during which he served as an investment executive and helped found the Investment Management Consulting Group of Dain Bosworth. Mr. Arnerich earned a BA degree from Santa Clara University. We believe Mr. Arnerich’s healthcare investment knowledge, as well as his board experience, qualify him to serve on our Board.

Lance Berry has served as a member of our Board since January 2020. Mr. Berry served as Executive Vice President and Chief Financial and Operations Officer of Wright Medical Group N.V., a medical device company, from January 2019 to November 2020, when Wright Medical was acquired by Stryker Corporation. Prior to January 2019, Mr. Berry served as Senior Vice President and Chief Financial Officer of Wright Medical Group N.V. since October 2015 and served as Senior Vice President and Chief Financial Officer of Wright Medical Group, Inc. from December 2009 to October 2015. He also served as a Vice President of Wright Medical Group, Inc. from 2004 to December 2009 and Corporate Controller from 2002 to December 2009. Prior to Wright, he was an accountant in the auditing division of Arthur Andersen, LLP, an accounting firm, from 1995 to 2002, where he held various positions of increasing responsibility, most recently as Audit Manager, and his

Vapotherm, Inc. – 2023 Proxy Statement	27

clients consisted primarily of multinational and public companies. Mr. Berry currently also serves on the board of directors at Treace Medical Concepts, Inc., a publicly held Nasdaq-listed medical technology company, and Priveterra Acquisition Corp., a publicly held Nasdaq-listed special purpose acquisition company which recently signed a definitive agreement to merge with AEON Biopharma, Inc. Mr. Berry earned a Bachelors of Accounting and a Masters of Accounting from the University of Mississippi. Mr. Berry is a certified public accountant (inactive status). We believe Mr. Berry’s extensive financial and accounting experience and expertise, as well as his experience leading and managing a medical technology company as Chief Financial and Operations Officer, qualify him to serve on our Board.

Donald Spence has served as a member of our Board since October 2020. Mr. Spence served as President and Chief Executive Officer of Ebb Therapeutics, a sleep technology company, beginning in 2017 and retiring from the role in August 2019. Prior to joining Ebb, Mr. Spence was the Chairman and Chief Executive Officer at Lake Region Medical, a medical equipment and supplies manufacturer, where he worked from 2010 to 2015. Mr. Spence previously served as the Chief Executive Officer of Philips Respironics, formerly Respironics Inc., a medical supply company, from 2005 to 2010, where he was responsible for Philips Home Healthcare Solutions and integrating Respironics into Philips. Mr. Spence also has held a number of executive leadership roles within medical technology companies, including BOC Group, PLC – Datex Ohmeda Medical Systems, a medical device company. Mr. Spence currently serves on the Board of Directors of Integer Holdings Corporation, a publicly held NYSE-listed medical outsource manufacturer, and Linguaflex, a privately held medical device company. Mr. Spence earned his B.A. in Economics from Michigan State University and his M.A. in Economics from Central Michigan University. We believe Mr. Spence’s experience leading and managing medical technology companies, as well as his experience serving on the board of directors of other companies, qualify him to serve on our Board.

Continuing Directors of the Class with Terms Expiring at the 2024 Annual Meeting

Lori Knowles has served as a member of our Board since June 2022. Ms. Knowles, a senior healthcare executive with more than 25 years of experience in human resources and healthcare operations, has served as Senior Vice President and Chief Human Resources Officer at Memorial Hermann Health System, the largest not-for-profit health system in Southeast Texas, since August 2016. From September 2011 to August 2016, Ms. Knowles served as Vice President of Human Resources at Memorial Hermann Health. Ms. Knowles has served as a facilitator for the Texas Institute for Health Policy Research, a public health institute that seeks to find preventive solutions that improve the health of Texans. In addition, Ms. Knowles serves on Human Resources Advisory boards for the University of Houston and Rice University, as well as the Higher Education Committee of the Greater Houston Partnership. She also serves as the President of the Houston Healthcare HR Association (HHHRA). Prior to joining Memorial Hermann, Lori was the Chief Operating Officer at RediClinic, a retail health company, from October 2007 to March 2011, and Vice President, Human Resources of RediClinic from October 2007 to October 2008. Throughout her career, Ms. Knowles has held several Human Resource roles at other notable health systems in Texas including: The University of Texas Medical Branch (UTMB), Shriners Hospitals for Children, and Tenet Healthcare. Ms. Knowles holds an undergraduate degree in Psychology and a Master’s Degree in Organizational Management as well as an executive leadership certification from Rice University. We believe Ms. Knowles’s extensive experience in leadership development and mergers and acquisitions and leadership experience in all functions of Human Resources, including talent acquisition, succession planning, benefits, compensation, employee relations and organizational training and development, qualify her to serve on our Board.

Vapotherm, Inc. – 2023 Proxy Statement	28

Mary Beth Moynihan has served as a member of our Board since June 2022. Ms. Moynihan currently serves as Senior Vice President, Market Access & Chief Marketing Officer at Boston Scientific Corporation, a medical technology company, a position she has held since May 2021 and recently joined Boston Scientific’s Executive Committee. Prior to that position, she previously served as Senior Vice President of Corporate Marketing and Market Access from August 2016 to May 2021, Senior Vice President of Enterprise Strategy and Marketing from September 2012 to July 2016, Vice President of Corporate Strategic Planning and Research from May 2010 to August 2012, Vice President of Business Development – Cardiovascular Businesses from 2007 to 2010, Director of Business Development – Cardiovascular Businesses from 2006 to 2007, and from 1997 to 2005 held various positions of increasing responsibility in Product Marketing – Peripheral Interventions, most recently as Director of Product Marketing. Ms. Moynihan additionally founded and chairs the Global Marketing Executive Board at Boston Scientific Corporation, a position she has held since 2016. Prior to her employment at Boston Scientific Corporation, Ms. Moynihan was employed by Braxton Associates, a strategy division of Deloitte & Touche, from 1994 to 1997. She is a founding board member of MedExecWomen, an organization focused on empowering female executives to accelerate the positive impact of medical devices and diagnostics globally, and has served as a director since October 2018. She has also served as a senior advisor to Boston Scientific’s Global Digital Enablement Team since November 2020. Ms. Moynihan received a BA in Economics and Mathematics from Williams College and holds an MBA from the Wharton School at the University of Pennsylvania. We believe Ms. Moynihan’s significant experience working for a global medical technology company qualifies her to serve on our Board.

Continuing Directors of the Class with Terms Expiring at the 2025 Annual Meeting

Joseph Army has served as President, Chief Executive Officer and as a member of our Board since June 2012. Prior to joining Vapotherm, Mr. Army served as President and Chief Executive Officer of Salient Surgical Technologies, Inc. (formerly TissueLink Medical, Inc.), or Salient, a surgical device company, since 2007. He first joined Salient in 1999 as Chief Financial Officer and Vice President of Finance. Prior to his time at Salient, he held various positions including Vice President of Finance and Supply Chain Operations for Westaim Biomedical, a medical technology company, from 1998 to 1999 and strategy consultant for Coopers & Lybrand LLP, an accounting and consulting firm, from 1991 to 1997. Mr. Army holds an MBA in finance from The Wharton School and a BA in history from the University of Rhode Island. He is certified in production and inventory management and is a certified public accountant (inactive status). We believe Mr. Army’s knowledge of the Vapotherm business and his leadership experience at other organizations qualify him to serve on our Board.

James Liken has served as a member of our Board since May 2010 and as Board Chairman since October 2012. From 2003 to 2008, Mr. Liken served as Vice Chairman of Respironics, Inc., now Philips Respironics, a medical supply company. From 1999 through 2003, Mr. Liken served as President and Chief Executive Officer of Respironics. Before joining Respironics, he was owner of Liken Home Medical, Inc., a regional provider of home respiratory services. Mr. Liken has been active in the home medical business since 1976, serving in management and ownership capacities for several predecessor companies. He previously served on the board of the National Association of Medical Equipment Services from 1980 to 2003, serving as chairman of the organization on two separate occasions. We believe Mr. Liken’s experience leading and managing medical technology companies, as well as his board experience, qualify him to serve on our Board.

Elizabeth Weatherman has served as a member of our Board since October 2017. Ms. Weatherman has served as a Special Limited Partner of Warburg Pincus, a private equity firm, since January 2016. She joined Warburg Pincus in 1988. She served as a member of the Executive Management Group from 2001 to 2016 and led the firm’s Healthcare Group from 2008 to January 2015. Ms. Weatherman currently serves on the board of

Vapotherm, Inc. – 2023 Proxy Statement	29

directors of Nevro Corp., Silk Road Medical, Inc. and Insulet Corp., all publicly held companies, and previously served on the board of directors of Wright Medical Group, N.V. She serves as a trustee of Stanford University, and as a trustee and chair of the Investment Committee of Mount Holyoke College. Ms. Weatherman received a BA in English, summa cum laude, and Phi Beta Kappa from Mount Holyoke College and holds an MBA from the Stanford Graduate School of Business. We believe Ms. Weatherman’s healthcare investment knowledge, as well as her board experience, qualify her to serve on our Board.

MAJORITY VOTE STANDARD

Our Bylaws provide for a majority vote standard for uncontested director elections. We currently expect that the election of directors at the annual meeting will be uncontested. Under the majority vote standard, a nominee will be elected by a majority of the votes cast. A “majority of the votes cast” means that the number of votes cast “for” a nominee exceeds the number of votes cast “against” such nominee, with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that nominee’s election. If there is a contested election, as defined in our Bylaws, director nominees will be elected by a plurality of the votes cast.

BOARD RECOMMENDATION

The Board of Directors unanimously recommends that our stockholders vote “FOR” the election of each of Anthony Arnerich, Lance Berry and Donald Spence to serve as a Class II director until the 2026 annual meeting of stockholders, or until such director’s successor is duly elected and qualified.

The Board of Directors Recommends a Vote FOR Each Nominee for Director	☑

Vapotherm, Inc. – 2023 Proxy Statement	30

PROPOSAL NO. 2:

APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT REVERSE STOCK SPLIT

BACKGROUND

On April 4, 2023, the Board of Directors approved, subject to stockholder approval, a proposed amendment to our Certificate of Incorporation to give the Board of Directors discretion to effect a reverse stock split of our issued and outstanding shares of common stock at a ratio of between 1-for-3 and 1-for-8, inclusive, such ratio to be determined by the Board of Directors in its sole discretion. The Board of Directors believes that providing the flexibility for the Board of Directors to choose whether or not to effect a reverse stock split and, if elected, to choose an exact split ratio will enable the Board of Directors to act in the best interests of Vapotherm and stockholders. Any reverse stock split would need to be effected prior to our 2024 Annual Meeting of Stockholders. If and when the reverse stock split is effected, there will be a corresponding reduction in the number of authorized shares of our common stock by the selected reverse stock split ratio.

The form of proposed amendment to our Certificate of Incorporation to effect a reverse stock split is attached to this proxy statement as Appendix A. We refer to this amendment as the “reverse stock split amendment” in this proxy statement.

If this Proposal No. 2 is approved, the Board of Directors will have the authority, but not the obligation, in its sole discretion and without any further action on the part of the stockholders, to effect the reverse stock split, at any time prior to our 2024 Annual Meeting of Stockholders that it believes to be most advantageous to our company and stockholders. This proposal would give the Board of Directors the authority to implement one, but not more than one, reverse stock split.

A reverse stock split would be effected by the filing of the reverse stock split amendment with the Secretary of State of the State of Delaware. The Board of Directors will retain the authority not to effect the reverse stock split amendment even if we receive stockholder approval. If the reverse stock split amendment is not filed with the Secretary of State of the State of Delaware prior to our 2024 Annual Meeting of Stockholders, the reverse stock split amendment will be deemed abandoned, without any further effect. Thus, subject to stockholder approval, the Board of Directors, at its discretion, may file the amendment to effect a reverse stock split or abandon it and effect no reverse stock split if it determines that such action is not in the best interests of our company and stockholders.

Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of our common stock issued and outstanding immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split.

Vapotherm, Inc. – 2023 Proxy Statement	31

TEXT OF PROPOSED REVERSE STOCK SPLIT AMENDMENT

Paragraph (a) of Article IV of our Certificate of Incorporation currently provides for a total of 200,000,000 shares of stock, consisting of 175,000,000 shares of common stock and 25,000,000 shares of preferred stock. To effect the reverse stock split, we propose to replace paragraph (a) of Article IV of our Certificate of Incorporation with new paragraph (a) of Article IV to our Certificate of Incorporation, which states in its entirety:

“(a)

Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is 46,875,000-83,333,333, consisting of 21,875,000-58,333,333 shares of Common Stock, par value $0.001 per share (“Common Stock”), and 25,000,000 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”). Such stock may be issued from time to time by the Corporation for such consideration as may be fixed by the board of directors of the Corporation (the “Board of Directors”). Effective upon the later of (i) the filing with the Secretary of State of the State of Delaware of this Certificate of Amendment to the Tenth Amended and Restated Certificate of Incorporation, as amended, of the Corporation or (ii) 12:01 a.m., Eastern Time, on [                ] (the “Effective Time”), each [three to eight] shares of Common Stock (the “Old Common Stock”), either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.001 per share (the “New Common Stock”). The Corporation shall, through its transfer agent, provide a book-entry statement reflecting the number of shares of New Common Stock to which the holder is entitled following a reverse stock split to holders of Old Common Stock. From and after the Effective Time, certificates representing shares of Old Common Stock are hereby canceled and shall represent only the right of holders thereof to receive New Common Stock. The Corporation shall not issue fractional shares of New Common Stock and, in lieu thereof, stockholders who otherwise would be entitled to receive fractional shares of New Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in an amount equal to the product obtained by multiplying (a) the closing price per share of the New Common Stock as reported by the New York Stock Exchange as of the Effective Time by (b) the fraction of one share owned by the stockholder. From and after the Effective Time, the term “New Common Stock” as used in this Article IV shall mean Common Stock as provided in the Tenth Amended and Restated Certificate of Incorporation, as amended.”

The proposed Certificate of Amendment to our Certificate of Incorporation (referred to in this Proposal No. 2 as the “Certificate of Amendment”) reflecting the foregoing amendment is attached as Appendix A to this proxy statement.

REASONS FOR PROPOSED REVERSE STOCK SPLIT

The purpose of the reverse stock split is to increase the share price of our common stock by reducing the number of issued and outstanding shares of our common stock. To continue the listing of our common stock on the NYSE, we must comply with the applicable NYSE continued listing standards, which requirements include, among others, an average closing price of a security of not less than $1.00 per share over a consecutive 30 trading-day period. As previously disclosed in a Current Report on Form 8-K filed with the SEC on March 15, 2023, we received notice by the NYSE that we are not in compliance with the continued listing standard set forth in Section 802.01C of the NYSE’s Listed Company Manual because the average closing price of our common stock was less than $1.00 per share over a consecutive 30 trading-day period.

Vapotherm, Inc. – 2023 Proxy Statement	32

Pursuant to Section 802.01C, we have until September 15, 2023, which is six months following our receipt of the non-compliance notice, to regain compliance with the minimum share price requirement. In order to regain compliance, on the last trading day of any calendar month during the cure period or on the last business day of the six-month cure period, our common stock must demonstrate (i) a closing price of at least $1.00 per share and (ii) an average closing share price of at least $1.00 per share over the 30 trading-day period ending on such date. If we are unable to regain compliance with the $1.00 minimum share price requirement within this period, the NYSE will initiate procedures to suspend and delist our common stock. Section 802.01C also provides for an exception to the six-month cure period if the action required to cure the minimum share price requirement requires stockholder approval, in which case, the action needs to be approved by no later than our next annual meeting of stockholders. The minimum share price requirement will be deemed cured if our common stock price promptly exceeds $1.00 per share, and the price remains above that level for at least the following 30 trading days.

The Board of Directors has considered the potential harm to us if we are not able to regain compliance with the minimum share price requirement of the NYSE continued listing standards, which would result in our common stock being delisted from the NYSE. Delisting would likely adversely affect the liquidity, trading volume and price of our common stock, potentially causing the value of an investment in our company to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital. The Board of Directors believes that if our share price fails to increase above the $1.00 minimum share price requirement based on our business performance, a reverse stock split is a potentially effective means for us to regain compliance with the minimum share price requirement of the NYSE continued listing requirements.

If our stockholders approve the reverse stock split and we have not cured the minimum share price requirement, we intend to implement the reverse stock split at least 30 days prior to September 15, 2023, which is the date by which we must regain compliance with the NYSE minimum share price requirement. Even if we have cured the minimum share price requirement, we still may effect the reverse stock split if stockholders approve this Proposal No. 2 and if the Board of Directors determines that effecting the reverse stock split would be in the best interests of our company and stockholders for the following reasons:

•

The reverse stock split could heighten the interest of the financial community in our company and potentially broaden the pool of investors that may consider investing, or be able to invest, in our company by increasing the trading price of our common stock and decreasing the number of issued and outstanding shares of our common stock.

•

The reverse stock split could help to attract institutional investors who have internal policies that either prohibit them from purchasing stocks below a certain minimum price or tend to discourage individual brokers from recommending such stocks to their customers.

•

The reverse stock split also may encourage investors who previously had been dissuaded from purchasing our common stock because commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks.

The decision of the Board of Directors as to whether and when to effect the reverse stock split will be based on a number of factors, including but not limited to the NYSE continued listing requirements, market conditions, and existing and expected trading prices for our common stock.

For the foregoing reasons, we are asking our stockholders to approve the reverse stock split amendment authorizing a reverse stock split and grant the Board of Directors the discretion to determine the exchange ratio of not less than 1-for-3 and not more than 1-for-8 and effect the reverse stock split at any time prior to our 2024 Annual Meeting of Stockholders.

Vapotherm, Inc. – 2023 Proxy Statement	33

IMPACT OF PROPOSED REVERSE STOCK SPLIT, IF IMPLEMENTED

If approved and implemented, the reverse stock split will be realized simultaneously and in the same ratio for all of our issued and outstanding shares of common stock and common stock equivalents. No fractional shares of common stock will be issued as a result of the reverse stock split. Instead, any stockholder who would have been entitled to receive a fractional share as a result of the reverse stock split will receive cash payments in lieu of such fractional shares in the manner set forth below under the heading “Treatment of Fractional Shares.” The reverse stock split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in Vapotherm (subject to the treatment of fractional shares). In addition, the reverse stock split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

Our authorized capital stock currently consists of 175,000,000 shares of common stock. The reverse stock split will result in a corresponding reduction in the number of authorized shares of our common stock by the selected reverse stock split ratio.

The table below sets forth, as of April 20, 2023, and for illustrative purposes only, certain effects of potential reverse stock split ratios of 1-for-3 and 1-for-8, including on our total issued and outstanding common stock and issued and outstanding common stock equivalents. The table does not account for fractional shares, which will be exchanged for cash in the manner set forth below under the heading “Treatment of Fractional Shares.”

	Common stock and equivalents issued and outstanding prior to reverse stock split		Common stock and equivalents assuming certain reverse stock split ratios		Percent of total issued and outstanding after reverse stock split
			1-for-3	1-for-8
Common stock issued and outstanding	46,195,094	59.1%	15,398,365	5,774,387	59.1%
Common stock underlying options	3,891,095	5.0%	1,297,032	486,387	5.0%
Common stock underlying RSUs	1,294,697	1.7%	431,566	161,837	1.7%
Common stock underlying PSUs	177,698	0.2%	59,233	22,212	0.2%
Common stock underlying warrants	26,540,151	34.0%	8,846,717	3,317,519	34.0%
Common stock underlying convertible debt	—	0.0%	—	—	0.0%

Total common stock and equivalents	78,098,735	100%	26,032,913	9,762,342	100%
Common stock available for future issuance	96,901,265		32,300,420	12,112,658

The principal effects of the reverse stock split will be as follows:

•

each stockholder will own fewer shares than they currently own, as each three to eight shares of common stock, inclusive, as determined in the sole discretion of the Board of Directors, owned by a stockholder, will be combined into one new share of common stock, with any stockholders entitled to receive fractional shares receiving cash payments in lieu of such fractional shares in the manner set forth below under the heading “Treatment of Fractional Shares”;

•	the number of shares of our common stock issued and outstanding will be reduced accordingly, as illustrated in the table above;

Vapotherm, Inc. – 2023 Proxy Statement	34

•

proportionate adjustments will be made to the per share exercise prices and/or the number of shares issuable upon exercise or conversion of outstanding options, warrants, restricted stock units, performance stock units, and any other convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of our common stock, which will result in approximately the same aggregate price being required to be paid for such securities upon exercise or conversion as had been payable immediately preceding the reverse stock split;

•	there will be a corresponding reduction in the number of our authorized shares of common stock by the selected reverse stock split ratio;

•	the number of shares reserved for issuance under the securities described immediately above and our equity-based compensation plans will be reduced proportionately; and

•	the voting rights, rights to dividends and distributions and other rights of our common stock will not be changed as a result of the reverse stock split.

RISKS ASSOCIATED WITH PROPOSED REVERSE STOCK SPLIT

Certain risks associated with the reverse stock split are as follows:

•

It is anticipated that the reduction in issued and outstanding shares of our common stock will result in an increase in the per share price of our common stock. However, there can be no assurance that the market price per share of our common stock after the reverse stock split will increase and remain in proportion to the reduction in the number of shares of our common stock issued and outstanding before the reverse stock split. Accordingly, the total market capitalization of our common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split. Similarly, there is no assurance that if the per share price of our common stock increases as a result of the reverse stock split, such increase in the per share price will be permanent, as the price will be dependent on several factors.

•

One of the purposes for the proposed reverse stock split is to comply with the minimum share price requirement of the NYSE continued listing requirements. However, there can be no assurance that the reverse stock split alone will guarantee the continued listing of our common stock on the NYSE. If we are unable to maintain the listing of our common stock on the NYSE, the trading volume, liquidity and price of our common stock may be negatively affected.

•

The reverse stock split could be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. It is often the case that the reverse-split adjusted stock price and market capitalization of companies that effect a reverse stock split decline. Should the per share price of our common stock decline after implementation of the reverse stock split, the percentage decline may be greater than would occur in the absence of the reverse stock split. The market price of our common stock will, however, also be based on performance and other factors, which are unrelated to the number of shares of our common stock issued and outstanding.

•

The anticipated resulting increase in per share price of our common stock due to the reverse stock split is expected to encourage greater interest in our common stock by brokers and investors and possibly promote greater liquidity for our stockholders. However, there is no assurance that such greater interest will occur. In addition, the liquidity of our shares could be adversely affected by the reduced number of shares of our common stock that would be issued and outstanding after the reverse stock split.

Vapotherm, Inc. – 2023 Proxy Statement	35

•

Since the reverse stock split will decrease the number of shares held by our stockholders, the reverse stock split may increase the number of stockholders who hold less than a “round lot,” or 100 shares. “Odd lots” of less than 100 shares may be more difficult to sell, and typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the reverse stock split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their shares.

Despite these risks, the Board of Directors believes that the reverse stock split is in the best interests of Vapotherm and our stockholders. However, the Board of Directors reserves its right to abandon the reverse stock split if it determines, in its sole discretion, that the reverse stock split is unnecessary or would no longer be in the best interests of Vapotherm and our stockholders.

TIMING AND EFFECT OF PROPOSED REVERSE STOCK SPLIT

The proposed reverse stock split would become effective as of the later of (i) the filing with the Secretary of State of the State of Delaware of the Certificate of Amendment or (ii) 12:01 a.m., Eastern time (the “Effective Time”) on the date specified in the Certificate of Amendment. Except as explained below with respect to fractional shares, at the Effective Time, shares of our common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of our stockholders, into one share of our common stock in accordance with the reverse stock split ratio of between 1-for-3 and 1-for-8, inclusive. The reverse stock split will result in a corresponding reduction in the number of authorized shares of our common stock by the selected reverse stock split ratio.

After the Effective Time, our common stock will have a new committee on uniform securities identification procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

After the Effective Time, we will continue to be subject to periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended. The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

BOARD DISCRETION TO IMPLEMENT REVERSE STOCK SPLIT

If our stockholders approve the reverse stock split and we have not cured the NYSE minimum share price requirement, the Board of Directors expects to select an appropriate exchange ratio and implement the reverse stock split no later than 30 days prior to September 15, 2023, which is the date by which we must regain compliance with the NYSE minimum share price requirement. Even if we have cured the minimum share price requirement, the Board of Directors still may decide to effect the reverse stock split if the Board of Directors determines that effecting the reverse stock split would be in the best interests of our company and stockholders. The decision of the Board of Directors as to whether and when to effect the reverse stock split will be based on a number of factors, including NYSE continued listing requirements, market conditions, and existing and expected trading prices for our common stock.

In determining which reverse stock split exchange ratio to implement, the Board of Directors may consider, among other things, various factors such as:

Vapotherm, Inc. – 2023 Proxy Statement	36

•

the minimum share price requirement of the NYSE continued listing requirements and whether the reverse stock split will result in a high enough price to comply with such minimum share price requirement;

•	the historical trading price and trading volume of our common stock;

•	the then prevailing trading price and trading volume of our common stock and the expected impact of the reverse stock split on the trading market for our common stock;

•	which reverse stock split exchange ratio would result in the least administrative cost to us; and

•	prevailing general market and economic conditions.

The Board of Directors reserves the authority to decide, in its sole discretion, to delay or abandon the reverse stock split after stockholder approval of the reverse stock split amendment and before the effectiveness of the reverse stock split if the Board of Directors determines that the reverse stock split is no longer in the best interests of Vapotherm and our stockholders.

TREATMENT OF FRACTIONAL SHARES

We will not issue fractional shares in connection with the reverse stock split. Stockholders who would otherwise hold fractional shares because the number of shares of common stock they hold before the reverse stock split is not evenly divisible by the split ratio ultimately determined by the Board of Directors will be entitled to receive a cash payment (without interest and subject to backup withholding and applicable withholding taxes) from our transfer agent in lieu of such fractional shares. The cash payment is subject to applicable U.S. federal and state income tax and state abandoned property laws. Stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is received.

After the reverse stock split, a stockholder will have no further interest in Vapotherm with respect to its fractional share interest, and persons otherwise entitled to a fractional share will not have any voting, dividend or other rights with respect thereto except the right to receive a cash payment as described above.

Stockholders should be aware that, under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the effective time of the reverse stock split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by Vapotherm or the transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, stockholders otherwise entitled to receive such funds, but who do not receive them due to, for example, their failure to timely comply with the transfer agent’s instructions, will have to seek to obtain such funds directly from the state to which they were paid.

EFFECT OF REVERSE STOCK SPLIT ON BENEFICIAL HOLDERS OF COMMON STOCK

Upon the reverse stock split, we intend to treat shares held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in “street name.” However, these banks, brokers or other nominees may have

Vapotherm, Inc. – 2023 Proxy Statement	37

different procedures than registered stockholders for processing the reverse stock split. If a stockholder holds shares of our common stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.

EFFECT OF REVERSE STOCK SPLIT ON REGISTERED “BOOK-ENTRY” HOLDERS OF COMMON STOCK

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-reverse stock split shares. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the reverse stock split.

EFFECT OF REVERSE STOCK SPLIT ON EQUITY AWARDS AND WARRANTS

If the reverse stock split is approved and implemented, all outstanding equity awards under our equity plans, all other outstanding equity awards and any common stock warrants or other instruments convertible into shares of common stock will be adjusted by the ratio selected by the Board of Directors and will be rounded down to the nearest whole share and a corresponding adjustment will be made to their exercise price, with the exercise price rounded up to the nearest whole cent. Additionally, the number of shares of our common stock authorized for issuance under all stock-based awards granted pursuant to our equity plans will also be adjusted by the reverse stock split ratio selected by the Board of Directors.

NO APPRAISAL RIGHTS

Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ or appraisal rights with respect to the reverse stock split, and we will not independently provide stockholders with any such rights.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Any discussion of tax matters set forth in this proxy statement was not intended or written to be used, and cannot be used by you, for the purpose of avoiding tax-related penalties under federal, state or local tax law. Stockholders should seek advice based on their particular circumstances from an independent tax advisor.

The following is a summary of material United States federal income tax consequences of the reverse stock split to holders of our common stock. Except where noted, this summary deals only with our common stock that is held as a capital asset for federal income tax purposes.

Vapotherm, Inc. – 2023 Proxy Statement	38

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below.

This summary does not address all aspects of United States federal income taxes that may be applicable to holders of common stock and does not deal with non-United States, state, local or other tax considerations that may be relevant to stockholders in light of their particular circumstances. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a dealer in securities or currencies; a financial institution; a regulated investment company; a real estate investment trust; an insurance company; a tax-exempt organization; a person holding shares as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle; a trader in securities that has elected the mark-to-market method of accounting for your securities; a person liable for alternative minimum tax; a person who owns or is deemed to own 10% or more of our voting stock; a person who acquired our common stock pursuant to the exercise of compensatory stock options or the vesting of restricted shares of common stock; a partnership or other pass-through entity for United States federal income tax purposes; a person whose “functional currency” is not the United States dollar; a United States expatriate; a “controlled foreign corporation”; or a “passive foreign investment company”).

We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this summary. No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the federal income tax consequences to stockholders as a result of the reverse stock split.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisors.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a U.S. person.

Tax Treatment of the Reverse Stock Split.    The Board of Directors intends for the reverse stock split to be treated as a “recapitalization” pursuant to section 368(a)(1)(E) of the Code for U.S. federal income tax purposes, although no assurances are provided in this regard. The remainder of this discussion assumes that the reverse stock split will qualify as a “recapitalization.”

Taxation of the Company.    The Company will not recognize gain or loss as a result of the reverse stock split.

Taxation of U.S. Holders.    A U.S. Holder generally should not recognize gain or loss as result of the reverse stock split, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the

Vapotherm, Inc. – 2023 Proxy Statement	39

reverse stock split should equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the reverse stock split. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares. If the shares of our common stock surrendered by a U.S. Holder pursuant to reverse stock split constitute capital assets in the hands of such U.S. Holder as of the Effective Time, then the shares of our common stock received by such U.S. Holder pursuant to the reverse stock split should also be capital assets in the hands of such U.S. Holder immediately after the Effective Time.

A U.S. Holder that receives cash in lieu of a fractional share of our common stock pursuant to the reverse stock split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss should be long-term capital gain or loss if the U.S. Holder’s holding period for the shares of our common stock surrendered exceeded one year at the Effective Time; otherwise, such capital gain or loss will be short-term capital gain or loss. U.S. Holders should consult their owns tax advisors regarding the tax treatment of their receipt of cash in lieu of a fractional share of our common stock pursuant to the reverse stock split.

A U.S. Holder may be subject to information reporting and backup withholding on cash received in lieu of a fractional share of our common stock pursuant to the reverse stock split. A U.S. Holder will be subject to backup withholding unless such U.S. Holder properly establishes an exemption or provides its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding their qualification for exemptions from backup withholding and the procedures for obtaining such exemptions.

The U.S. federal income tax discussion set forth above does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular holder of our common stock in light of such holder’s unique tax situation. Accordingly, we urge all holders of our common stock to consult with their own tax advisors with respect to all of the potential U.S. federal, state, local and foreign tax consequences to such holders from the reverse stock split.

BOARD RECOMMENDATION

The Board of Directors unanimously recommends that our stockholders vote “FOR” approval of the proposal to approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of common stock at a ratio of between 1-for-3 and 1-for-8, inclusive, which ratio will be selected at the sole discretion of the Board of Directors.

The Board of Directors Recommends a Vote FOR Proposal No. 2	☑

Vapotherm, Inc. – 2023 Proxy Statement	40

PROPOSAL NO. 3:

ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION

PROPOSED ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION

Our Board of Directors is providing our stockholders with an advisory vote on our executive compensation pursuant to the Dodd-Frank Wall Street Consumer Protection Act, or Dodd-Frank Act, and Section 14A of the Exchange Act. This advisory vote, commonly known as a say-on-pay vote, is a non-binding vote on the compensation paid to our named executive officers as set forth in the “Executive Compensation” section of this proxy statement, including in the accompanying compensation tables and the corresponding narrative discussion and footnotes. Approximately 83% of the votes cast were in favor of our say-on-pay proposal last year.

WHY YOU SHOULD VOTE IN FAVOR OF OUR SAY-ON-PAY VOTE

The “Compensation Discussion and Analysis” and “Executive Compensation” sections describe our executive compensation program and the executive compensation decisions made by our Compensation Committee for 2022 in more detail. Our executive compensation policies, plans and programs seek to enhance our financial performance, and thus stockholder value, by aligning the financial interests of our executives with those of our stockholders and by emphasizing pay-for-performance.

Our compensation practices include many best pay practices that support our executive compensation objectives and principles, and benefit our stockholders.

	What we do		What we don’t do
✓	Maintain a competitive compensation package	×	No guaranteed salary increases

✓	Structure our executive officer compensation so that a significant portion of pay is at risk	×	No repricing of stock options

✓	Emphasize long-term performance in our equity-based incentive awards	×	No short sales or derivative transactions in Vapotherm stock, including hedges

✓	Use a mix of performance measures and caps on payouts	×	No pledging of Vapotherm securities

✓	Require three to four year vesting periods on most equity awards	×	No dividends on unvested awards

✓	Require a double-trigger for equity acceleration upon a change of control	×	No excise or other tax gross-ups

✓	Maintain stock ownership guidelines	×	No discretionary bonuses

✓	Hold an annual say-on-pay vote	×	No excessive perquisites

We encourage our stockholders to read the “Compensation Discussion and Analysis,” which describes in detail our executive compensation program and the executive compensation decisions made by the Compensation

Vapotherm, Inc. – 2023 Proxy Statement	41

Committee for 2022, as well as the accompanying executive compensation tables and narratives in the “Executive Compensation” section that provide detailed information on the compensation of our named executive officers.

We believe our executive compensation program is competitive, focused on pay for performance, and strongly aligned with the long-term interests of our stockholders. The Compensation Committee believes that executive compensation for 2022 was reasonable, appropriate, and justified by the performance of the Company and the result of a carefully considered approach.

PROPOSED RESOLUTION

The Board of Directors unanimously recommends that our stockholders vote in favor of the say-on-pay vote as set forth in the following resolution:

RESOLVED, that our stockholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including in the “Compensation Discussion and Analysis,” the accompanying compensation tables and the corresponding narrative discussion and footnotes in the “Executive Compensation” section, and any related material disclosed in this proxy statement.

Stockholders are not ultimately voting to approve or disapprove the recommendation of our Board. As this is an advisory vote, the outcome of the vote is not binding on us with respect to future executive compensation decisions, including those relating to our named executive officers, or otherwise. Our Compensation Committee and our Board expect to take into account the outcome of the vote when considering future executive compensation decisions.

NEXT SAY-ON-PAY VOTE

Consistent with the results of the advisory vote on the frequency of the say-on-pay vote held at the 2021 annual meeting of stockholders, the Board determined that we will conduct a say-on-pay vote on an annual basis. Accordingly, the next say-on-pay vote will occur at our 2024 annual meeting of stockholders.

BOARD RECOMMENDATION

The Board of Directors unanimously recommends that our stockholders vote “FOR” approval, on an advisory basis, of our executive compensation, or say-on-pay vote.

The Board of Directors Recommends a Vote FOR Proposal No. 3	☑

Vapotherm, Inc. – 2023 Proxy Statement	42

PROPOSAL NO. 4:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In accordance with its charter, the Audit Committee of our Board has selected the firm of Grant Thornton LLP to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, and our Board is asking stockholders (on a non-binding advisory basis) to ratify that appointment. We are not required to have the stockholders ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm. We nonetheless are doing so because we believe it is a matter of good corporate practice. If the stockholders do not ratify the appointment, the Audit Committee will reconsider the retention of Grant Thornton LLP, but ultimately may decide to retain Grant Thornton LLP as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time if it determines that such a change would be in the best interests of the Company and our stockholders.

Before selecting Grant Thornton LLP, the Audit Committee carefully considered that firm’s qualifications as an independent registered public accounting firm for the Company. This included a review of its performance in prior years, including the firm’s efficiency, integrity and competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with Grant Thornton LLP in all of these respects. The Company has been advised by Grant Thornton LLP that neither it nor any of its associates has any direct or material indirect financial interest in the Company.

Grant Thornton LLP served as the independent registered public accounting firm for the Company with respect to the audits of the Company’s consolidated financial statements for 2022 and has been engaged by the Audit Committee to serve as independent registered public accounting firm for the Company with respect to the audits of the Company’s consolidated financial statements for 2023. Representatives of Grant Thornton LLP will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

AUDIT, AUDIT-RELATED, TAX, AND OTHER FEES

Audit and other fees billed to us by Grant Thornton LLP for the years ended December 31, 2022 and 2021 are as follows:

Type of fees	2022	2021
Audit Fees	$819,955	$656,154

Audit-Related Fees	0	0

Tax Fees	0	0

All Other Fees	0	0

Total Fees	$819,955	$656,154

In the above table, in accordance with the definitions of the SEC, “Audit Fees” consist of fees billed for professional services performed by Grant Thornton LLP for the audit of our annual financial statements, the review of interim financial statements, and related services that are normally provided in connection with

Vapotherm, Inc. – 2023 Proxy Statement	43

registration statements, as well as fees for the audit of the effectiveness of our internal control over financial reporting. Audit fees for 2022 include fees for professional services rendered in connection with our registration statement on Form S-8, the audit of our 2022 financial statements, review of our quarterly financial statements and a comfort letter for our at-the-market arrangement. Audit fees for 2021 include fees for professional services rendered in connection with our registration statement on Form S-8, the audit of our 2021 financial statements, review of our quarterly financial statements and a comfort letter for our at-the-market arrangement.

“Audit-Related Fees” consist of fees billed by an independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements. There were no such fees incurred during 2022 or 2021.

“Tax Fees” may consist of fees for professional services, including tax consulting and compliance performed by an independent registered public accounting firm. There were no such fees incurred in 2022 or 2021.

“All Other Fees” may consist of fees related to online research software. There were no such fees incurred in 2022 or 2021.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee (or a member of the Audit Committee acting under authority delegated to him or her by the Audit Committee) approves all services proposed to be performed for the Company or any of our subsidiaries by any independent registered public accounting firm that performs (or proposes to perform) audit, review or attest services for the Company or our subsidiaries. The Audit Committee (or a member of the Audit Committee acting under authority delegated to him or her by the Audit Committee) approved all of the services of Grant Thornton LLP that were covered by the fees described above.

AUDIT COMMITTEE REPORT

The Audit Committee reviewed our audited consolidated financial statements for the year ended December 31, 2022 and discussed these statements with management and Grant Thornton LLP, our independent registered public accounting firm. Our management is responsible for the preparation of our consolidated financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Grant Thornton LLP is responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, discussing their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. Grant Thornton LLP is also responsible for expressing an opinion on the effectiveness of our internal control over financial reporting. The Audit Committee is responsible for providing independent, objective oversight of our accounting functions and internal controls.

The Audit Committee also received from, and discussed with, Grant Thornton LLP all communications required under the standards of the Public Company Accounting Oversight Board, or the PCAOB, and the Securities and Exchange Commission including the matters required to be discussed by Grant Thornton LLP with the Audit Committee.

Grant Thornton LLP also provided the Audit Committee with the written disclosures and the letter required under the PCAOB, which requires that independent registered public accounting firms annually disclose

Vapotherm, Inc. – 2023 Proxy Statement	44

in writing all relationships that in their professional opinion may reasonably be thought to bear on independence, to confirm their perceived independence and engage in a discussion of independence. The Audit Committee reviewed this disclosure and discussed with Grant Thornton LLP their independence from Vapotherm.

Based on its discussions with management and our independent registered public accounting firm, and its review of the representations and information provided by management and our independent registered public accounting firm, the Audit Committee recommended to our Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Lance Berry, Chair

Mary Beth Moynihan

Elizabeth Weatherman

BOARD RECOMMENDATION

The Board of Directors unanimously recommends that our stockholders vote “FOR” ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

The Board of Directors Recommends a Vote FOR Proposal No. 4	☑

Vapotherm, Inc. – 2023 Proxy Statement	45

PROPOSAL NO. 5:

APPROVAL OF ONE OR MORE ADJOURNMENTS OF THE ANNUAL MEETING TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF PROPOSAL NO. 2

BACKGROUND

In connection with Proposal No. 2, which seeks approval of an amendment to our Certificate of Incorporation to effect a reverse stock split, our stockholders are also being asked to approve one or more adjournments of the annual meeting, if necessary or appropriate, to solicit additional proxies in favor of Proposal No. 2 if there are insufficient votes at the time of such adjournment to approve Proposal No. 2.

If our stockholders approve this proposal, we could adjourn the annual meeting and any reconvened session of the annual meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against approval of Proposal No. 2. In addition, the Board of Directors could postpone the annual meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons.

If the annual meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their exercise at the adjourned meeting.

The Board of Directors believes that it is in the best interests of Vapotherm and our stockholders to be able to adjourn the annual meeting to a later date or dates if necessary or appropriate for the purpose of soliciting additional proxies in respect of the approval of Proposal No. 2 if there are insufficient votes to approve such proposal at the time of the annual meeting.

BOARD RECOMMENDATION

The Board of Directors unanimously recommends that our stockholders vote “FOR” the approval of one or more adjournments of the annual meeting, if necessary or appropriate, to solicit additional proxies in favor of Proposal No. 2 if there are not sufficient votes at the annual meeting to approve Proposal No. 2.

The Board of Directors Recommends a Vote FOR Proposal No. 5	☑

Vapotherm, Inc. – 2023 Proxy Statement	46

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

This Compensation Discussion and Analysis, or CD&A, addresses the principles underlying our policies and decisions with respect to the compensation of our executive officers who are named in the “Summary Compensation Table” and material factors relevant to these policies and decisions. This CD&A should be read together with the related tables and disclosures that follow.

Our named executive officers, who we refer to as our “NEOs,” for the year ended December 31, 2022 are set forth below. We sometimes refer to our President and Chief Executive Officer as our “CEO,” our Senior Vice President and Chief Financial Officer as our “CFO,” our Senior Vice President and Chief Technology Officer as our “CTO” and our Senior Vice President and Chief Commercial Officer as our “CCO.”

Named executive officer	Title
Joseph Army	President and Chief Executive Officer

John Landry	Senior Vice President and Chief Financial Officer

Brian Lawrence	Senior Vice President and Chief Technology Officer

Gregoire Ramade	Senior Vice President and Chief Commercial Officer

EXECUTIVE SUMMARY

Who We Are

We are a global medical technology company primarily focused on the care of patients of all ages suffering from respiratory distress, whether associated with complex lung diseases such as chronic obstructive pulmonary disease (COPD), congestive heart failure, pneumonia, asthma and COVID-19 or other systemic conditions.

Our mission is to improve the lives of patients suffering from complex lung disease and other forms of respiratory distress while reducing the cost of their care through integrated device and digital solutions. Our device solutions are focused on High Velocity Nasal Insufflation (High Velocity Therapy), which delivers non-invasive ventilatory support to patients by providing heated, humidified, oxygenated air at high velocities through a small-bore nasal interface, and on closed loop control systems such as our Oxygen Assist Module, designed to automatically maintain a patient’s pulse oxygen saturation levels within a specified range for a defined period of time. Our digital solutions are focused on remote patient monitoring, using proprietary algorithms to predict impending respiratory episodes before they occur and coordinate timely intervention, obviating the need for costly hospital admissions and minimizing patient distress. Although we recently decided to exit our standalone remote patient monitoring business, we are using the underlying technology to develop digital capabilities for our devices. While these device and digital solutions function independently, we believe leveraging the two together can create a unique healthcare ecosystem, focused on delivering high quality, efficient respiratory care in a variety of settings.

High Velocity Therapy is an advanced form of high flow therapy that is differentiated due to its ability to deliver breathing gases, including oxygen, at a high velocity, for the treatment of spontaneously breathing patients suffering from respiratory distress, including Type 1 hypoxic respiratory distress, like that experienced

Vapotherm, Inc. – 2023 Proxy Statement	47

by patients with pneumonia or COVID-19, or Type 2 hypercapnic respiratory distress, like that experienced by patients with COPD. Our HVT 2.0 and Precision Flow systems (together, High Velocity Therapy systems), which use High Velocity Therapy technology, are clinically validated alternatives to, and address many limitations of, the current standard of care for the treatment of respiratory distress in a hospital setting. Our next generation High Velocity Therapy system, known as HVT 2.0, received initial 510(k) clearance from the FDA in 2021, transitioned to full market release in August 2022, and received clearance for expanded respiratory distress indications in December 2022. The HVT 2.0 platform is cleared for therapy in multiple settings of care, including the home. As of December 31, 2022, more than 3.8 million patients have been treated with our High Velocity Therapy systems, and we have a global installed base of over 36,700 units, an increase of 4.4% compared to December 31, 2021.

2022 Business Highlights

2022 was a year of transition as we repositioned our business given the significant decrease in COVID-related hospitalizations as compared to 2020 and 2021. Highlights of our achievements for 2022 are below.

FINANCIAL

$66.8 million	Net Revenue Achieved net revenue of $66.8 million.
$46.4 million	Disposables Revenue Achieved disposables revenue of $46.4 million, representing 69.4% of our total net revenue.
$23.0 million	February 2023 Equity Raise We recently completed a $23.0 million equity raise, which strengthened our balance sheet by supplementing our $15.7 million of cash on hand as of December 31, 2022.

OPERATIONAL

36,700 units	Worldwide Installed Base We grew our worldwide installed base of High Velocity Therapy systems to 36,700.
✓

Launched Next Generation High Velocity Therapy Platform, HVT 2.0

Our HVT 2.0 system received initial 510(k) clearance from the Food and Drug Administration in 2021, transitioned to full market release in August 2022, and received clearance for expanded respiratory distress indications in December 2022. The HVT 2.0 platform is cleared for therapy in multiple settings of care, including the home.

STRATEGIC

✓

Implemented “Path to Profitability” Initiative

In connection with the release of our first quarter 2022 financial results, we announced our long-term “path to profitability” goals, which include: (1) drive 20% revenue growth; (2) improve our gross margins to 60%+; (3) normalize our cost structure; and (4) improve our financial flexibility. We made progress on each one of these goals during 2022.

Vapotherm, Inc. – 2023 Proxy Statement	48

✓

Relocated Manufacturing Operations to Mexico

During 2022, we immediately began delivering on key “path to profitability” milestones, including entering into a lease agreement for our new manufacturing facility in Tijuana, Mexico, completing construction of leasehold improvements, and relocating our manufacturing operations from New Hampshire to Mexico. Our manufacturing facility in Mexico is now fully operational.

✓

Established a Technology Center in Singapore

We established a Technology Center in Singapore during 2022 to bring most research and development projects in-house to help reduce the cost of external design firms and to access local government grant funding.

2022 Compensation Actions and Outcomes

Compensation actions and incentive plan outcomes for 2022 are summarized below:

Pay element	2022 actions
Base Salary

•  Our CEO, CFO and CCO received base salary increases of 6.4%, 5.7% and 6.2%, respectively, to bring their target annual cash compensation closer to our target positioning of the 50th percentile of our peer group. Since our CTO joined Vapotherm in December 2021, his 2022 base salary remained the same.

Short-Term Incentives -- Annual Bonus and Commissions

•  The threshold, target and maximum annual bonus opportunities for 2022 remained the same as in 2021 for all of our NEOs.

•  Our CEO participated in his own corporate bonus plan for 2022 that was based on performance metrics of revenue (65%) and gross margin (35%). In addition, as a minimum trigger for any 2022 bonus payout for our CEO, all minimum performance goals for the corporate bonus plan for our CFO and CTO were required to be met. Since neither the revenue nor the gross margin threshold goal was achieved, our CEO received a zero bonus payout for 2022.

Metric	Threshold	Target	Actual
Revenue	$81.0 mil.	$92.5 mil.	$ 66.8 mil.
Gross margin*	34.0%	48.0%	26.0%
*Excludes the impact of Vapotherm Access.

•  Our CFO and CTO participated in a corporate bonus plan that was based on three equally weighted performance goals tied to our “path to profitability” initiative, with the opportunity for an “overperformance” payout up to a maximum payout of 150% of target if all three performance goals were achieved and revenue was $106.1 million or more and gross margin was at least 49.1%. The Compensation Committee determined that the second and third goals were achieved and the first goal was substantially achieved, resulting in a 90% of target payout for our CFO and CTO.

1.  Full market release of HVT 2.0 by July 29, 2022, with less than 2% design or production related failures by December 31, 2022.

2.  Fully validate at least 1 line of each product or component being transferred to Mexico by December 31, 2022.

Vapotherm, Inc. – 2023 Proxy Statement	49

3.  Achieve fourth quarter 2022 cash operating expenses and capital expenditures of less than $21.0 million.

•  Our CCO participates in an individual commission plan and is not eligible to participate in our corporate bonus plan. His 2022 plan paid quarterly commissions, and if necessary an annual catch-up commission, based on pre-established quarterly and annual financial goals, which for 2022 were based on revenue and disposable average selling price (ASP). Since actual revenue and disposable ASP performance exceeded target, our CCO received quarterly and annual commissions of €159,743, representing an 89% of target payout.

Performance measure	Weighting	Quarterly target payout	Annual target payout	Actual payout
Revenue	80%	€27,927	€111,709
Disposable ASP	20%	€7,529	€30,114
Total	100%	€39,936	€141,823	€159,743

Pay element	2022 actions
Long-Term Incentives - Equity Grants

•  For 2022, 100% of the long-term incentive for our CEO was in the form of three-year PSUs, which will vest based on, and subject to, achievement by the Company of certain revenue targets for the year ending December 31, 2024.

•  The long-term incentives for our other NEOs consisted of a mix of time-based restricted stock units (RSUs) and time-based stock options.

•  The RSUs vest in three nearly equal annual installments over three years.

•  The stock options vest over four years, with 25% of the underlying shares vesting on the first anniversary of the grant date, and the remainder vesting in nearly equal monthly installments thereafter over the next three years.

•  For retention purposes, in May 2022, each of our NEOs, other than our CEO, received his 2023 annual equity grants in the form of 100% stock options, which vest assuming a January 1, 2023 grant date, with 25% of the underlying shares vesting on January 1, 2024, and the remainder vesting in nearly equal monthly installments thereafter over the next three years.

•  In addition, for retention purposes, in November 2022, all of our NEOs, other than our CEO, received 40,000 RSUs, which vest in three nearly equal annual installments over three years.

•  More recently, all of our NEOs, other than our CEO who did not receive a merit increase, received shares of our common stock in lieu of their 2023 base salary merit increases.

Other Compensation Related Actions

•  Approximately 83% of votes cast at our 2022 annual meeting of stockholders were in favor of our annual say-on-pay vote.

•  In April 2022, we entered into separation pay agreements to standardize officer severance protections, align with prevailing market practice and help attract and retain top talent. These agreements replaced existing severance protections for our CEO and CFO.

Vapotherm, Inc. – 2023 Proxy Statement	50

COMPENSATION PHILOSOPHY

Our compensation programs are designed to attract and retain the Very Best People in the Medical Technology Industry. In order to retain Top Talent, the Compensation Committee is committed to promoting a performance-based culture through our compensation plans and approaches. Compensation plans are designed to incentivize all team members to successfully deliver on short-term goals and long-term strategy, all related to revenue growth and profitability. While we use compensation programs to drive performance and align with stockholder value, we are careful to ensure goals are achievable so as to drive compliant behavior.

SAY-ON-PAY VOTE

At our 2022 annual meeting of stockholders, our stockholders had the opportunity to vote on an advisory say-on-pay proposal. Approximately 83% of the votes cast were in favor of our say-on-pay proposal. We believe these favorable results affirmed stockholder support of our approach to executive compensation.

OUR ENGAGEMENT AND RESPONSIVENESS

We regularly seek stockholder input on our executive compensation program and then incorporate that feedback to further enhance the program. Some of the compensation related actions we have taken in response to stockholder feedback are described below.

What we heard	What we did
Align the interests of our directors and executive officers with those of stockholders.

We adopted stock ownership guidelines in 2021 to align the interests of directors and executives to those of our stockholders.

We also have an anti-hedging/anti-pledging policy.

Our CEO, Joseph Army, beneficially owns 5.8% of our outstanding common stock as of March 31, 2023.

Emphasize long-term incentives and performance-based compensation elements.

87% of our CEO target compensation and 72% of our other NEO target compensation for 2022 was performance-based compensation.

Our 2022 long-term incentive program for our CEO consisted of 100% PSUs which will vest based on, and subject to, achievement by the Company of certain revenue targets for the year ending December 31, 2024. We plan to consider granting PSUs to our other executives in future years.

Increase disclosure on executive compensation, including performance goals, long-term incentives and stock ownership.

We have increased and improved our executive compensation disclosure, with an eye towards transparency and readability, and our Compensation Discussion and Analysis section reflects these increased disclosures.

Vapotherm, Inc. – 2023 Proxy Statement	51

COMPENSATION HIGHLIGHTS AND BEST PRACTICES

Our compensation practices include many best pay practices that support our executive compensation objectives and principles, and benefit our stockholders.

What we do		What we don’t do
✓	Maintain a competitive compensation package	×	No guaranteed salary increases

✓	Structure our executive officer compensation so that a significant portion of pay is at risk	×	No repricing of stock options

✓	Emphasize long-term performance in our equity-based incentive awards	×	No short sales or derivative transactions in Vapotherm stock, including hedges

✓	Use a mix of performance measures and caps on payouts	×	No pledging of Vapotherm securities

✓	Require three to four year vesting periods on most equity awards	×	No dividends on unvested awards

✓	Require a double-trigger for equity acceleration upon a change of control	×	No excise or other tax gross-ups

✓	Maintain stock ownership guidelines	×	No discretionary bonuses

✓	Hold an annual say-on-pay vote	×	No excessive perquisites

NEO STOCK OWNERSHIP GUIDELINES

In December 2021, we established stock ownership guidelines that are intended to further align the interests of our executives with those of our stockholders. A stock ownership target for each of our executives has been set at that number of shares of our common stock with a value equal to a multiple of the executive’s annual base salary.

All of our NEOs, except for Mr. Ramade, were in compliance with our stock ownership guidelines as of December 31, 2022.

Named executive officer	Target stock ownership as a multiple of base salary	In compliance?
Joseph Army	3x	Yes
John Landry	1x	Yes
Brian Lawrence	1x	Yes
Gregoire Ramade	1x	No

While Mr. Ramade is not currently in compliance with our stock ownership guidelines, he is afforded a reasonable amount of time to comply.

Vapotherm, Inc. – 2023 Proxy Statement	52

ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

During 2022, our executive compensation program consisted of several key elements, which are described in the table below along with the key characteristics of, and the purpose for, each element and key 2022 changes.

Element	Key characteristics	Purpose	Key 2022 changes
Base salary (Fixed, cash)	A fixed amount, paid in cash periodically throughout the year and reviewed annually and, if appropriate, adjusted.	Reflects the executive’s skill set, experience, role and responsibilities.

Our CEO, CFO and CCO received base salary increases of 6.4%, 5.7% and 6.2%, respectively, to bring their target annual cash compensation closer to our target positioning of the 50th percentile of our peer group. Since our CTO joined Vapotherm in December 2021, his 2022 base salary remained the same.

Short-term incentives (Variable, cash)	A variable, short-term element of compensation based on achievement of key pre-established annual or quarterly goals.	Motivates and rewards our executives for achievement of financial goals intended to achieve our annual business plan objectives.

No changes to the target bonus percentages. Our CEO was subject to a corporate bonus plan based on revenue and gross margin; whereas, our CFO and CTO were subject to a corporate bonus plan based on the achievement of three equally weighted performance goals tied to our “path to profitability” initiative.

Vapotherm, Inc. – 2023 Proxy Statement	53

Element	Key characteristics	Purpose	Key 2022 changes
Long-term incentives (Variable, stock option, restricted stock unit and performance stock unit awards)	A variable, long-term element of compensation that is provided in the form of time-vested RSU awards and time-vested stock option awards, and more recently, for our CEO, performance stock units.	Aligns the interests of our executives with our stockholders; encourages our executives to focus on long-term company financial performance; promotes retention of our executives; and encourages significant ownership of our common stock.

For 2022, 100% of the long-term incentives for our CEO were in the form of performance stock units. Our other NEOs received a mix of 50% time-based restricted stock units and 50% time-based stock options.

For retention purposes, in May 2022, each of our NEOs, other than our CEO, received his 2023 annual equity grants in the form of 100% stock options, which vest assuming a January 1, 2023 grant date, with 25% of the underlying shares vesting on January 1, 2024, and the remainder vesting in nearly equal monthly installments thereafter over the next three years.

In addition, for retention purposes, in November 2022, all of our NEOs, other than our CEO, received 40,000 RSUs, which vest in three nearly equal annual installments over three years.

More recently, all of our NEOs, other than our CEO who did not receive a merit increase, received shares of our common stock in lieu of their 2023 base salary merit increases.

Perquisites and personal benefits	We provide very few perquisites, comprised only of a mobile tech allowance for our CFO and car/housing allowance and home office reimbursement for our CCO.	Supports our executives in effectively contributing to our company success.	No changes.
Retirement benefits

Includes a defined contribution retirement plan with a discretionary Company match for U.S. executives. No other pension arrangements, post-retirement health coverage or nonqualified defined contribution or other deferred compensation plans.

		Provides an opportunity for employees to save and prepare financially for retirement.	No changes, except an increase in the maximum 401(k) company contribution from $2,000 to $3,000 per participant.

Vapotherm, Inc. – 2023 Proxy Statement	54

Element	Key characteristics	Purpose	Key 2022 changes
Change in control and severance benefits	Customary “double-trigger” change in control and severance benefits under our equity plan and separation pay agreements.	Attracts key executive talent and encourages continuity, stability and retention when considering the potentially disruptive impact of an actual or potential corporate transaction.	In April 2022, we entered into separation pay agreements with our NEOs to standardize officer severance protections, align with prevailing market practice and help attract and retain top talent.

We describe each key element of our executive compensation program in more detail in the following pages, along with the compensation decisions made in 2022.

USE OF PEER GROUP AND OTHER MARKET DATA AND TARGET MARKET POSITIONING

Peer Group

To help determine appropriate levels of compensation for elements of our executive compensation program, the Compensation Committee reviews the compensation levels of our NEOs and other executives against the compensation levels of comparable positions with companies similar to us in terms of industry, revenues, market capitalization and headcount, as well as broad survey data, such as the Radford Global Life Sciences Survey. The elements of our executive compensation program to which the Compensation Committee “benchmarks” or uses to base or justify a compensation decision or to structure a framework for compensating executives include base salary, short-term cash incentive opportunity, and long-term equity incentives. With respect to other elements of our executive compensation program, such as perquisites, severance, and change in control arrangements, the Compensation Committee benchmarks these elements on a periodic or as needed basis and in some cases uses peer group or market data more as a “market check” before or after determining the compensation on some other basis. The Compensation Committee believes that compensation paid by our peer group companies is generally more representative of the compensation required to attract, retain, and motivate our executive talent than broader survey data and that compensation paid by our peer companies that are in the same industry, with similar headcounts, and with revenues and market capitalizations in a range similar to ours, generally provides more relevant comparisons.

In July 2020, Radford, which is part of the Rewards Solution practice at Aon plc, worked with the Compensation Committee to identify a peer group of 19 companies. Companies in this peer group are public companies in the medical device industry, with headcounts similar to ours and that had annual revenues and a market capitalization generally within a range of our then projected 2020 annual revenues, headcount and actual market capitalization. The peer group included the following companies:

Antares Pharma, Inc.	Glaukos Corp.	OrthoPediatrics Corp.	STAAR Surgical Company

AtriCure, Inc.	Inspire Medical Systems, Inc.	Quanterix Corp.	Surmodics Inc.

Atrion Corp.	Intersect ENT, Inc.	ShockWave Medical, Inc.	Tactile Systems Technology Inc.

Axonics, Inc.	iRhythm Technologies, Inc.	SI-BONE, Inc.	TransMedics Group, Inc.

Fluidigm Corp.	LeMaitre Vascular Inc.	Silk Road Medical Inc.

Vapotherm, Inc. – 2023 Proxy Statement	55

The table below sets forth certain revenue and other information as of July 17, 2020 that Radford used to compile the peer group that the Compensation Committee used in connection with its recommendations and decisions regarding executive compensation for 2022.

	Last fiscal year number of employees (#)	Trailing 12- month revenue (in millions) ($)	One-year revenue growth (%)	Market capitalization (in millions) ($)
25th percentile	244	$69.3	11%	$502.8
50th percentile	369	102.3	24%	850.4
75th percentile	583	154.9	60%	1,636.1
Vapotherm’s percentile rank	48%	44%	92%	53%

To save costs, the Compensation Committee has not asked Radford to update the peer group since 2020.

In reviewing benchmarking data, the Compensation Committee recognizes that benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to aspects of our business and objectives that may be unique to us. Nevertheless, the Compensation Committee believes that gathering this information is an important part of its compensation-related decision-making process. However, where a sufficient basis for comparison does not exist between the peer group data and an executive, the Compensation Committee gives less weight to the peer group data. For example, relative compensation benchmarking analysis does not consider individual specific performance or experience or other case-by-case factors that may be relevant in hiring or retaining a particular executive.

Target Market Positioning

In general, we target total cash compensation and other executive compensation levels to be within a reasonable range of the 50th percentile of our peer group. However, the specific competitiveness of any individual executive’s pay will be determined considering factors like the executive’s experience, skills and capabilities, contributions as a member of the executive management team, and contributions to our overall performance. The Compensation Committee also will consider the sufficiency of total compensation potential and the structure of pay plans to ensure the hiring or retention of an executive when considering the compensation potential that may be available elsewhere. We believe this market positioning is important to attract and retain the best executive talent to achieve our business strategies and objectives.

Vapotherm, Inc. – 2023 Proxy Statement	56

PAY FOR PERFORMANCE AND PAY MIX

We seek to motivate management to achieve improved financial performance of our Company through annual bonus and commission plans that reward higher performance with increased payouts and hold management accountable for financial performance that falls below targeted levels by paying reduced or no incentive payouts. Accordingly, in general, our executive compensation program emphasizes variable, at-risk, pay elements as a significant portion of each NEO’s total compensation package.

The breakdown of variable, at-risk, pay (broken out between target annual short-term incentives and actual long-term incentives) compared to fixed pay (i.e., base salary) for our CEO and our other NEOs is presented in the pie charts below. Note that the actual average long-term incentive for 2022 as a percent of total pay for our other NEOs is higher than in prior years since 2022 long-term incentives includes annual equity grants for 2022 and 2023 since, as explained in more detail below, the 2023 long-term incentive grants were accelerated to 2022.

2022 CEO Pay Mix	2022 Other NEOs Pay Mix

NAMED EXECUTIVE OFFICER COMPENSATION

Base Salary

Purpose: Base salary is designed to compensate our NEOs at a fixed level of compensation that provides some financial certainty and security for our NEOs, and also serves as a retention tool throughout the executive’s career.

Competitive Positioning: In setting base salaries, the Compensation Committee considers many factors, including each executive’s roles and responsibilities, unique skills, future potential with our Company, salary levels for similar positions in our market, and internal pay equity.

Vapotherm, Inc. – 2023 Proxy Statement	57

Our goal is to target the market 50th percentile for total cash compensation, which includes base salary and target annual bonus or commission opportunity. We review each executive’s base salary each year, as well as in connection with any promotion, to determine whether base salary should be adjusted. Along with an executive’s individual performance, we consider movement of salary in the market and our financial results from the prior year, to determine appropriate salary adjustments. In comparing Mr. Ramade’s base salary to our target positioning, the Compensation Committee includes an annual customary €7,200 “inconvenience allowance” related to a home office that Mr. Ramade receives each year as required under his French employment agreement, resulting in an adjusted base salary of €327,615. Annual adjustments to base salaries occur on January 1st of each year.

2022 Base Salaries: The Compensation Committee reviewed base salaries at the end of 2021 and determined to increase the base salaries of all of our executives effective as of January 1, 2022 to bring their total cash compensation closer to our target positioning.

The table below sets forth each NEO’s 2021 and 2022 base salary and the percentage increase.

Named executive officer	2021 base salary		2022 base salary		Change (%)
Joseph Army	$537,500		$572,000		6.4%
John Landry	$384,267		$406,000		5.7%
Brian Lawrence	$415,655		$415,655		0.0%
Gregoire Ramade(1)	€301,871	(2)	€320,415	(2)	6.2%

(1)

Mr. Ramade’s base salary is approved and paid in Euros. His base salary, converted to U.S. dollars, was $356,208 for 2021 and $336,436 for 2022, using the average foreign currency exchange rates of 1.18 for 1.00 Euro for 2021 and 1.05 U.S. dollars for 1.00 Euro for 2022.

(2)	Mr. Ramade’s adjusted base salary, including the annual €7,200 “inconvenience allowance” referred to above, was €309,071 for 2021 and €327,615 for 2022.

Short-Term Incentive – Annual Bonus/Commission Plans

Purpose: Our short-term incentive, or STI, program, consisting of an annual corporate bonus plan for our CEO, CFO and CTO and a quarterly and annual commission plan for our CCO, is designed to reward our executives for the achievement of pre-established short-term financial goals. Our STI program is designed to provide our executives a variable level of compensation based on Vapotherm’s financial and operating performance.

Competitive Positioning: Our strategy is to target the market 50th percentile for short-term incentives for performance that meets expected levels and to target total cash compensation (base salary plus target STI) at the market 50th percentile, with potential to exceed the market 50th percentile for above target performance. We have established a range of possible payouts under our STI plans so that our competitive position could be above or below our stated strategy based on performance outcomes, although corporate annual bonus plan payouts for our CEO, CFO and CTO and annual commission payouts for our CCO are capped at 150% of target.

Vapotherm, Inc. – 2023 Proxy Statement	58

2022 Corporate Bonus Plan: For 2022, our CEO, CFO and CTO participated in our corporate bonus plan, which is governed under the Vapotherm, Inc. 2018 Cash Incentive Plan, and were eligible to receive an annual target bonus based on a specified percentage of their annual base salary, with a maximum payout at 150% of target.

Named executive officer	Target	Maximum
Joseph Army	100% of base salary	150% of target
John Landry	50% of base salary	150% of target
Brian Lawrence	45% of base salary	150% of target

The 2022 target bonus percentage for our CEO, CFO and CTO did not change from last year.

We had two different corporate bonus plans for 2022. Our CEO corporate bonus plan was based on performance metrics of revenue (65%) and gross margin (35%). The threshold and target goals for each performance measure for 2022 and actual 2022 performance as compared to these goals are set forth below.

Performance measure	Weighting	Threshold goal	Target goal	Actual
Revenue	66%	$81.0 mil.	$92.5 mil.	$66.8 mil.
Gross margin*	35%	34.0%	48.0%	26.0%

* Excludes the impact of Vapotherm Access.

The two corporate performance measures that applied for the CEO 2022 corporate bonus plan of revenue and gross margin were the same corporate performance measures from last year. These two performance measures were selected for the CEO 2022 corporate bonus plan because they were determined to continue to be the two most important indicators of our CEO’s performance for 2022 as evaluated by management and analysts. The weightings between the two performance measures were also substantially the same as last year, with a focus primarily on revenue, but an emphasis also on gross margin, as the Company works towards its profitability goals.

The Compensation Committee determined to exclude the impact of our Vapotherm Access business in evaluating the achievement of the gross margin performance measure since that business has a different gross margin profile than our legacy High Velocity Therapy product business.

The percentage of the target bonus to be earned under the CEO’s corporate bonus plan was based on achievement of both threshold and target goals for each performance measure. In setting the threshold and target goals, the Compensation Committee considered past financial performance, market conditions, the past and anticipated effects of the COVID-19 pandemic on our business and financial results, and the financial, strategic, and operational plans presented by management. The target goals were the same as in our original 2022 annual operating plan, or AOP. In setting the goals for 2022, the Compensation Committee determined that it was appropriate to set the threshold and target goals for both performance metrics at levels substantially lower than 2021 actual results, but consistent with our 2022 AOP, due primarily to the unprecedented effects of the COVID-19 pandemic on our revenue and other financial results for 2021 and the uncertainty of the pandemic on our business and financial results for 2022.

In addition, as a minimum trigger for any 2022 bonus payout for our CEO, all minimum performance goals for the corporate bonus plan for our CFO and CTO were required to be met. Since neither the revenue nor the gross margin threshold goal was achieved, our CEO received a zero bonus payout for 2022.

Vapotherm, Inc. – 2023 Proxy Statement	59

Our CFO and CTO participated in a corporate bonus plan that was based on three equally weighted performance goals tied to our “path to profitability” initiative, with the opportunity for an “overperformance” payout up to a maximum payout of 150% of target if all three performance goals were achieved and revenue was $106.1 million or more and gross margin was at least 49.1%. The Compensation Committee determined that the second and third goals were achieved and the first goal was substantially achieved, resulting in a 90% of target payout for our CFO and CTO.

1.	Full market release of HVT 2.0 by July 29, 2022, with less than 2% design or production related failures by December 31, 2022.

2.	Fully validate at least 1 line of each product or component being transferred to Mexico by December 31, 2022.

3.	Achieve fourth quarter 2022 cash operating expenses and capital expenditures of less than $21.0 million.

The table set forth below summarizes the target and maximum short-term incentive opportunities and actual payouts for each of our CEO, CFO and CTO.

Named executive officer	Target	Maximum	Actual payout ($)
Joseph Army	100% of base salary	150% of target	0
John Landry	50% of base salary	150% of target	182,700
Brian Lawrence	45% of base salary	150% of target	168,475

2022 CCO Commission Plan:  Our CCO participates in an individual commission plan each year and is not eligible to participate in our corporate bonus plan. The CCO’s 2022 commission plan was structured to pay out quarterly commissions, and if necessary an annual catch-up commission, based on pre-established quarterly and annual financial goals.

Our CCO was eligible to receive 2022 commissions based on 55% of his annual adjusted base salary, with a maximum payout at 150% of target.

Named executive officer	Target	Maximum
Gregory Ramade	55% of adjusted base salary	150% of target

The 2022 CCO quarterly commissions were based on revenue and disposables average selling price (ASP). The revenue goal for our CCO was given more weight than the disposables ASP goal recognizing the CCO’s critical role in achieving our revenue goal. The target annual goal for revenue was $85.4 million, but for purposes of determining quarterly commissions, were broken down by quarter.

Vapotherm, Inc. – 2023 Proxy Statement	60

Our CCO was eligible to receive a target quarterly commission of €35,456, comprised of €27,927 for revenue performance and €7,529 for gross margin performance, plus a formula for above target performance, up to an annual cap of €180,188. Since actual revenue and gross margin performance did not exceed target, our CCO received total annual commissions of €159,743.

Performance measure	Weighting	Quarterly target payout	Annual target payout	Actual payout
Revenue	80%	€27,927	€111,709
Disposables ASP	20%	€7,529	€30,114
Total	100%	€35,456	€141,823	€159,743

Long-Term Incentives – Equity Compensation

Purpose:  Our long-term incentive, or LTI, program is designed to recognize the efforts of our executives over an extended period of years and provide an additional incentive and retention element to their overall compensation package. Our LTI program, which typically comprises a significant portion of each NEO’s compensation package, is also intended to align the interests of our executives with our stockholders, encourage our executives to focus on long-term company financial performance, promote retention, and encourage significant ownership of our common stock.

Competitive Positioning:  We typically target the market 50th percentile for our target LTI program.

Types of Equity Grants:  Our Compensation Committee generally grants long-term incentives in the form of equity awards on an annual basis and to new executive hires. We also may make promotional or discretionary grants to executive officers for retention or other purposes. Such grants may vest based on the passage of time and/or the achievement of certain performance goals. All equity awards are granted under the stockholder-approved Vapotherm, Inc. 2018 Equity Incentive Plan.

In determining the size of equity grants for our NEOs, the Compensation Committee approved a long-term incentive value, expressed as a dollar value, which was based on an equal blend of market annual LTI value and an annual grant as a percent of company stock ownership. The LTI value increases as an executive’s level of responsibility increases, with our CEO having the highest LTI value consistent with his highest level of responsibility. The table below describes the LTI values used for determining 2022 annual grants for our NEOs. These values differ from the values in the stock awards and option awards columns of the Summary Compensation Table under “Executive Compensation” since those values are based on the grant date fair value as of the January 1, 2022 grant date as opposed to the LTI values below which were used to determine the number of performance stock units for Mr. Army and number of options and RSUs for Messrs. Landry, Lawrence and Ramade as of the corporate approval date. Mr. Army’s 2022 LTI value was targeted at the 75th percentile recognizing the significant risk involved in receiving 100% PSUs.

Named executive officer	LTI value ($)
Joseph Army	3,300,000
John Landry	638,000
Brian Lawrence	746,000
Gregoire Ramade	671,000

Vapotherm, Inc. – 2023 Proxy Statement	61

Equity Award Mix.  Once an executive’s target total LTI value was determined, 100% of that value was provided in PSUs in the case of Mr. Army and 50% of that value was provided in time-based stock options and 50% was provided in time-based RSUs in the case of Messrs. Landry, Lawrence and Ramade. The number of PSUs for Mr. Army was based on an LTI award of $3.3 million (or 150,000 shares at $22.00/share), which is at the 75th percentile of our peer group and based on the achievement of targeted 2024 revenue. The number of stock options and RSUs was based on the Black-Scholes value of our common stock as determined on December 31, 2021 and using an average closing price of our common stock over the most recent 30-trading days.

For 2022, 100% of our CEO’s long-term incentives was in the form of three-year PSUs. We determined to use PSUs for our CEO for 2022 to tie his entire long-term incentives to our future revenue performance. Each PSU that vests represents the right to receive one share of our common stock at target performance, subject to adjustment, and the PSUs will vest based on, and subject to, achievement by the Company of certain revenue targets for the year ending December 31, 2024. Threshold, target, stretch and maximum payout opportunities established for the PSU award will be used to calculate the number of shares that will be issuable when the award vests, which may range from 0% to 200% of the target amount. The revenue required for vesting of our CEO’s PSU award at target (i.e., 159,343 shares will vest) is net revenue of $147 million in calendar 2024. The number of shares to be issued upon achievement of the various levels of payout are: threshold (79,671), target (159,343), stretch (239,014) and maximum (318,686).

We decided to continue with our mix of stock options and RSUs for our other NEOs for 2022. The tables below describe these award types and why we provide them to our executives and the benefits of them:

Stock options	RSU awards
Provides executives with the opportunity once vested to purchase our common stock at a price fixed on the grant date regardless of future market price.	Provides executives a commitment by us to issue shares of our common stock at the time the RSU vests.
Exercise price is equal to fair market value of a share of our common stock on the grant date.	Provides the opportunity for capital accumulation and more predictable LTI value than stock options.

Vesting is time-based, with 25% of the underlying shares vesting on the one-year anniversary of the grant date and the remaining 75% vesting over a three-year period thereafter in 36 nearly equal monthly installments.

Vesting is time-based, vesting over a three-year period in three nearly equal annual installments on the anniversary of the grant date, so each January 1st.

Benefits of all equity award types
Incentivizes employees to maximize company performance, as the value of awards is directly tied to an appreciation in the value of our common stock.
Provides an effective retention mechanism because of vesting provisions.
Strengthens the relationship between the long-term value of our stock and the potential financial gain for executives.

Vapotherm, Inc. – 2023 Proxy Statement	62

2022 Equity Awards.  The table below sets forth the target number of PSUs and the number of stock options and RSUs granted to each of our NEOs as their 2022 annual award.

Named executive officer	PSUs (#)	Stock options (#)	RSUs (#)
Joseph Army	159,343	—	—
John Landry	—	24,500	12,300
Brian Lawrence	—	28,400	14,200
Gregoire Ramade	—	25,000	12,500

2023 Equity Awards. For retention purposes, in May 2022, each of our NEOs, other than our CEO, received his 2023 annual equity grant in the form of 100% stock options, which vest assuming a January 1, 2023 grant date, with 25% of the underlying shares vesting on January 1, 2024, and the remainder vesting in nearly equal monthly installments thereafter over the next three years. The table below sets forth the number of stock options granted to each of our NEOs, other than our CEO, as such officer’s 2023 annual award.

Named executive officer	Stock options (#)
Joseph Army	—
John Landry	53,000
Brian Lawrence	53,000
Gregoire Ramade	53,000

2022 Retention Awards.  In addition, for retention purposes, in November 2022, all of our NEOs, other than our CEO, received RSUs, which will vest in three nearly equal annual installments over three years. The table below sets forth the number of RSUs granted to each of our NEOs, other than our CEO.

Named executive officer	RSUs (#)
Joseph Army	—
John Landry	40,000
Brian Lawrence	40,000
Gregoire Ramade	40,000

All Other Compensation

Retirement benefits

Our U.S. executives have the opportunity to participate in retirement plans, including a 401(k) plan, on the same basis as our other employees. We do not provide pension arrangements or post-retirement health coverage for our employees, including NEOs, or nonqualified defined contribution or other deferred compensation plans.

Perquisites and other benefits	We provide our executives with very few perquisites, comprised only of a mobile technology allowance for our CFO and a car allowance and home office allowance and expense reimbursement for Mr. Ramade.

Vapotherm, Inc. – 2023 Proxy Statement	63

CHANGE IN CONTROL AND POST-TERMINATION SEVERANCE PROVISIONS

Change in Control

To encourage continuity, stability and retention when considering the potential disruptive impact of an actual or potential corporate transaction, we have established change in control arrangements, including provisions in our equity-based compensation plan and separation pay agreements with our executives, which are described in more detail below and under “Executive Compensation–Potential Post-Termination and Change in Control Payments.” These arrangements are designed to incentivize our executives to remain with our Company in the event of a change in control or potential change in control.

We believe our change in control arrangements are an important part of our executive compensation program in part because they mitigate some of the risk for executives working in a smaller company where there is a meaningful likelihood that the Company may be acquired. Change in control benefits are intended to attract and retain qualified executives who, absent these arrangements and in anticipation of a possible change in control of our Company, might consider seeking employment alternatives to be less risky than remaining with our Company through the transaction. We believe that relative to our Company’s overall value, our potential change in control benefits are relatively small and are aligned with current peer company practices.

The Vapotherm, Inc. 2018 Equity Incentive Plan, which we refer to as our 2018 Equity Plan, provides for double-trigger vesting in the event of a change in control of our Company. The double-trigger vesting is consistent with prevailing market practice and is intended to help attract and retain top talent. Under the “double trigger” change in control provision, our previously granted and future equity awards will not vest in connection with a change in control unless there is a termination event or the equity awards are not continued, assumed or substituted with like awards by the successor. These additional payments and benefits will not be triggered just by a change in control, but require a termination event not within the control of the executive, and thus are known as “double trigger” change in control arrangements.

In addition to the change in control provisions in our 2018 Equity Plan, we entered into separation pay agreements with our executives in April 2022 to standardize our officer severance protection, align them with prevailing market practices and help attract and retain top talent. These new protections, which replaced existing severance protections for our CEO and CFO, provide certain payments and benefits in the event of a termination of employment in connection with a change in control. These “double trigger” change in control protections are intended to induce executives to accept or continue employment with our Company, provide consideration to executives for certain restrictive covenants that apply following termination of employment, and provide continuity of management in connection with a threatened or actual change in control transaction. If an executive’s employment is terminated without “cause” or by the executive for “good reason” (as such terms are defined in the agreements) within two years following a change in control, the executive will be entitled to receive a severance payment and certain benefits. These arrangements and a quantification of the payment and benefits provided under these arrangements are described in more detail under “Executive Compensation–Potential Post-Termination and Change in Control Payments.”

Other Severance Arrangements

Each of our NEOs is entitled to receive severance benefits upon certain other qualifying terminations of employment, other than a change in control, pursuant to the provisions of the separation pay agreements. These severance arrangements are intended to induce the executives to accept or continue employment with our

Vapotherm, Inc. – 2023 Proxy Statement	64

Company and are primarily intended to retain our executives and provide consideration to those executives for certain restrictive covenants that apply following a termination of employment. Additionally, we entered into these agreements because they provide us with valuable protection by subjecting the executives to restrictive covenants. These restrictive covenants prohibit the disclosure of confidential information during and following the executive’s employment and limit their ability to engage in competition with us or otherwise interfere with our business relationships following a termination. The receipt of any severance payments or benefits is conditioned upon the executive’s execution of a release of claims. For more information on our severance arrangements with our NEOs, see the discussions below under “Executive Compensation–Potential Post-Termination and Change in Control Payments.”

RISK ASSESSMENT

As a result of our assessment on risk in our compensation programs, we concluded that our compensation policies, practices, and programs and related compensation governance structure work together in a manner so as to encourage our executives (and other employees) to pursue growth strategies that emphasize stockholder value creation, but not to take unnecessary or excessive risks that could threaten the value of our Company. For more information on this assessment, see the discussions under “Executive Compensation—Compensation Risk Assessment.”

ANTI-HEDGING AND ANTI-PLEDGING POLICY

Vapotherm considers it improper and inappropriate for those employed by the Company to engage in short-term or speculative transactions in our securities or in other transactions in our securities that may lead to inadvertent violations of the insider trading laws. Accordingly, our insider trading policy prohibits our employees, including our NEOs, from engaging in or utilizing any short sales, transactions in publicly traded options, hedging transactions, margin accounts and pledging of Vapotherm securities, or standing and limit orders. Our anti-hedging and pledging policy is described later in this proxy statement under “Executive Compensation—Anti-Hedging and Anti-Pledging Policy.”

HOW WE MAKE COMPENSATION DECISIONS

Roles and Responsibilities

There are several elements to our executive compensation decision-making, which we believe allow us to most effectively implement our compensation philosophy and objectives. The Compensation Committee, our independent external compensation consultant and management all have a role in decision-making for executive compensation. The following table summarizes their roles and responsibilities:

Responsible party	Roles and responsibilities
Compensation Committee (Comprised solely of independent directors and reports to the Board of Directors)

•   Oversees all aspects of our executive compensation program.

•   Annually reviews and approves our corporate goals and objectives relevant to CEO compensation.

•   Evaluates CEO’s performance in light of such goals and objectives, and determines and recommends his compensation based on this evaluation.

Vapotherm, Inc. – 2023 Proxy Statement	65

Responsible party	Roles and responsibilities

•   Determines and approves all executive officer compensation, including salary, bonus and equity and non-equity incentive compensation.

•   Administers our equity compensation plans and reviews and approves all executive equity awards.

•   Reviews our incentive compensation arrangements to confirm that incentive pay does not encourage unnecessary risk-taking.

•   Evaluates market competitiveness of each executive’s compensation.

•   Evaluates proposed changes to our executive compensation program.

•   Assists the Board in developing and evaluating potential candidates for executive positions and overseeing the development of succession plans.

•   Has sole authority to hire consultants, approve their fees and determine the nature and scope of their work.

Independent external compensation consultant (Radford, part of Rewards Solution practice of Aon plc) (Independent under NYSE continued listing standards and reports to the Compensation Committee)

•   Advises on significant aspects of executive compensation, as well as non-employee director compensation.

•   Provides advice and guidance on the appropriateness and competitiveness of our executive compensation program relative to our performance and market practice.

•   Reviews total compensation strategy and pay levels for executives.

•   Examines our executive compensation program to ensure that each element supports our business strategy.

•   Assists in selection of peer companies and gathering competitive market data.

•   Provides advice with respect to our equity-based compensation plans.

President and Chief Executive Officer

•   Reviews performance of other executive officers and makes recommendations with respect to their compensation.

•   Confers with the Compensation Committee and compensation consultant concerning design and development of compensation and benefit plans.

•   Provides no input or recommendations with respect to his own compensation.

Other members of senior management team (Vice President, Human Resources, Senior Vice President and Chief Financial Officer and Senior Vice President, General Counsel and Secretary)

•   Gathers compensation data regarding executives and coordinates the exchange of information among management, the Compensation Committee and compensation consultant.

•   Assists the Compensation Committee by ensuring compliance with legal and regulatory requirements and educating the committee on executive compensation trends and best practices from a corporate governance perspective.

•   Provides no input or recommendations with respect to their own compensation.

Vapotherm, Inc. – 2023 Proxy Statement	66

Factors Considered

In setting or recommending executive compensation for our NEOs, the Compensation Committee considers the following primary factors:

•	each executive’s position within the Company, the level of responsibility and ability to impact key business initiatives;
•	the executive’s individual experience and qualifications;
•	compensation paid to executives of comparable positions by companies similar to us and other benchmarking information provided by our independent outside consultant;
•	Company performance, as compared to specific pre-established objectives;
•	individual performance, generally and as compared to specific pre-established objectives;
•	the executive’s current and historical compensation levels;
•	advancement potential and succession planning considerations;
•

the retention value of executive equity holdings, including outstanding stock options, RSU and PSU awards, and an assessment of the risk that the executive would leave us and the harm to our business initiatives if the executive left;

•	the dilutive effect on the interests of our stockholders of long-term equity-based incentive awards
•	the number of shares of common stock available under our 2018 Equity Plan; and
•	anticipated stock-based compensation expense as determined under applicable accounting rules.

The Compensation Committee also considers the recommendations of our CEO with respect to executive compensation to be paid to other executives. In making its final decision regarding the form and amount of compensation to be paid to our NEOs (other than our CEO), the Compensation Committee considers and gives great weight to the recommendations of our CEO, who often is in a more advantageous position than the Compensation Committee to evaluate the performance of each of the other executives. In making its final decision regarding the form and amount of compensation to be paid to our CEO, the Compensation Committee considers the results of his self-evaluation and his individual annual performance review by the Compensation Committee, benchmarking data gathered by our compensation consultant, and recommendations of our non-employee directors.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” with our management. Based on this review and these discussions, the Compensation Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022.

COMPENSATION COMMITTEE

Donald Spence, Chair

Anthony Arnerich

Lori Knowles

Vapotherm, Inc. – 2023 Proxy Statement	67

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table set forth below summarizes the compensation information for each of our named executive officers for the years ended December 31, 2022, 2021 and, if applicable, 2020. Our CEO, CFO, CTO and CCO were our only executive officers during 2022.

Name and principal position	Year	Salary ($)	Bonus ($)(1)	Stock awards ($)(2)	Option awards ($)(3)	Non-equity incentive plan compensation ($)(4)	All other compen- sation ($)(5)	Total ($)
Joseph Army	2022	572,000	0	3,299,994	0	0	3,000	3,874,994
President and Chief Executive Officer	2021 2020	537,500 433,138	0 0	744,022 —	1,083,598 2,173,043	1,075,000 866,276	2,000 1,000	3,442,120 3,473,457
John Landry	2022	406,000	0	283,133	474,354	182,700	4,680	1,350,867
Senior Vice President and Chief Financial Officer	2021 2020	384,267 362,350	0 0	230,996 152,850	336,424 944,199	384,267 335,700	3,680 2,680	1,339,634 1,797,779
Brian Lawrence	2022	415,655	0	322,482	530,149	168,475	3,000	1,439,761
Senior Vice President and Chief Technology Officer(6)
Gregoire Ramade	2022	336,436	0	287,275	481,511	167,730	31,185	1,304,137
Senior Vice President and Chief Commercial Officer(7)	2021 2020	356,208 265,260	0 0	201,450 72,840	293,371 394,304	545,482 491,486	35,046 33,858	1,431,557 1,257,748

(1)

Our annual cash bonus payouts are reported in the “Non-equity incentive plan compensation” column since they are based on performance against pre-established performance goals. We did not pay any discretionary or other bonuses to any named executive officers in any of the years reflected.

(2)

The amounts reported represent the aggregate grant date fair value of stock awards, in the form of RSU awards, for all years presented, and in the form of PSU awards for our CEO for 2022, calculated in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, disregarding the effect of estimated forfeitures. The grant date fair value of the RSU awards is determined based on the per share closing price of our common stock on the grant date as reported by the NYSE. The grant date fair value of the PSU award for our CEO for 2022 assumes target levels of performance. The grant date fair value of the CEO’s 2022 PSU award assuming maximum levels of performance is $6,599,987. Whether, and to what extent, Mr. Army will realize value of the PSU award will depend on the Company’s revenue for the fiscal year ending December 31, 2024. These are not amounts paid to or realized by the NEOs. We caution that the amounts reported in the table for stock awards and, therefore, total compensation may not represent the amounts that each NEO will actually realize from the awards.

(3)

The amounts reported represent the aggregate grant date fair value of option awards, calculated in accordance with FASB ASC, Topic 718, disregarding the effect of estimated forfeitures. The grant date fair value of option awards is determined based on our Black-Scholes option pricing model, the assumptions of which are described in Note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. These are not amounts paid to or realized by the NEOs. We caution that the amounts reported in the table for stock awards and, therefore, total compensation may not represent the amounts that each NEO will actually realize from the awards.

Vapotherm, Inc. – 2023 Proxy Statement	68

(4)

The amounts reported for Messrs. Army, Landry and Lawrence reflect annual bonus earned under our corporate bonus plan and the amounts reported for Mr. Ramade reflect sales commissions earned with respect to the achievement of performance criteria under his commission plan, as described in additional detail under “Compensation Discussion and Analysis – Named Executive Officer Compensation—Short-Term Incentive—Annual Bonus and Commissions.” The bonuses for Messrs. Army, Landry and Lawrence and a portion of Mr. Ramade’s sales commissions were earned in the year indicated but paid in February of the following year.

(5)

For fiscal 2022 the amounts reported reflect (i) 401(k) plan matching contributions of $3,000 for Messrs. Army, Landry and Lawrence, (ii) a mobile technology allowance in the amount of $1,680 for Mr. Landry, and (iii) for Mr. Ramade, a car allowance in the amount of €20,400 (USD $21,420), expenses incurred in connection with the use of a home office in the amount of €2,100 (USD $2,205), and an “inconvenience allowance” related to the use of his home office in the amount of €7,200 (USD $7,560).

(6)	Mr. Lawrence joined Vapotherm in December 2021 and was not a named executive officer in 2021 or 2020.

(7)

Mr. Ramade provides services to the Company in France and is paid in Euros. For purposes of this proxy statement, the compensation paid and payable to Mr. Ramade has been converted to U.S. dollars using the average foreign currency exchange rate for each year (1.05 U.S. dollars for 1.00 Euro for 2022, 1.18 U.S. dollars for 1.00 Euro for 2021 amounts; and 1.14 U.S. dollars for 1.00 Euro for 2020 amounts).

Vapotherm, Inc. – 2023 Proxy Statement	69

EMPLOYMENT AND OTHER AGREEMENTS

We are party to an amended and restated employment agreement with Mr. Army, an offer letter with each of Mr. Landry and Mr. Lawrence, an amended employment agreement with Mr. Ramade, and certain other agreements, which are described below and elsewhere in this proxy statement.

Employment Agreement with Mr. Army

In October 2018, in connection with our initial public offering, we amended and restated Mr. Army’s employment agreement. This agreement provides for “at will” employment and has no specific term. Under the agreement, Mr. Army was entitled to receive an annual base salary, which is reviewed by the Compensation Committee at least annually, and an annual target bonus equal to 100% of his base salary as in effect at the beginning of the applicable calendar year, subject to the achievement of performance goals determined by the Compensation Committee. The amount, terms and conditions of any annual bonus will be determined by the Compensation Committee in its discretion and will be subject to, and payable in accordance with, the terms and conditions of our applicable bonus plan in effect from time to time.

Mr. Army is also subject to restrictive covenants that include a prohibition on soliciting our employees during his employment with us and for 12 months thereafter and a non-competition provision during his employment with us and for 12 months thereafter.

Offer Letter with Mr. Landry

In October 2018, in connection with our initial public offering, we entered into an offer letter with Mr. Landry which provides for “at will” employment and has no specific term. The offer letter set forth an initial annual base salary and target percentage for an annual discretionary performance bonus, subject to the achievement of performance goals and subject to, and payable in accordance with, the terms and conditions of the Company’s applicable bonus plan in effect from time to time.

Offer Letter with Mr. Lawrence

In December 2021, we entered into an offer letter with Mr. Lawrence which provides for “at will” employment and has no specific term. The offer letter set forth an initial annual base salary and target percentage for an annual discretionary performance bonus, subject to the achievement of performance goals and subject to, and payable in accordance with, the terms and conditions of the Company’s applicable bonus plan in effect from time to time. The offer letter also includes a relocation reimbursement of $100,000 if Mr. Lawrence relocates within 24 months of his start date. Mr. Lawrence also received a sign on bonus equivalent to his forfeited fourth quarter bonus.

Amended Employment Agreement with Mr. Ramade

In March 2016, we entered into an employment agreement with Mr. Ramade, which was amended in September 2020, which provides for “at will” employment and has no specific term. Under the agreement, Mr. Ramade is entitled to receive an annual base salary and is eligible for certain benefits, including an “inconvenience allowance” related to the use of his home office in an amount of €7,200 per year, a monthly car allowance of €1,700, and monthly payments of €175 for home office expenses, as well as variable compensation with a target equal to his annual base salary. If Mr. Ramade should exceed the commission plan targets, he would earn additional commissions in accordance with the conditions and method of calculations as detailed in the commission plan. The agreement also includes restrictive covenants, including an invention assignment provision, a prohibition on disclosing our confidential information during Mr. Ramade’s employment with us and for ten years thereafter, a prohibition on soliciting our employees during Mr. Ramade’s employment with us and for one year thereafter, and a non-competition provision during Mr. Ramade’s employment with us and for 12 months thereafter.

Vapotherm, Inc. – 2023 Proxy Statement	70

Other Agreements

In April 2022, we entered into separation pay agreements with each of Mr. Army, Mr. Landry, Mr. Lawrence, and Mr. Ramade which are described below under “—Potential Post-Termination and Change in Control Payments.” In addition to the covenants contained in Mr. Army’s amended and restated employment agreement with us, each such agreement includes an invention assignment provision and a prohibition on disclosing confidential information of ours during the NEO’s employment with us and any time thereafter.

Vapotherm, Inc. – 2023 Proxy Statement	71

GRANTS OF PLAN-BASED AWARDS DURING 2022

The table below provides information concerning grants of plan-based awards to each of our named executive officers during the year ended December 31, 2022. Non-equity incentive plan awards were granted under various bonus plans, the material terms of which are described under “Compensation Discussion and Analysis—Named Executive Officer Compensation—Short-Term Incentive-Annual Bonus/Commission Plans.” Stock awards (in the form of RSU and PSU awards) and option awards were granted under the 2018 Equity Plan, the material terms of which are described under “Compensation Discussion and Analysis,” in the notes to the table below or in the narrative following the table below.

			Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(4)			All other stock awards: number of shares of stock or units(5) (#)	All other option awards: number of securities underlying options(6) (#)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards(7) ($)
Name	Grant date	Board approval date	Thresh- old(2) ($)	Target ($)	Maxi- mum(3) ($)	Thresh-old (#)	Target (#)	Maxi- mum (#)
Joseph Army
Cash award	N/A	N/A	286,000	572,000	858,000	—	—	—	—	—	—	—
PSU award	01/01/22	12/31/21	—	—	—	79,671	159,343	318,686	—	—	—	3,299,994
John Landry
Cash award	N/A	N/A	67,599	203,000	304,500	—	—	—	—	—	—	—
RSU award	01/01/22	11/17/21	—	—	—	—	—	—	12,300	—	—	254,733
RSU award	11/07/22	10/18/22	—	—	—	—	—	—	40,000	—	—	28,400
Stock option	01/01/22	11/17/21	—	—	—	—	—	—	—	24,500	20.71	350,505
Stock option	05/10/22	04/26/22	—	—	—	—	—	—	—	53,000	3.16	123,849
Brian Lawrence
Cash award	N/A	N/A	62,286	187,045	280,567	—	—	—	—	—	—	—
RSU award	01/01/22	11/17/21	—	—	—	—	—	—	14,200	—	—	294,082
RSU award	11/07/22	10/18/22	—	—	—	—	—	—	40,000	—	—	230,996
Stock option	01/01/22	11/17/21	—	—	—	—	—	—	—	28,400	20.71	406,300
Stock option	05/10/22	04/26/22	—	—	—	—	—	—	—	53,000	3.16	123,849
Gregoire Ramade
Cash award	N/A	N/A	—	189,198	283,796	—	—	—	—	—	—	—
RSU award	01/01/22	11/17/21	—	—	—	—	—	—	12,500	—	—	258,875
RSU award	11/07/22	10/18/22	—	—	—	—	—	—	40,000	—	—	28,400
Stock option	01/01/22	11/17/21	—	—	—	—	—	—	—	25,000	20.71	357,662
Stock option	05/10/22	04/26/22	—	—	—	—	—	—	—	53,000	3.16	123,849

(1)

Amounts reported represent estimated future payouts under our CEO corporate bonus plan for Mr. Army, our annual corporate bonus plan for Messrs. Landry and Lawrence and his individual commission plan for Mr. Ramade. Actual payouts are reflected in the “Non-equity incentive compensation” column of the Summary Compensation Table.

(2)	Threshold amounts for awards represent achievement of the minimum performance trigger for a payout, if threshold performance is required.

(3)	Maximum amounts reflect payouts at a maximum rate of 150% of target.

(4)	Amounts reported represent the range of PSU award payouts. The range includes a “stretch” payout, which would result in the following share payout to Mr. Army (239,014 shares).

(5)

RSU awards granted on January 1, 2022 vest and become issuable in annual installments, with the last tranche becoming issuable on January 1, 2025. The RSU awards granted on November 7, 2022 vest and become issuable in annual installments, with the last tranche becoming issuable on November 7, 2025, in each case, so long as the individual remains an employee or consultant of our Company.

(6)

All options have a ten-year term. The options granted on January 1, 2022 vest over a four-year period, with 25% of the underlying shares vesting on the one-year anniversary of the grant date and the remaining 75% of the underlying shares vesting over a three-year period thereafter in 36 nearly equal monthly installments, in each case, so long as the individual remains an employee or consultant of our Company. The options granted on May 10, 2022 represent the executive’s 2023 annual equity award, and therefore, vest over a four-year period commencing on January 1, 2023, with 25% of the underlying shares vesting on the one-year anniversary of January 1, 2023 and the remaining 75% of the underlying shares vesting over a three-year period thereafter in 36 nearly equal monthly installments, in each case, so long as the individual remains an employee or consultant of our Company.

(7)	See notes (2) and (3) to the Summary Compensation Table for a discussion of the assumptions made in calculating the grant date fair value of stock awards and option awards.

Vapotherm, Inc. – 2023 Proxy Statement	72

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2022

The table below summarizes the aggregate outstanding equity awards, consisting of RSU awards, PSU awards and stock options, held by our named executive officers as of December 31, 2022. No other equity awards were held by our NEOs as of December 31, 2022.

	Option awards(1)						Stock awards(1)
Name	Grant date	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable(2) (#)		Option exercise price ($)	Option expiration date(3)	Number of shares or units of stock that have not vested(4) (#)		Market value of shares or units of stock that have not vested(5) ($)
Joseph Army(6)
PSUs(7)	01/01/2022	—	—		—	—	0		0
RSUs	01/01/2021	—	—		—	—	18,467		49,861
Stock options	01/11/2019	69,887	1,487	(8)	17.15	01/11/2029	—		—
	01/01/2020	133,177	49,473	(8)	12.16	01/01/2030	—		—
	01/01/2020	43,945	16,322		12.16	01/01/2030	—		—
	01/01/2021	26,544	28,856		26.86	01/01/2031	—		—
John Landry
RSUs	07/01/2020	—	—		—	—	3,750	(9)	10,125
	01/01/2021	—	—		—	—	5,733		15,479
	01/01/2022	—	—		—	—	12,300		33,210
	11/07/2022	—	—		—	—	40,000		108,000
Stock options	01/11/2019	27,441	584	(8)	17.15	01/11/2029	—		—
	01/01/2020	57,998	21,552	(8)	12.16	01/01/2030	—		—
	01/01/2020	18,958	7,042		12.16	01/01/2030	—		—
	01/01/2021	8,238	8,962		26.86	01/01/2031	—		—
	01/01/2022	—	24,500		20.71	01/01/2032	—		—
	05/10/2022	—	53,000		3.16	05/10/2032	—		—
Brian Lawrence
RSUs	12/06/2021	—	—		—	—	81,500		220,050
	01/01/2022	—	—		—	—	14,200		38,340
	11/07/2022	—	—		—	—	40,000		108,000
Stock options	01/01/2022	—	28,400		20.71	01/01/2032	—		—
	05/10/2022	—	53,000		3.16	05/10/2032	—		—
Gregoire Ramade
RSUs	09/01/2020	—	—		—	—	2,400	(9)	6,480
	01/01/2021	—	—		—	—	5,000		13,500
	01/01/2022	—	—		—	—	12,500		33,750
	11/07/2022	—	—		—	—	40,000		108,000
Stock options	07/18/2018	32,458	—		3.78	07/18/2028	—		—
	07/18/2018	9,748	—		3.78	07/18/2028	—		—
	07/18/2018	15,197	—		3.78	07/18/2028	—		—
	01/23/2019	12,023	256	(8)	16.34	01/23/2029	—		—
	01/01/2020	8,294	3,081	(8)	12.16	01/01/2030	—		—
	01/01/2020	23,838	8,862		12.16	01/01/2030	—		—
	01/01/2021	7,182	7,818		26.86	01/01/2031	—		—
	01/01/2022	—	25,000		20.71	01/01/2032	—		—
	05/10/2022	—	53,000		3.16	05/10/2032	—		—

(1)

All equity awards were granted under and are subject to the terms and conditions of the 2018 Equity Plan, except for awards granted prior to October 2018, which were granted under and are subject to the terms and conditions of our Vapotherm, Inc. 2015 Stock Incentive Plan (2015 Equity Plan). In addition, all equity awards granted to Mr. Ramade are granted under and are subject to the terms and conditions of a French Qualifying Subplan.

Vapotherm, Inc. – 2023 Proxy Statement	73

(2)

Unless otherwise indicated, all stock options vest over a four-year period, with 25% of the underlying shares vesting on the one-year anniversary of the grant date and the remaining 75% of the underlying shares vesting over a three-year period thereafter in 36 nearly equal monthly installments, subject to the named executive officer’s continued employment or service through such date. With respect to equity awards granted under the 2018 Equity Plan, if a change in control of our Company occurs, outstanding options may become immediately exercisable in full and remain exercisable for the remainder of their terms. For more information, see the discussion under “—Potential Post-Termination and Change in Control Payments.”

(3)	All option awards have a 10-year term, but may terminate earlier if the recipient’s employment or service relationship with our Company terminates.

(4)

Unless otherwise indicated, all restricted stock unit awards vest in three nearly equal annual installments, subject to the named executive officer’s continued employment or service through such date. If a change in control of our Company occurs, outstanding restricted stock units may become immediately vested in full. For more information, see the discussion under “—Potential Post-Termination and Change in Control Payments.”

(5)	Based on the closing price of our common stock on the last trading day of 2022, December 30, 2022 ($2.70), as reported by the NYSE.

(6)	Does not include stock options and restricted stock units held by Mr. Army’s spouse, who is also an employee of the Company (see “Security Ownership of Certain Beneficial Owners and Management”).

(7)

The PSUs held by Mr. Army will vest, if at all, solely based on the achievement of revenue performance goals for the year ending December 31, 2024. In addition, the PSU award will vest earlier upon certain terminations of employment and upon a change in control if the award is not continued, assumed, or substituted with equivalent awards by the successor entity. Amounts reported represent the number of PSU awards that were in progress based on anticipated actual levels of performance through 2022.

(8)

This stock option was granted with performance- and time-based vesting criteria whereby between 0% and 100% of the shares subject to the award (determined using straight line interpolation) vested based on the Company’s achievement of certain annual worldwide revenue and gross margin goals, as measured on a weighted average basis, with 65% determined based on the achievement of the worldwide revenue goal and 35% based on the achievement of the worldwide gross margin goal. To the extent vested based on performance, 25% of the shares subject to the option was scheduled to vest on the first anniversary of the grant date for the award granted in 2019 and on the determination date for the award granted in 2020 and the remainder is scheduled to vest in equal monthly installments thereafter over the three years thereafter, subject to the named executive officer’s continued employment or service through such date. With respect to the performance-based stock options granted in 2019, 35% of each award granted vested based on performance, and with respect to the performance-based stock options granted in 2020, 100% of each award granted vested based on performance; and accordingly, these awards are now subject only to the remaining time-based vesting.

(9)	This restricted stock unit award is eligible to vest in full on the three year anniversary of the date of grant, subject to the named executive officer’s continued employment through such date.

Vapotherm, Inc. – 2023 Proxy Statement	74

STOCK AWARDS VESTED DURING 2022

The table below provides information regarding stock awards that vested for each of our named executive officers during the fiscal year ended December 31, 2022. No stock options were exercised during the fiscal year ended December 31, 2022

	Stock awards(1)
Name	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Joseph Army
Restricted stock awards	2,157	37,079
Restricted stock units	9,233	24,929
John Landry
Restricted stock awards	400	6,876
Restricted stock units	2,867	7,741
Brian Lawrence
Restricted stock awards	—	—
Restricted stock units	—	—
Gregoire Ramade
Restricted stock awards	—	—
Restricted stock units	2,500	6,750

(1)

The value realized on vesting of the restricted stock awards and RSU awards held by each of the named executives represents the gross number of shares of our common stock released or acquired, absent netting of any shares surrendered to satisfy tax withholding requirements, multiplied by the closing price of our common stock on the vesting date or the last trading day prior to the vesting date if the vesting date was not a trading day, as reported by the NYSE.

Vapotherm, Inc. – 2023 Proxy Statement	75

POTENTIAL POST-TERMINATION AND CHANGE IN CONTROL PAYMENTS

Separation Pay Agreements

In order to standardize our officer severance protections and align them with prevailing market practices, in April 2022, we entered into a separation pay agreement with each of our executives replacing the existing severance protections for Messrs. Army and Landry.

Under the terms of the separation pay agreement, if the executive is terminated for “cause” or the executive terminates his employment other than for “good reason,” in each case as defined in the agreement, we will have no obligations, other than payment of accrued obligations. Accrued obligations include (i) any accrued base salary through the date of termination; (ii) any annual cash incentive compensation awards earned but not yet paid; (iii) the value of any accrued vacation; and (iv) reimbursement for any unreimbursed business expenses.

In the event we terminate the executive’s employment without “cause” or the executive resigns for “good reason,” in each case as defined in the agreement, we will be obligated to pay severance in addition to the accrued obligations and provide certain benefits to the executive. The severance will equal the sum of (i) the executive’s then current annual base salary, plus (ii) an amount equal to the executive’s then current annual target bonus, except that the CEO’s severance payment will equal 1.25 times that amount. The severance will be paid one-half after the executive’s execution of a release and the remaining in six instalments, but no later than March 15 of the following year. If such an involuntary termination of the executive’s employment occurs in connection with a “change in control” of the Company, as defined in the agreement, then the severance payment will be paid in lump sum and equal 1.5 times the amount of the severance payment as described above (2.0 times for the CEO). In addition to a severance payment, the executive also will be entitled to receive the following severance benefits: (i) a pro rata portion of the executive’s annual cash incentive compensation award for the fiscal year that includes the termination date if earned pursuant to the terms thereof, at such time and in such manner as determined pursuant to the terms thereof, less any payments thereof already made during such fiscal year; provided, however, that any portion of the executive’s award that is based on individual performance will be deemed fulfilled at a target performance level (or, in the event of an involuntary termination in connection with a change in control, a pro rata portion of the executive’s target annual cash incentive compensation award for the fiscal year that includes the termination date, less any payments thereof already made during such fiscal year; provided, however, that if the termination date occurs during the last two months of the fiscal year, in which case it will be a pro rata portion of the greater of: (a) the executive’s target annual cash incentive compensation award for the fiscal year that includes the termination date; or (b) the executive’s actual annual cash incentive compensation award for the fiscal year that includes the termination date, based on trend of actual performance through the termination date; (ii) payment or reimbursement for the cost of COBRA continuation coverage for up to 12 months (15 months for the CEO) and up to 18 months in the event of an involuntary termination in connection with a change in control, subject to termination if the executive accepts employment with another employer and is COBRA ineligible; and (iii) outplacement assistance for a period of up to 12 months (15 months for the CEO) and up to 18 months (24 months in the CEO) in the event of an involuntary termination in connection with a change in control, subject to termination if the executive accepts employment with another employer. The executive must enter into a release of all claims within 45 days after the termination date before any severance payments or benefits will be made.

If an executive’s employment is terminated due to the executive’s death or disability, the executive will be entitled to his annual incentive target bonus for the year that includes the date of termination, prorated for the

Vapotherm, Inc. – 2023 Proxy Statement	76

portion of the year that the executive was employed, and accelerated vesting for all equity awards, with performance-based equity awards paid out based on the higher of target performance or actual performance achieved through the termination date, in addition to accrued obligations.

Except as otherwise provided in the separation pay agreements in the event of a death or disability, treatment of the executive’s equity awards will continue to be governed by the applicable equity plan and award agreements.

If the executive breaches certain provisions of the separation pay agreement or the terms of his continuing confidentiality, non-compete and assignment of inventions obligations with the Company, then our obligations to provide severance payments and benefits will cease immediately and permanently, and the executive will be required to repay an amount equal 90% of the payments and benefits previously provided to the executive under the agreement, with interest. The agreement provides for other clawback provisions, including if we are required to restate our financial statements under certain circumstances, or are required or permitted to clawback compensation under applicable law or Company policy. All payments under the agreement will be net of applicable tax withholdings and if any payments or benefits deemed made in connection with a future change in control are subject to the “golden parachute” excise tax under Section 4999 of the U.S. Internal Revenue Code of 1986, as amended, the payments will be reduced to one dollar less than the amount that would subject the executive to the excise tax if the reduction results in the executive receiving a greater amount on a net-after tax basis than would be received if the executive received the payments and benefits and paid the excise tax.

Each agreement has an initial three-year term and will automatically renew for additional one-year periods unless we or the executive provides notice of termination of the agreement.

Other Change in Control Arrangements

Our 2018 Equity Plan under which awards have been granted to our NEOs contains “change in control” provisions. Under the plan, if a change in control of our Company occurs, and if an award is continued, assumed or substituted by the successor entity, the award will not vest or lapse solely as a result of the change in control but will instead remain outstanding under the terms pursuant to which it has been continued, assumed or substituted and will continue to vest or lapse pursuant to such terms. If the award is continued, assumed or substituted by the successor entity and within two years following the change in control the participant is either terminated by the successor entity without “cause” or, if the participant is an employee, resigns for “good reason,” each as defined in the plan, then:

•	All outstanding stock options and SARs held by such participant will become immediately vested and exercisable in full and will remain exercisable for the remainder of their respective terms;

•	All restrictions imposed on restricted stock (RSAs), RSUs or deferred units that are not performance-based held by such participant will lapse and be of no further force and effect;

•

All performance-based awards held by such participant for which the performance period has been completed as of the date of such termination or resignation but have not yet been paid will vest and be paid in cash or shares and at such time as provided in the award agreement based on actual attainment of each performance goal; and

•	All performance-based awards held by such participant for which the performance period has not been completed as of the date of such termination or resignation will with respect to each

Vapotherm, Inc. – 2023 Proxy Statement	77

performance goal vest and be paid out for the entire performance period (and not pro rata) based on actual performance achieved through the date of such termination or resignation with the manner of payment to be made in cash or shares as provided in the award agreement within 30 days following the date of termination or resignation.

If a change in control of our Company occurs, and if an award participant suffers a “termination of continued employment” in connection with such change in control, or if outstanding awards are not continued, assumed or substituted with equivalent awards by the successor entity, or in the case of a dissolution or liquidation of our Company, outstanding awards will be subject to the following rules:

•

All outstanding stock options and SARs will become fully vested and exercisable and the committee will give such participant a reasonable opportunity to exercise any and all stock options and SARs before but conditioned upon the resulting change in control, and if a participant does not exercise all stock options and SARs, the committee will pay such participant the difference between the exercise price for the stock option or grant price for the SAR and the per share consideration provided to other similarly situated stockholders in the change in control, provided, however, that if the exercise price or grant price exceeds the consideration provided, then such exercised stock option or SAR will be canceled and terminated without payment;

•

All restrictions imposed on RSAs, RSUs or deferred units that are not performance-based will lapse and be of no further force and effect, and RSUs and deferred units will be settled and paid in cash or shares and at such time as provided in the award agreement, provided, however, that if any such payment is to be made in shares, the committee may provide such holders the consideration provided to other similarly situated stockholders in the change in control;

•

All performance-based awards held by such participant for which the performance period has been completed as of the date of the change in control but have not yet been paid will vest and be paid in cash or shares and at such time as provided in the award agreement based on actual attainment of each performance goal; and

•

All performance-based awards held by such participant for which the performance period has not been completed as of the date of the change in control will with respect to each performance goal vest and be paid out for the entire performance period (and not pro rata) based on actual performance achieved through the date of the change in control with the manner of payment to be made in cash or shares as provided in the award agreement within 30 days following the change in control.

These change in control provisions may not be terminated, amended or modified in any manner that adversely affects any then-outstanding award or award participant without the prior written consent of such participant.

Vapotherm, Inc. – 2023 Proxy Statement	78

Potential Payments to Named Executive Officers

The table below reflects the amount of compensation and benefits payable to each named executive officer, in the event of (i) any voluntary resignation or termination or termination for cause; (ii) an involuntary termination without cause; (iii) an involuntary termination without cause or a resignation for good reason within two years following a change in control, or a qualifying change in control termination; (iv) termination by reason of an executive’s death or disability; and (v) a change in control without a related termination of employment event. The amounts reported in the table assume the applicable triggering event occurred on December 31, 2022, and, therefore, are estimates of the amounts that would be paid to the named executive officers upon the occurrence of such triggering event.

Name	Type of payment(1)	Voluntary/ for cause termination ($)	Involuntary termination without cause ($)	Qualifying change in control termination ($)	Death/ disability ($)	Change in control ($)
Joseph Army	Cash severance(2)	—	1,430,000	2,288,000	—	—
	Benefit continuation(3)	—	37,748	45,297	—	—
	Annual bonus(4)	—	572,000	572,000	572,000	—
	Outplacement benefits(5)	—	30,000	48,000	—	—
	Option acceleration(6)	—	—	—	—	—
	PSU acceleration(7)	—	—	430,226	430,226	—
	RSU acceleration(8)	—	—	49,861	49,861	—
John Landry	Cash severance(2)	—	609,000	913,500	—	—
	Benefit continuation(3)	—	26,913	40,369	—	—
	Annual bonus(4)	—	203,000	203,000	203,000	—
	Outplacement benefits(5)	—	24,000	36,000	—	—
	Option acceleration(6)	—	—	—	—	—
	RSU acceleration(8)	—	—	166,814	166,814	—
Brian Lawrence	Cash severance(2)	—	602,700	904,050	—	—
	Benefit continuation(3)	—	26,913	40,369	—	—
	Annual bonus(4)	—	187,045	187,045	187,045	—
	Outplacement benefits(5)	—	24,000	36,000	—	—
	Option acceleration(6)	—	—	—	—	—
	RSU acceleration(8)	—	—	366,390	366,390	—
Gregoire Ramade	Cash severance(2)	—	525,634	788,451	—	—
	Benefit continuation(3)	—	18,183	27,275	—	—
	Annual bonus(4)	—	189,198	189,198	189,198	—
	Outplacement benefits(5)	—	24,000	36,000	—	—
	Option acceleration(6)	—	—	—	—	—
	RSU acceleration(8)	—	—	161,730	161,730	—

(1)	The benefit amounts set forth in the table do not reflect any reduction that may be necessary to prevent the payment from being subject to an excise tax under Code Section 280G, if applicable.

(2)

Represents 1x (1.25x for the CEO) the sum of the executive’s annual base salary (adjusted base salary for Mr. Ramade) and target annual bonus in the event of an involuntary termination without cause and 1.5x (2x for the CEO) the sum of the executive’s annual base salary (adjusted base salary for Mr. Ramade) and target annual bonus in the case of a qualifying change in control termination.

(3)

Represents the applicable COBRA premium payment or reimbursement for continued coverage under our medical benefits plan for up to 12 months (15 months for the CEO) in the event of an involuntary termination without cause or up to 18 months in the event of a qualifying change in control termination.

(4)	Assumes payment equal to the executive’s target bonus for 2022 for all scenarios since the target bonus was higher than the earned bonus for 2022.

Vapotherm, Inc. – 2023 Proxy Statement	79

(5)

Represents estimated outplacement assistance for a period of up to 12 months (15 months for the CEO) in the event of an involuntary termination without cause or up to 18 months (24 months for the CEO) in the event of a qualifying change in control termination, assuming $2,000 per month in costs.

(6)

Based on the difference between: (i) the per share market price of the shares of our common stock underlying the unvested stock options held by such executive as of December 31, 2022, based upon the closing price of our common stock on the last trading day of 2022, December 30, 2022 ($2.70), as reported by the NYSE, and (ii) the per share exercise price of the options held by such executive. The per share exercise price of all unvested stock options held by our named executive officers included in the table as of December 31, 2022 ranges from $12.16 to $26.86 in the case of Mr. Army, from $3.16 to $20.71 in the case of Mr. Lawrence and from $3.16 to $26.86 in the case of Messrs. Landry and Ramade. The “Change in control” scenario assumes that options are continued, assumed or substituted with equivalent awards in connection with the change in control and there is no related termination of employment event. The “Qualifying change in control termination” scenario discloses the amounts realized in connection with option acceleration if there is both a change in control and related termination of employment event.

(7)

Represents the value of shares of our common stock that Mr. Army would have been entitled to receive as payout of his 2022 PSU awards. The “Change in control” scenario assumes that PSUs are continued, assumed or substituted with equivalent awards in connection with the change in control and there is no related termination of employment event. The “Qualifying change in control termination” scenario discloses the amounts realized in connection with PSU award acceleration if there is both a change in control and related termination of employment event.

(8)

Based on: (i) the number of unvested RSU awards held by such executive as of December 31, 2022, multiplied by (ii) the per share market price of our common stock as of December 31, 2022, based upon the closing price of our common stock on the last trading day of 2022, December 30, 2022 ($2.70), as reported by the NYSE. The “Change in control” scenario assumes that RSUs are continued, assumed or substituted with equivalent awards in connection with the change in control and there is no related termination of employment event. The “Qualifying change in control termination” scenario discloses the amounts realized in connection with RSU award acceleration if there is both a change in control and related termination of employment event.

Vapotherm, Inc. – 2023 Proxy Statement	80

PAY VERSUS PERFORMANCE

Pay Versus Performance Table

As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of SEC Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” to our NEOs, within the meaning of such rules, and certain financial performance measures of our Company. The table below provides information regarding compensation actually paid to our CEO, our principal executive officer (PEO), and average compensation actually paid to our other non-PEO named executive officers during each of the past two fiscal years, as well as total stockholder return and net income for each of the past two fiscal years. For further information regarding our pay for performance philosophy and how we align executive compensation with our performance, see “Compensation Discussion and Analysis.”

Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(4) ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(5)(6) ($)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(7) ($)	Net Income(8) ($)
2022	3,874,994	(1,719,776)	1,364,922	(167,251)	10.05	(113,259)
2021	3,442,120	1,745,373	2,055,413	1,283,863	170.31	(59,800)

(1)	Amounts reported represent the Summary Compensation Table total for our CEO for each of the years presented. See “Executive Compensation—Summary Compensation Table.”

(2)

Amounts reported represent compensation actually paid to our CEO for each of the years presented. The dollar amounts in this column do not reflect the actual amount of compensation earned by or paid to Joe Army during the applicable year.

(3)	Compensation actually paid to our PEO consists of the following amounts deducted from or added to the Summary Compensation Table total for our CEO for each of the years presented:

Joseph Army
Summary Compensation Table Total for 2022	$3,874,994
Deduct:Stock awards(a)	(3,299,994)
Deduct:Option awards(b)	—
Add: Year-end fair value of equity awards granted during the year that are outstanding and unvested(c)	—
Add: Change in fair value of equity awards granted in prior years that are outstanding and unvested(d)	(1,353,288)
Add: Change in fair value of equity awards granted in prior years that vested during the year(e)	(941,488)
Add: Value of dividend equivalents accrued on equity awards during the year	—
Compensation Actually Paid for 2022	$(1,719,776)
Summary Compensation Table Total for 2021	$3,442,120
Deduct:Stock awards(a)	(744,022)
Deduct:Option awards(b)	(1,083,598)
Add: Year-end fair value of equity awards granted during the year that are outstanding and unvested(c)	1,441,785
Add: Change in fair value of equity awards granted in prior years that are outstanding and unvested(d)	(1,033,032)
Add: Change in fair value of equity awards granted in prior years that vested during the year(e)	(277,879)
Add: Value of dividend equivalents accrued on equity awards during the year	—
Compensation Actually Paid for 2021	$1,745,373

Vapotherm, Inc. – 2023 Proxy Statement	81

(a)	Represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.

(b)	Represents the total of the amounts reported in the “Option Awards” column in the Summary Compensation Table for the applicable year.

(c)	Represents the year-end fair value of equity awards granted during the applicable year that are outstanding and unvested as of the end of such applicable year.

(d)

Represents the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any equity awards granted in prior years that are outstanding and unvested as of the end of such applicable year.

(e)	Represents the amount of change as of the vesting date (from the end of the prior fiscal year) in fair value of any equity awards granted in prior years that vested during the applicable year.

Since we do not have a pension plan, all of the foregoing adjustments are equity award adjustments for each applicable year and include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of such applicable year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any equity awards granted in prior years that are outstanding and unvested as of the end of such applicable year; (iii) for equity awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for equity awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for equity awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on equity awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for such applicable year. Adjustments as provided in clauses (iii) and (vi) are inapplicable for all of the years presented in the table.

The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The value of RSU awards is based on the fair value as of the end of the covered year or change in fair value during the covered year, in each case based on the closing sale price of our common stock, as reported by the NYSE. The value of PSU awards is based on the fair value as of the end of the covered year or change in fair value during the covered year, in each case based on the same methodology as used in our consolidated financial statements included in our most recent annual report on Form 10-K for the year ended December 31, 2022. The value of option awards is based on the fair value as of the end of the covered year or change in fair value during the covered year, in each case based on our Black-Scholes option pricing model, the assumptions of which are described in Note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

(4)

Average Summary Compensation Table total for non-PEO named executive officers reflects the average Summary Compensation Table total for Messrs. Landry, Lawrence and Ramade for 2022 and for Messrs. Landry and Ramade for 2021.

(5)

The amounts in this column represent the average compensation actually paid to the non-PEOs for each of the years presented. The dollar amounts in this column do not reflect the actual average amount of compensation earned by or paid to the non-PEOs during the applicable year.

(6)

Average compensation actually paid to non-PEO named executive officers reflects the average compensation actually paid to Messrs. Landry, Lawrence and Ramade for 2022 and for Messrs. Landry and Ramade for 2021, and consists of the following average amounts deducted from and added to the average Summary Compensation Table total for the non-PEO named executive officers for each of the years presented:

Vapotherm, Inc. – 2023 Proxy Statement	82

Average Non-PEO Named Executive Officers
Average Summary Compensation Table Total for 2022	$1,364,922
Deduct:Average stock awards(a)	(297,630)
Deduct: Average option awards(b)	(495,338)
Add: Average year-end fair value of equity awards granted during the year that are outstanding and unvested(c)	324,343
Add: Average change in fair value of equity awards granted in prior years that are outstanding and unvested(d)	(875,600)
Add: Average change in fair value of equity awards granted in prior years that vested during the year(e)	(187,948)
Add: Average value of dividend equivalents accrued on equity awards during the year	—
Average Compensation Actually Paid for 2022	$(167,251)
Average Summary Compensation Table Total for 2021	$1,385,596
Deduct:Average stock awards(a)	(216,223)
Deduct:Average option awards(b)	(314,898)
Add: Average year-end fair value of equity awards granted during the year that are outstanding and unvested(c)	841,957
Add: Average change in fair value of equity awards granted in prior years that are outstanding and unvested(d)	(333,484)
Add: Average change in fair value of equity awards granted in prior years that vested during the year(e)	(79,085)
Add: Average value of dividend equivalents accrued on equity awards during the year	—
AverageCompensation Actually Paid for 2021	$1,283,863

(a)	Represents the average of the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.

(b)	Represents the average of the total of the amounts reported in the “Option Awards” column in the Summary Compensation Table for the applicable year.

(c)	Represents the average of the year-end fair value of equity awards granted during the applicable year that are outstanding and unvested as of the end of such applicable year.

(d)

Represents the average of the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any equity awards granted in prior years that are outstanding and unvested as of the end of such applicable year.

(e)

Represents the average of the amount of change as of the vesting date (from the end of the prior fiscal year) in fair value of any equity awards granted in prior years that vested during the applicable year.

Since we do not have a pension plan, all of the foregoing adjustments are equity award adjustments for each applicable year and include the addition (or subtraction, as applicable) of the following: (i) the average year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of such applicable year; (ii) the average amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any equity awards granted in prior years that are outstanding and unvested as of the end of such applicable year; (iii) for equity awards that are granted and vest in the same applicable year, the average fair value as of the vesting date; (iv) for equity awards granted in prior years that vest in the applicable year, the average amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for equity awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the average fair value at the end of the prior fiscal year; and (vi) the average dollar value of any dividends or other earnings paid on equity awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for such applicable year. Adjustments as provided in clauses (iii) and (vi) are inapplicable for all of the years presented in the table.

Vapotherm, Inc. – 2023 Proxy Statement	83

The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The value of RSU awards is based on the fair value as of the end of the covered year or change in fair value during the covered year, in each case based on the closing sale price of our common stock, as reported by the NYSE. The value of option awards is based on the fair value as of the end of the covered year or change in fair value during the covered year, in each case based on our Black-Scholes option pricing model, the assumptions of which are described in Note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

(7)

The total shareholder return is calculated by the difference between our common stock price at the end of the two-year measurement period by our stock price at the beginning of the measurement period. Because we do not pay any dividends, our total stockholder return does not assume the reinvestment of dividends.

(8)	Amounts reported represent the amount of net loss reflected in our audited consolidated financial statements for the applicable year and is presented in thousands.

Vapotherm, Inc. – 2023 Proxy Statement	84

Pay Versus Performance Relationship

In accordance with Item 402(v) of SEC Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay versus Performance table above. The graphs below illustrate the high correlation between compensation actually paid to our NEOs and our cumulative total stockholder return (TSR) and the high correlation between compensation actually paid to our NEOs during 2021 and 2022 and our net loss during those years.

Compensation Actually Paid and Company TSR. As demonstrated by the following graph, the amount of compensation actually paid to our NEOs is aligned with our cumulative TSR over the two years presented in the table. Compensation actually paid went down significantly during 2022 compared to 2021 consistent with our TSR. The alignment of compensation actually paid with our cumulative TSR over the period presented is because a significant portion of the compensation actually paid to our NEOs is comprised of equity awards, the value of which is driven by our stock price. As described in more detail under “Compensation Discussion and Analysis,” approximately 74% of total target compensation awarded to our CEO and an average of 58% of total target compensation awarded to our other NEOs was comprised of equity awards for 2022, which consisted of solely PSUs for our CEO and a mix of RSUs and stock options for our other NEOs. For 2021, approximately 63% of total target compensation awarded to our CEO and an average of 48% of total target compensation awarded to our other NEOs was comprised of equity awards for 2021, which consisted of a mix of RSUs and stock options for our PEO and our other NEOs.

Compensation Actually Paid and Net Loss. As demonstrated by the following graph, the amount of compensation actually paid to our NEOs is also aligned with our net loss over the past two years presented in the table. Compensation actually paid went down significantly during 2022 compared to 2021 consistent with our net loss increasing during 2022 compared to 2021. For 2022, 87% of total target compensation awarded to our CEO and an average of 72% of total target compensation awarded to our other NEOs was comprised of performance-based compensation. For 2021, 82% of total target compensation awarded to our CEO and an average of 66% of total target compensation awarded to our other NEOs was comprised of performance-based compensation.

Vapotherm, Inc. – 2023 Proxy Statement	85

CEO PAY RATIO DISCLOSURE

Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of SEC Regulation S-K, we are required to provide the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees of our Company (other than the CEO).

For fiscal 2022:

•	the annual total compensation of our CEO was $3,874,994, 85% of which consisted of stock-based compensation;

•	the annual total compensation of the employee identified at median of our Company (excluding our CEO) was $182,151;

•

based on this information, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee (identified in accordance with SEC rules and as described in greater detail below) was estimated to be 21:1; and

•

since 85% of our CEO’s 2022 annual total compensation was stock-based compensation, we are supplementally disclosing the ratio of the annual total cash compensation of our CEO to the annual total cash compensation of our median employee, which was estimated to be 4:1.

This ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported by us, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

Vapotherm, Inc. – 2023 Proxy Statement	86

To identify our median employee and to calculate the annual total compensation of our median employee and that of our CEO, we used the following methodology, assumptions and estimates:

Selection of Determination Date and Employee Population	We determined that, as of December 31, 2022, our worldwide employee population, excluding our CEO, consisted of 277 total employees, of which 215 employees were employed in the United States and 62 employees were employed in non-U.S. jurisdictions. In determining this population, we considered the employees of our subsidiaries and all of our worldwide employees other than our CEO, whether employed on a full-time, part-time, temporary or seasonal basis. We did not include any contractors or other non-employee workers in our employee population. As permitted under SEC rules, we selected December 31, 2022, which is within the last three months of the end of our fiscal year 2022, as the date we would use to identify our employee population and “median employee” to allow sufficient time to identify the median employee given the global scope of our operations.
Identification of Median Employee	To identify the “median employee” from our employee population, we selected target annual total cash compensation as the most appropriate measure of compensation. Target annual total cash compensation includes an employee’s annual base salary or wages and target annual bonus or commissions. As part of this analysis, we converted the target annual total cash compensation of our non-U.S. employees from local currency to U.S. dollars using foreign currency exchange rates as of December 31, 2022.
Calculation of Annual Total Compensation and Annual Total Cash Compensation	We then calculated annual total compensation for this median employee and our CEO using the same methodology we use for our named executive officers as set forth in our Summary Compensation Table included under “Executive Compensation–Summary Compensation Table.” We calculated annual total cash compensation for the median employee and our CEO by excluding all stock-based compensation received by both the median employee and our CEO from their annual total compensation.

COMPENSATION RISK ASSESSMENT

As a result of our annual assessment on risk in our compensation programs, we concluded that our compensation policies, practices, and programs and related compensation governance structure work together in a manner so as to encourage our employees, including our NEOs, to pursue growth strategies that emphasize stockholder value creation, but not to take unnecessary or excessive risks that could threaten the value of our Company. As part of our assessment, we noted in particular the following:

•	annual base salaries for employees are not subject to performance risk and, for most non-executive employees, constitute the largest part of their total compensation;

•

performance-based, or at risk, compensation awarded to our employees, which for our higher-level employees constitutes the largest part of their total compensation, is appropriately balanced between annual and long-term performance and cash and equity compensation and utilizes several different performance measures and goals that are drivers of long-term success for our Company and stockholders and, in many cases, has appropriate maximums; and

Vapotherm, Inc. – 2023 Proxy Statement	87

•

a significant portion of performance-based compensation is in the form of long-term equity incentives, which do not encourage unnecessary or excessive risk because they generally vest over a three- to four-year period of time, thereby focusing our employees on our long-term interests.

As a matter of best practice, we will continue to monitor our compensation policies, practices, and programs to ensure that they continue to align the interests of our employees, including in particular our executive officers, with those of our long-term stockholders while avoiding unnecessary or excessive risk.

Vapotherm, Inc. – 2023 Proxy Statement	88

ANTI-HEDGING AND ANTI-PLEDGING POLICY

Since there is a heightened legal risk and the potential appearance of improper or inappropriate conduct if directors, officers and other employees engage in certain types of transactions in our securities that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities, our Insider Trading Policy provides that any person covered by our Insider Trading Policy may not engage in any of the following transactions:

•

Short Sales. Short sales of our securities may evidence an expectation on the part of the seller that the securities will decline in value, and therefore might signal to the market that the seller lacks confidence in the Company’s prospects. In addition, short sales may reduce a seller’s incentive to improve the Company’s performance. For these reasons, direct and indirect short sales of our securities are prohibited. In addition, Section 16(c) of the Exchange Act prohibits executive officers and directors from engaging in short sales. Short sales arising from certain types of hedging transactions are also governed by the paragraph below entitled “Hedging Transactions.”

•

Publicly Traded Options. Given the relatively short term of publicly traded options, transactions in options may create the appearance that a director, officer or other employee or person subject to our Insider Trading Policy is trading based on material nonpublic information and focus such person’s attention on short-term performance at the expense of our long-term objectives. Accordingly, transactions in put options, call options or other derivative securities involving our securities on an exchange or in any other organized market are prohibited.

•

Hedging Transactions. Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Such hedging transactions may permit a director, officer or other employee or person subject to our Insider Trading Policy to continue to own our securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or other employee or person subject to our Insider Trading Policy may no longer have the same objectives as our other stockholders. Therefore, directors, officers and other employees and other persons subject to our Insider Trading Policy are prohibited from engaging in any such transactions.

•

Margin Accounts and Pledged Securities. Securities held in a margin account as collateral for a margin loan may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledger is aware of material nonpublic information or otherwise is not permitted to trade in our securities, directors, officers and other employees and persons subject to our Insider Trading Policy are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.

•

Standing and Limit Orders. Standing and limit orders (except standing and limit orders under Rule 10b5-1 plans) create heightened risks for insider trading violations, similar to the use of margin accounts. There is no control over the timing of purchases or sales that result from standing instructions to a broker, and as a result, the broker could execute a transaction when a director, officer or other employee is in possession of material nonpublic information. We therefore discourage placing standing or limit orders on our securities other than pursuant to a Rule 10b5-1 plan. If a person subject to our Insider Trading Policy determines that they must use a standing order or limit order, that person must contact our Compliance Officer for clearance to place the order.

Vapotherm, Inc. – 2023 Proxy Statement	89

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee has or had any relationship requiring disclosure under Item 404 of SEC Regulation S-K or has ever been an officer or employee of Vapotherm or any of our subsidiaries. None of our executive officers serves, or in the past has served, as a member of the Compensation Committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of the Board or the Compensation Committee.

Vapotherm, Inc. – 2023 Proxy Statement	90

DIRECTOR COMPENSATION

OVERVIEW

Our non-employee director compensation program generally is designed to attract and retain experienced and knowledgeable directors and to provide equity-based compensation to align the interests of our directors with those of our stockholders. In 2022, our non-employee director compensation was comprised of equity compensation, in the form of stock options, restricted stock units, or a combination thereof, and cash compensation, in the form of annual retainers. Each of these components is described in more detail below.

Joseph Army, as an employee director, does not receive any additional compensation for his service as a director.

DIRECTOR COMPENSATION PROCESS

The Board of Directors has delegated to the Compensation Committee the responsibility, among other things, to review and recommend to the Board any proposed changes in non-employee director compensation. In connection with such review, the Compensation Committee is assisted in performing its duties by our Human Resources Department and also engages an independent external compensation consultant from time to time to provide analysis regarding non-employee director compensation.

From time to time and most recently in 2020, the Compensation Committee has engaged Radford, which is part of the Rewards Solution practice at Aon plc, to review our non-employee director compensation program. Radford’s review consisted of, among other things, analysis of board compensation trends and a competitive assessment based on a selected group of companies operating in the United States that are similarly situated to us from a revenue and market capitalization perspective. The peer group used for this analysis is typically the same peer group used for the executive compensation analysis.

In December 2021, the Board, upon recommendation of the Compensation Committee, revised our non-employee director compensation program to change the election to receive equity in lieu of annual retainers from fully vested stock awards granted at the end of the year to a restricted stock unit award granted as of January 1st of each year and adopted stock ownership guidelines, each as described below.

NON-EMPLOYEE DIRECTOR COMPENSATION HIGHLIGHTS

Some of the highlights of our non-employee director compensation program are:

✓	No Additional Fees for Board or Committee Meeting Attendance: Meeting attendance is an expected part of Board service.
✓	Emphasis on Equity: There is an emphasis on equity in the overall compensation mix to further align interests with stockholders.
✓	Recognition of Special Roles: Special roles (such as Board Chairman and Committee Chairs) are fairly recognized for their additional time commitments.
✓	Robust Stock Ownership Guidelines: A guideline of three times the annual Board and Committee cash retainers supports alignment with stockholders’ interests and mitigates potential compensation-related risk.
✓	No Perquisites: Our directors receive no perquisites, personal benefits or other compensation.

Vapotherm, Inc. – 2023 Proxy Statement	91

DIRECTOR STOCK OWNERSHIP GUIDELINES

In December 2021, we established stock ownership guidelines that are intended to further align the interests of our non-employee directors with those of our stockholders. A stock ownership target for each of our non-employee directors has been set at that number of shares of our common stock with a value equal to three times the director’s annual cash retainers for all Board and Committee service.

CASH COMPENSATION

Our non-employee directors receive an annual cash retainer for service to our Board of Directors and an additional annual cash retainer for service on any Board committee or for serving as the chair of our Board of Directors or any of its committees, in each case, typically prorated for partial years of service.

All cash retainers are paid quarterly, in arrears, or upon the earlier departure of the non-employee director.

The following table sets forth our non-employee director compensation program for 2022. The Board Chairman retainer is in lieu of the Board member retainer and each of the Board committee Chair retainers is in lieu of the Board committee member retainer.

($)
Board Member Retainer	40,000
Board Chairman Retainer	80,000
Audit Committee Member Retainer	10,000
Audit Committee Chair Retainer	20,000
Compensation Committee Member Retainer	7,500
Compensation Committee Chair Retainer	15,000
Nominating and Corporate Governance Committee Member Retainer	5,000
Nominating and Corporate Governance Committee Chair Retainer	10,000
Strategic Transactions Committee Member Retainer	5,000
Strategic Transactions Committee Chair Retainer	10,000

EQUITY-BASED COMPENSATION

Our non-employee directors receive initial and annual equity awards in the form of restricted stock units or stock options (or a combination thereof), in the discretion of the Compensation Committee. The non-employee director initial equity awards typically have a grant date fair value of $187,500, and the non-employee director annual equity awards typically have a grant date fair value of $125,000. However, for 2022, the annual equity awards had a grant date fair value of $14,236 due to our depressed stock price and our desire not to grant equity awards with a full grant date fair value of $125,000 for dilution purposes and to conserve shares under our stockholder-approved equity plan.

The initial equity awards vest over three years in nearly equal annual installments, subject to the director’s continued service to the Board through the applicable vesting date. The annual equity awards vest in full on the earlier of the first anniversary of the grant date or the date of the following annual meeting of

Vapotherm, Inc. – 2023 Proxy Statement	92

stockholders of the Company, subject, in each case, to the director’s continued service to the Board through the applicable vesting date. All equity awards granted to our non-employee directors vest in full upon the non-employee director’s death or a change in control.

ELECTION TO RECEIVE EQUITY-BASED COMPENSATION IN LIEU OF CASH COMPENSATION

At the end of 2021, our non-employee director compensation policy was revised to allow our non-employee directors to elect to receive an RSU award (as opposed to a fully vested stock award) in lieu of 100% of their annual cash retainers payable for services to be rendered as a non-employee director, chairman and chair or member of any board committee. Each non-employee director who elects to receive an RSU award in lieu of such director’s annual cash retainers for a year is automatically granted on January 1st of that year an RSU award under our 2018 Equity Plan for that number of shares of our common stock as determined by dividing the aggregate dollar amount of all annual cash retainers anticipated to be payable to such director for the year by the closing price of our common stock on December 31st of the prior year, as reported by the NYSE. These RSU awards vest in four nearly equal installments on the following March 31st, June 30th, September 30th and December 31st. Four of our non-employee directors elected to receive RSU awards in lieu of their annual cash retainers during 2022.

If a non-employee director who elected to receive an RSU award in lieu of such director’s annual cash retainers is no longer a director before such director’s interest in all of the shares underlying RSU award have vested and become issuable, then, the RSU award will vest immediately on the termination date as to a pro rata percentage of the non-vested underlying shares that are scheduled to vest on the next scheduled vesting date; provided, however that as with the director’s other equity awards, the entire RSU award will vest in full upon the director’s death or upon a change in control of our Company.

If a non-employee director who elected to receive an RSU award in lieu of such director’s annual cash retainers becomes entitled to receive an increased or additional annual cash retainer during the year, such director will receive such increased or additional annual cash retainers in cash until next year if the director elects (on or prior to December 31 of the previous year) to receive an RSU award in lieu of such director’s annual cash retainers.

If a non-employee director who elected to receive an RSU award in lieu of such director’s annual cash retainers experiences a decrease in annual cash retainers or a change in the director’s membership on one or more board committees or chair positions during the year such that the director becomes entitled to receive annual cash retainers for such year aggregating an amount less than the aggregate amount used to calculate the director’s most recent RSU award received, the director will forfeit as of the effective date of such cash retainer change or board committee or chair change his or her rights to receive a pro rata portion of the shares underlying such RSU award reflecting the decrease in the director’s aggregate annual cash retainers and the date on which such decrease occurred. In addition, the vesting of the RSU award will be revised appropriately to reflect any such change in the number of shares underlying the RSU award and the date on which such change occurred.

REIMBURSEMENT OF EXPENSES; INDEMNIFICATION

Our non-employee directors are also entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of our Board of Directors and any committee on which they serve.

Vapotherm, Inc. – 2023 Proxy Statement	93

We have agreed to indemnify each of our directors against certain liabilities, costs and expenses, and have purchased D&O liability insurance.

SUMMARY DIRECTOR COMPENSATION TABLE FOR 2022

The following table sets forth information concerning the compensation of our non-employee directors during the year ended December 31, 2022. Joseph Army is not compensated separately for his service as a director, and his compensation is discussed under “Executive Compensation.”

Name	Fees earned or paid in cash(1)(2) ($)	Stock awards(3) ($)	Option awards(4)(5) ($)	Total ($)
Anthony Arnerich	52,500	—	14,236	66,736
Lance Berry	60,000	—	14,236	74,236
Lori Knowles	47,500	—	14,236	61,736
James Liken	90,000	—	14,236	104,236
Mary Beth Moynihan	50,000	—	14,236	64,236
Donald Spence	60,000	—	14,236	74,236
Elizabeth Weatherman	60,000	—	14,236	74,236

(1)	Since cash retainers are paid quarterly, in arrears, or earlier upon a director’s resignation, the amounts represent retainer fees earned during 2022.

(2)

Each of the directors named below elected to convert their annual cash retainers into the number of shares of our common stock set forth below, which number of shares received was based on the closing price of our common stock on December 31, 2021 ($20.71).

Name	Shares of common stock
James Liken	4,345
Mary Beth Moynihan	2,414
Donald Spence	2,897
Elizabeth Weatherman	2,897

(3)	The table below shows the aggregate number of unvested stock awards held as of December 31, 2022 by each director listed in the above table.

Name	Number of shares of common stock underlying unvested stock awards
Anthony Arnerich	—
Lance Berry	—
Lori Knowles	5,349
James Liken	—
Mary Beth Moynihan	5,349
Donald Spence	2,040
Elizabeth Weatherman	—

Vapotherm, Inc. – 2023 Proxy Statement	94

(4)	The table below shows the aggregate number of stock options awards (exercisable and unexercisable) held as of December 31, 2022 by each director listed in the above table.

Name	Number of shares of common stock underlying options
Anthony Arnerich	32,467
Lance Berry	22,967
Lori Knowles	8,717
James Liken	18,217
Mary Beth Moynihan	8,717
Donald Spence	8,717
Elizabeth Weatherman	18,217

(5)

The amounts reported represent the aggregate grant date fair value of stock option awards granted to the non-employee directors in 2022, calculated in accordance with FASB ASC Topic 718, disregarding the effect of estimated forfeitures. On July 21, 2022, each non-employee director was granted a stock option award to purchase 8,717 shares of common stock. For consistency with our recently granted 2023 annual equity grants for our senior leadership team and other employees, the Compensation Committee granted the annual equity award in stock options and determined the number of stock options using the same grant date fair value as used in determining the number of employee stock options, which assumed a much higher stock price as one of the inputs to conserve the share reserve under our 2018 Equity Plan, and which grant date fair value equaled $14.34 and an assumed per share stock price of $20.10. The amounts reported in this column reflect the accounting costs for the stock option awards and do not reflect the actual economic value that may be received by the director upon exercise of the stock options or any sale of the underlying shares of common stock.

Vapotherm, Inc. – 2023 Proxy Statement	95

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

POLICIES AND PROCEDURES FOR REVIEW AND APPROVAL OF RELATED PARTY TRANSACTIONS

Our Board of Directors has adopted a written related person transactions policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of SEC Regulation S-K, any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness), or any series of similar transactions, arrangements or relationships, in which the aggregate amount involved exceeds or is expected to exceed $120,000 in any fiscal year, the Company or any of its subsidiaries is a participant and any related person has or will have a direct or indirect interest. In reviewing and approving any such transactions, our Audit Committee is tasked with taking into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. If a transaction will be ongoing, the Audit Committee may establish guidelines for our management to follow in its ongoing dealings with the related person. Thereafter, the Audit Committee will periodically review and assess ongoing relationships.

TRANSACTIONS WITH RELATED PERSONS

There have been no transactions with a related party, other than executive and director compensation arrangements described under “Executive Compensation” and “Director Compensation,” during the period beginning on January 1, 2021 through the date of this proxy statement required to be disclosed in this proxy statement.

Vapotherm, Inc. – 2023 Proxy Statement	96

STOCK OWNERSHIP

SIGNIFICANT BENEFICIAL OWNERS

The table below sets forth information as to entities that have reported to the SEC or have otherwise advised us that they are a beneficial owner, as defined by the SEC’s rules and regulations, of more than five percent of our outstanding common stock, in each case as of the dates as reflected in the notes to the table below.

Class of securities	Name and address of beneficial owner	Number of shares beneficially owned	Percent of class(1)
Common Stock	Entities Associated with Guines LLC(2) 767 Third Avenue, 29th Floor New York, NY 10017	5,180,495	10.7%
Common Stock	Entities Affiliated with Parian Global Master Fund(3) One Grand Central Place 60 East 42nd Street, Suite 805 New York, NY 10165	4,614,672	9.9%
Common Stock	Crow’s Nest Holdings LP(4) 5820 Patterson Avenue, Suite 202 Richmond, VA 23226	4,597,227	9.9%
Common Stock	Armistice Capital Master Fund Ltd.(5) c/o Armistice Capital, LLC 510 Madison Avenue, 7th Floor New York, NY 10022	4,597,227	9.9%
Common Stock	Integrated Core Strategies (US) LLC(6) c/o Millennium Management LLC 399 Park Avenue New York, NY 10022	3,984,799	8.4%
Common Stock	Joseph Army(7) 100 Domain Drive Exeter, NH 03833	2,741,803	5.8%
Common Stock	Hudson View Capital LLC(8) 250 West 55th Street, 35th Floor New York, NY 10019	2,519,046	5.4%

(1)	Percent of class is based on 46,195,094 shares of our common stock outstanding as of our record date, April 24, 2023.

(2)

Based in part on information contained in a registration statement on Form S-3 filed by Vapotherm with the SEC on March 7, 2023 and on information contained in the Schedule 13G filed with the SEC on February 17, 2023 and represents shares beneficially owned by Roystone Capital Management LP, Roystone Capital Holdings LLC, Guines LLC and Rich Barrera (collectively, the Roystone Shareholders). Includes (i) 2,380,952 shares of common stock held directly by Guines LLC; (ii) 418,591 shares of common stock held directly by Roystone Capital Master Fund Ltd., the investment manager to Guines LLC; and (iii) 2,380,952 shares of common stock issuable upon exercise of warrants. Roystone Capital Management LP, Roystone Capital Holdings LLC and Rich Barrera each has shared voting and dispositive power over 5,180,495 shares and Guines LLC has shared voting and dispositive power over 4,761,904 shares.

(3)

Based in part on information contained in a registration statement on Form S-3 filed by Vapotherm with the SEC on March 7, 2023 and on information contained in the Schedule 13G/A filed with the SEC on February 13, 2023 and includes (i) 3,842,152 shares held directly by Parian Global Special Opportunity Fund I LP (Parian Special Opportunity Fund); (ii) 476,983 shares of common stock held directly by Parian Global Master Fund LP (Parian Master Fund”) and (iii) 295,537. shares of common stock issuable upon exercise of pre-funded warrants held by Parian Special Opportunity Fund. Excludes (i) 1,379,071 shares of common stock issuable upon exercise of the pre-funded warrants held by Parian Special Opportunity Fund; (ii) 1,514,850 shares of common stock issuable upon exercise of the warrants held by Parian

Vapotherm, Inc. – 2023 Proxy Statement	97

Special Opportunity Fund; (iii) 135,779 shares of common stock issuable upon exercise of the pre-funded warrants held by Parian Master Fund; and (iv) 357,142 shares of common stock issuable upon exercise of the warrants held by Parian Master Fund, which are not exercisable within 60 days of February 15, 2023 by virtue of the beneficial ownership limitations described below. The number of shares of common stock into which the warrants are convertible is limited to that number of shares of common stock which would result in the stockholder, together with its affiliates, having an aggregate beneficial ownership of no more than 4.99% of the total issued and outstanding shares of common stock. The number of shares of common stock into which the pre-funded warrants are convertible is limited to that number of shares of common stock which would result in the stockholder, together with its affiliates, having an aggregate beneficial ownership of no more than 9.99% of the total issued and outstanding shares of common stock. CCZG LLC is the general partner of Parian Global Management LP, and Mr. Zachary Miller is the managing member of CCZG LLC. CCZG LLC and Zachary Miller disclaims beneficial ownership of the shares reported herein except to the extent of its or his pecuniary interest therein.

(4)

Based in part on information contained in a registration statement on Form S-3 filed by Vapotherm with the SEC on March 7, 2023 and on information contained in the Schedule 13G/A filed with the SEC on February 14, 2023 and includes (i) 4,488,018 shares of common stock held directly by Crow’s Nest Holdings Master Fund LP (Crow’s Nest Fund) and (ii) 109,209 shares of common stock issuable upon exercise of warrants. Excludes 2,747,933 shares of common stock issuable upon exercise of warrants. The number of shares of common stock into which warrants are convertible is limited to that number of shares of common stock which would result in the stockholder, together with its affiliates, having an aggregate beneficial ownership of no more than 9.99% of the total issued and outstanding shares of common stock. Crow’s Nest Holdings LP (Crow’s Nest) is the investment manager to Crow’s Nest Fund. Crow’s Nest GP LLC serves as a general partner of Crow’s Nest Fund and is beneficially owned by John Carrington. Mr. Carrington is the managing member of Crow’s Nest GP LLC. Crow’s Nest GP LLC and its affiliates have shared voting and dispositive power with respect to all shares beneficially owned. Each of Crow’s Nest and its affiliates disclaim beneficial ownership of the shares reported herein except to the extent of its or his pecuniary interest therein.

(5)

Based solely on information contained in a registration statement on Form S-3 filed by Vapotherm with the SEC on March 7, 2023, includes (i) 4,550,736 shares of common stock held directly by Armistice Capital Master Fund Ltd. and (ii) 46,491 shares of common stock issuable upon exercise of the pre-funded warrants. Excludes (i) 7,142,857 shares of common stock issuable upon exercise of warrants and (ii) 2,545,630 shares of common stock issuable upon the exercise of the pre-funded warrants, which are not exercisable within 60 days of April 24, 2023 by virtue of the beneficial ownership limitations described below. The shares of common stock, warrants, and pre-funded warrants listed above are directly held by Armistice Capital Master Fund Ltd. (the “Master Fund”), a Cayman Islands exempted company, and may be deemed to be indirectly beneficially owned by (i) Armistice Capital, LLC (Armistice), as the investment manager of the Master Fund, and (ii) Steven Boyd, as the Managing Member of Armistice. Armistice and Steven Boyd disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein. Accordingly, notwithstanding the number of shares of Common Stock listed above as being beneficially owned by the Master Fund, Armistice and Mr. Boyd, each of the Master Fund, Armistice and Mr. Boyd further disclaim beneficial ownership of the shares of common stock issuable upon exercise of all of the warrants and pre-funded warrants to the extent the number of shares of common stock beneficially owned by each of the Master Fund, Armistice and Mr. Boyd and any other person or entities with which their respective beneficial ownership would be aggregated for purposes of Section 13(d) of the Exchange Act would exceed 9.99% of the total number of shares of common stock outstanding. The number of shares of common stock into which the pre-funded warrants are convertible is limited to that number of shares of common stock which would result in the stockholder, together with its affiliates, having an aggregate beneficial ownership of no more than 9.99% of the total issued and outstanding shares of common stock. The number of shares set forth in the above table do not reflect the application of this limitation.

(6)

Based in part on information contained in a registration statement on Form S-3 filed by Vapotherm with the SEC on March 7, 2023 and on information contained in the Schedule 13G/A filed with the SEC on January 24, 2023 and includes (i) 2,768,773 shares of common stock and 1,166,666 shares of common stock issuable upon exercise of warrants held directly by Integrated Core Strategies (US) LLC (Integrated Core Strategies); (ii) 27,681 shares of common stock held by ICS Opportunities, Ltd.; and (iii) 21,679 shares of common stock held directly by Integrated Assets II LLC. ICS Opportunities, Ltd. and Integrated Assets II LLC are affiliates of Integrated Core Strategies (US) LLC. The securities listed above may be deemed to be beneficially owned by Millennium Management LLC, Millennium Group Management LLC and Israel Englander and/or other investment managers that may be controlled by Millennium Group

Vapotherm, Inc. – 2023 Proxy Statement	98

Management LLC (the managing member of Millennium Management LLC) and Mr. Englander (the sole voting trustee of the managing member of Millennium Group Management LLC). The foregoing should not be construed in and of itself as an admission by Millennium Management LLC, Millennium Group Management LLC or Mr. Englander as to the beneficial ownership of the securities held by such entities. The number of shares of common stock into which the warrants are convertible is limited to that number of shares of common stock which would result in the stockholder, together with its affiliates, having an aggregate beneficial ownership of no more than 9.99% of the total issued and outstanding shares of Common Stock.

(7)

Based in part on information contained in the Schedule 13D filed with the SEC on December 8, 2022 and includes: (a) 1,627,536 shares of common stock held directly by Mr. Army; (b) 312,327 shares of common stock issuable upon exercise of stock options within 60 days of April 24, 2023; (c) a warrant to purchase 476,190 shares of common stock; (d) 325,000 shares of common stock held by the Kimberly D. Army Revocable Trust; (e) 500 shares of common stock held directly by Mr. Army’s spouse; and (f) 250 shares of common stock issuable upon exercise of stock options held by Mr. Army’s spouse. Mr. Army’s spouse is also an employee of the Company.

(8)

Based solely on information contained in a registration statement on Form S-3 filed by Vapotherm with the SEC on March 7, 2023, includes (i) 1,709,523 shares of common stock held directly by Hudson View Capital LLC and (ii) 809,523 shares of common stock issuable upon exercise of warrants.

SECURITY OWNERSHIP BY MANAGEMENT

The table below sets forth information known to us regarding the beneficial ownership of our common stock as of April 24, 2023, by:

•	each of our directors;

•	each of the individuals named in the “Summary Compensation Table” under “Executive Compensation” beginning on page 68; and

•	all of our current directors and executive officers as a group.

To our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth below and subject to community property laws, where applicable. The number of shares beneficially owned represents the number of shares the person “beneficially owns,” as determined by SEC rules. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (i) the vesting and settlement of restricted stock units or the exercise of any option, warrant, or right; (ii) the conversion of a security; (iii) the power to revoke a trust, discretionary account, or similar arrangement; or (iv) the automatic termination of a trust, discretionary account, or similar arrangement.

Class of securities	Name of beneficial owner	Title/position	Number of shares beneficially owned(1)	Percent of class(2)
Common Stock	Joseph Army(3)	President and Chief Executive Officer, Director	2,741,803	5.8%
Common Stock	Anthony Arnerich(4)	Director	1,763,561	3.8%
Common Stock	Lance Berry	Director	244,092	*
Common Stock	Lori Knowles	Director	21,832	*

Vapotherm, Inc. – 2023 Proxy Statement	99

Class of securities	Name of beneficial owner	Title/position	Number of shares beneficially owned(1)	Percent of class(2)
Common Stock	James Liken	Chairman of the Board	728,285	1.6%
Common Stock	Mary Beth Moynihan	Director	24,371	*
Common Stock	Donald Spence	Director	30,256	*
Common Stock	Elizabeth Weatherman	Director	1,209,220	2.6%
Common Stock	John Landry	Senior Vice President and Chief Financial Officer	546,503	1.2%
Common Stock	Brian Lawrence	Senior Vice President and Chief Technology Officer	141,955	*
Common Stock	Gregoire Ramade	Senior Vice President and Chief Commercial Officer	155,107	*
Common Stock	All directors and executive officers as a group (11 persons)		7,606,985	15.8%

*	Indicates beneficial ownership of less than 1% of our total outstanding common stock.

(1)

Includes for the persons listed below options and/or warrants to purchase the following numbers of shares of our common stock that are exercisable within 60 days of April 24, 2023 and the following numbers of shares of our common stock issuable upon the vesting and settlement of restricted stock unit awards within 60 days of April 24, 2023:

Name	Number of shares underlying options	Number of shares underlying RSUs	Number of shares underlying warrants
Joseph Army	312,577	0	476,190
Anthony Arnerich	32,467	0	0
Lance Berry	22,967	0	95,238
Lori Knowles	8,717	2,674	0
James Liken	18,217	0	238,095
Mary Beth Moynihan	8,717	2,674	0
Donald Spence	8,717	0	0
Elizabeth Weatherman	18,217	0	476,190
John Landry	137,234	0	71,428
Brian Lawrence	10,055	0	0
Gregoire Ramade	125,226	0	0
All directors and executive officers as a group	703,111	5,348	1,357,141

(2)	Percent of class is based on 46,195,094 shares of our common stock outstanding as of our record date, April 24, 2023.

(3)

Based in part on information contained in the Schedule 13D filed with the SEC on December 8, 2022 and includes: (a) 1,627,536 shares of common stock held directly by Mr. Army; (b) 312,327 shares of common stock issuable upon exercise of stock options within 60 days of April 24, 2023; (c) a warrant to purchase 476,190 shares of common stock; (d) 325,000 shares of common stock held by the Kimberly D. Army Revocable Trust; (e) 500 shares of common stock held directly by Mr. Army’s spouse; and (f) 250 shares of common stock issuable upon exercise of stock options held by Mr. Army’s spouse. Mr. Army’s spouse is also an employee of the Company.

Vapotherm, Inc. – 2023 Proxy Statement	100

(4)

Includes: (i) 25,201 shares of common stock held directly by Mr. Arnerich; (ii) 223,374 shares of common stock held by Mr. Arnerich’s trust; (iii) 48,898 shares held by Mr. Arnerich’s wife’s trust; (iv) 7,885 shares held by Arnerich 3x5 Special Opportunity Managers, L.P., of which 3x5 Partners, LLC is the general manager, (v) 790,754 shares directly held by Vapotherm Investors, LLC; (vi) 394,982 shares directly held by 3x5 Special Opportunity Fund, L.P.; (vii) 210,000 shares of common stock held by the I Am Learning Foundation, (viii) 15,000 shares held by the Matthew J. Army Irrevocable Gift Trust; and (ix) 15,000 shares held by the Mikaela K. Army Irrevocable Gift Trust.

Mr. Arnerich may be deemed to share beneficial ownership in the shares held by Vapotherm Investors, LLC and 3x5 Special Opportunity Fund, L.P. Mr. Arnerich is a managing member of 3x5 Partners, LLC. 3x5 Partners, LLC is the managing member of Vapotherm Investors, LLC and a member of 3x5 Special Opportunity Partners, LLC, which is the general partner of 3x5 Special Opportunity Fund, L.P., and by virtue of these relationships 3x5 Partners, LLC may be deemed to indirectly beneficially own the shares directly held by Vapotherm Investors, LLC and 3x5 Special Opportunity Fund, L.P. As a managing member of 3x5 Partners, LLC, Mr. Arnerich shares voting and dispositive power over such shares. Mr. Arnerich disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

Mr. Arnerich is the sole trustee of the Matthew J. Army Irrevocable Gift Trust and the Mikaela K. Army Irrevocable Gift Trust and has sole voting and dispositive power over the shares held by the Matthew J. Army Irrevocable Gift Trust and the Mikaela K. Army Irrevocable Gift Trust. Mr. Arnerich has sole voting and dispositive power over the shares held by the I Am Learnings Foundation, a tax exempt 501(c)(3) organization.

STOCK OWNERSHIP GUIDELINES

In December 2021, we established stock ownership guidelines that are intended to further align the interests of our directors and named executive officers with those of our stockholders. The stock ownership guidelines for our non-employee directors and named executive officers are as follows:

Position	Guideline
Non-Employee Director	3x annual Board and Committee cash retainers
Chief Executive Officer	3x annual base salary
Other Named Executive Officers	1x annual base salary

Although there is no deadline for compliance with the above stock ownership guidelines, the Compensation Committee monitors compliance annually. All non-employee directors and named executive officers were in compliance with these guidelines as of December 31, 2022, except for one executive officer and four directors, who pursuant to the terms of our guidelines have a reasonable period of time within which to comply.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of our common stock to file with the SEC reports showing ownership of and changes in ownership of our common stock and other equity securities. On the basis of information submitted by our directors and executive officers, we believe that our directors and executive officers timely filed all required Section 16(a) filings for fiscal year 2022 other than the following: Dorota McKay filed one late Form 4 with respect to a transaction on January 1, 2022 and each of Anthony Arnerich, Lance Berry, Lori Knowles, James Liken, Mary Beth Moynihan, Donald Spence and Elizabeth Weatherman filed a late Form 4 with respect to a transaction on July 27, 2022.

Vapotherm, Inc. – 2023 Proxy Statement	101

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The table below provides information about our common stock that may be issued under our equity compensation plans as of December 31, 2022. Our equity compensation plans as of December 31, 2022 were the Vapotherm, Inc. Amended and Restated 2018 Equity Incentive Plan, the Vapotherm, Inc. 2015 Stock Incentive Plan, the Vapotherm, Inc. 2005 Stock Incentive Plan (2005 Equity Plan) and the Vapotherm, Inc. 2018 Employee Stock Purchase Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	4,596,110(1)(2)	$10.78(3)	827,203(4)
Equity compensation plans not approved by security holders	—	—	—

Total	4,596,110	$10.78	827,203

(1)

Amount includes 2,893,972 shares of our common stock issuable upon the exercise of stock options, 177,698 shares of our common stock issuable upon the vesting and settlement of performance stock units assuming anticipated actual levels of achievement, and 1,320,306 shares of our common stock issuable upon the vesting and settlement of restricted stock units granted under the 2018 Equity Plan, and 204,134 shares of our common stock issuable upon the exercise of stock options granted under the 2015 Equity Plan and the 2005 Equity Plan. The actual number of shares that will be issued under performance-based awards is determined by the level of achievement of the performance goals.

(2)

Excludes employee stock purchase rights accruing under the Vapotherm, Inc. 2018 Employee Stock Purchase Plan (ESPP). Under such plan, each eligible employee may purchase up to 5,000 shares of our common stock at semi-annual intervals at a purchase price per share equal to 85% of the lower of (i) the fair value of our common stock on the first trading day of the offering period or (ii) the fair value of our common stock on the last trading day of the offering period.

(3)	Not included in the weighted-average exercise price calculation are 1,320,306 restricted stock unit awards and 177,698 performance stock unit awards, assuming anticipated actual levels of achievement.

(4)

Amount includes zero shares of our common stock remaining available for future issuance under the 2018 Equity Plan and 827,203 shares available at December 31, 2022 for future issuance under the ESPP. No shares remain available for grant under the 2015 Equity Plan or the 2005 Equity Plan since such plans have been terminated with respect to future grants.

The 2018 Equity Plan contains an “evergreen” provision which provides that on each January 1st from January 1, 2019 through January 1, 2028, the number of shares of common stock available for issuance under the 2018 Equity Plan will automatically increase annually in an amount equal to the lesser of (i) 4% of outstanding shares of our common stock as of the close of business on the immediately preceding December 31st or (ii) the number of shares determined by our board of directors on or prior to such date.

The ESPP contains an “evergreen” provision which provides that on each January 1st from January 1, 2020 through January 1, 2028, the number of shares of common stock available for issuance under the ESPP will automatically increase annually in an amount equal to the lesser of (i) 1% of outstanding shares of our common stock as of the close of business on the immediately preceding December 31st or (ii) the number of shares determined by our board of directors on or prior to such date, up to a maximum of 1,741,300 shares in the aggregate.

Vapotherm, Inc. – 2023 Proxy Statement	102

INFORMATION ABOUT THE 2023 ANNUAL MEETING

The Board of Directors is using this proxy statement to solicit your proxy for use at our 2023 annual meeting of stockholders. The Board is soliciting proxies to give all stockholders of record an opportunity to vote on matters properly presented at the annual meeting.

We have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending an Important Notice of Availability of Proxy Materials for the Annual Meeting (which we refer to as the “Internet Notice”) to most of our stockholders of record and paper or electronic copies of the proxy materials to our remaining stockholders of record. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All stockholders may request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Internet Notice and on the website referred to in the Internet Notice, including an option to request paper copies on an ongoing basis.

WHEN AND WHERE WILL THE ANNUAL MEETING BE HELD?

The annual meeting will be held on Tuesday, June 20, 2023 at 10:00 a.m. Eastern Time, at our corporate offices located at 100 Domain Drive, Exeter, NH 03833. Stockholders are permitted to park in the east lot at our corporate office. After exiting Route 101, turn onto Marin Drive to enter the office park. After entering the office park, take your first left onto Domain Drive and then your next left following the Vapotherm Visitor sign. At the fork, head left following the Vapotherm Main Entrance sign. Guest parking spots are located in front of the building.

WHAT ARE THE PURPOSES OF THE ANNUAL MEETING?

The purposes of the annual meeting are to vote on the following items described in this proxy statement:

Proposal	Item of business
Proposal No. 1	Election of directors
Proposal No. 2	Approval of an amendment to our Certificate of Incorporation to effect reverse stock split
Proposal No. 3	Advisory vote on executive compensation
Proposal No. 4	Ratification of appointment of independent registered public accounting firm
Proposal No. 5	Approval of one or more adjournments of the annual meeting to solicit additional proxies in favor of Proposal No. 2

There are no rights of appraisal or similar rights of dissenters arising from matters to be acted on at the meeting.

ARE THERE ANY MATTERS TO BE VOTED ON AT THE ANNUAL MEETING THAT ARE NOT INCLUDED IN THIS PROXY STATEMENT?

We currently are not aware of any business that will be presented at the annual meeting other than as described in this proxy statement. If, however, any other matter is properly brought at the annual meeting, or any continuation, postponement, or adjournment thereof, your proxy includes discretionary authority on the part of the individuals appointed to vote your shares or act on those matters in accordance with their best judgment.

Vapotherm, Inc. – 2023 Proxy Statement	103

WHO CAN ATTEND THE ANNUAL MEETING?

All of our stockholders entitled to vote at the annual meeting may attend the meeting. If your shares are held in street name, however, you may not vote your shares in person at the annual meeting unless you obtain a legal proxy from the record holder of your shares. Stockholders who wish to attend the annual meeting will be required to present verification of ownership of our common stock, such as a bank or brokerage firm account statement, and will be required to present a valid, government-issued picture identification, such as a driver’s license or passport, to gain admittance to the annual meeting.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Our Board has established the close of business on April 24, 2023 as the “record date” for the annual meeting. This means that you are entitled to vote at this meeting (and any adjournments) if our records show that you owned our common stock at that time. As of this record date, 46,195,094 shares of our common stock were issued and outstanding, held by approximately 190 stockholders of record. Each issued and outstanding share of common stock as of the record date is entitled to one vote on each matter properly to come before the annual meeting and can be voted only if the record owner of that share, determined as of the record date, is present in person at the meeting or represented by proxy.

HOW MANY SHARES MUST BE PRESENT?

Delaware law provides that any stockholder action at a meeting requires that a quorum exist with respect to that meeting. Once a share is represented for any purpose at a meeting, it is deemed by Delaware law to be present for quorum purposes for the remainder of the meeting and (unless a new record date is or must be set for any such adjournment) any adjournment of that meeting.

A majority of the outstanding shares of common stock entitled to vote at this meeting, present either in person or by proxy, will constitute a quorum for all purposes at the meeting. If a quorum should not be present, the annual meeting may be adjourned from time to time until a quorum is obtained.

Shares held of record by stockholders who (in person or by proxy) abstain from voting on any or all proposals (and shares represented by broker non-votes) will be included in the number of shares present at the meeting for purposes of determining the presence of a quorum.

WHAT IF A QUORUM IS NOT PRESENT?

If a quorum is not present or represented at the scheduled time of the annual meeting, (i) the chairperson of the annual meeting or (ii) a majority in voting power of the stockholders entitled to vote at the annual meeting, present in person or represented by proxy, may adjourn the annual meeting until a quorum is present or represented.

HOW DO I VOTE?

We recommend stockholders vote by proxy even if they attend the annual meeting.

If you are a stockholder of record, there are four ways to vote:

•

VOTE BY INTERNET – http://www.proxypush.com/VAPO. Use the Internet to transmit your voting instructions up until 10:00 a.m. Eastern Time on June 20, 2023. Have the Notice in hand when you access the website. Follow the steps outlined on the secured website.

Vapotherm, Inc. – 2023 Proxy Statement	104

•

VOTE BY MAIL – If you requested and received a proxy card by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we will provide or mail it to Mediant Communications P.O. Box 8016 Cary, NC 27512-9903.

•

VOTE BY PHONE – Use a touch tone phone by calling the toll-free number (866) 229-4366 to transmit your voting instructions up until 10:00 a.m., Eastern Time, on June 20, 2023. Have the Notice in hand when you access the phone number. Follow the steps outlined on the phone line.

•

IN PERSON AT THE ANNUAL MEETING – If you attend the annual meeting, be sure to bring a form of personal photo identification with you, and you may deliver your completed proxy card in person, or you may vote by completing a ballot, which will be available at the annual meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 10:00 a.m., Eastern Time, on June 20, 2023.

If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions on how to vote from the bank, broker, or holder of record. You must follow the instructions of such bank, broker, or holder of record in order for your shares to be voted. Telephone and Internet voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares in person at the annual meeting, you should contact your bank, broker, or agent to obtain a legal proxy or the bank’s or broker’s proxy card and bring it to the annual meeting in order to vote.

WHAT IS THE DIFFERENCE BETWEEN BEING A “RECORD HOLDER” AND HOLDING SHARES IN “STREET NAME”?

A record holder holds shares in his or her name. Shares held in “street name” are held in the name of a bank or broker on a person’s behalf.

CAN I VOTE IF MY SHARES ARE HELD IN “STREET NAME”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being forwarded to you by your bank or brokerage firm along with a voting instruction card. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and your bank or brokerage firm is required to vote your shares in accordance with your instructions.

WHAT ARE BROKER NON-VOTES?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares.

A broker is entitled to vote shares held for a beneficial owner on routine matters. The approval of an amendment to our Certificate of Incorporation to effect a reverse stock split in Proposal No. 2, the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm in Proposal No. 4, and the approval of one or more adjournments of the annual meeting to solicit additional proxies in favor of Proposal No. 2 in Proposal No. 5 are routine matters; and accordingly, a broker is entitled to vote shares held for a beneficial owner on those proposals without instructions from such beneficial owner. On the other hand, absent instructions from a beneficial owner, a broker is not entitled to vote shares held for such beneficial owner on

Vapotherm, Inc. – 2023 Proxy Statement	105

non-routine matters. We believe, based on the rules of the NYSE, that the election of directors in Proposal No. 1 and all of the other proposals, other than Proposal No. 2, Proposal No. 4 and Proposal No. 5, are non-routine matters; and accordingly, brokers do not have authority to vote on such matters absent instructions from beneficial owners. Whether a voting proposal is ultimately determined routine or non-routine is determined by the NYSE. Accordingly, if beneficial owners desire not to have their shares voted by a broker in a certain manner, they should give instructions to their brokers as to how to vote their shares.

Broker non-votes count for purposes of determining whether a quorum is present.

The Board recommends that you vote:

•	FOR the election as director of each of the three individuals named as a nominee in this proxy statement (Proposal No. 1 on the proxy card);

•	FOR the approval of an amendment to our Certificate of Incorporation to grant the Board of Directors authority to effect a reverse stock split (Proposal No. 2 on the proxy card);

•	FOR the approval, on an advisory (non-binding) basis, of our executive compensation (Proposal No. 3 on the proxy card);

•	FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023 (Proposal No. 4 on the proxy card); and

•	FOR the approval of one or more adjournments of the annual meeting to solicit additional proxies in favor of Proposal No. 2 (Proposal No. 5 on the proxy card).

If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted in accordance with the Board’s recommendations.

If any other matter is properly brought before the annual meeting, the Company – through the individual named in the proxy and acting as the “proxy holder,” or his or her designee, and pursuant to the blanket authorization granted under the proxy – will vote your shares on that matter in accordance with the discretion and judgment of the proxy holder.

HOW DO I VOTE SHARES THAT I HOLD IN BROKERAGE OR SIMILAR ACCOUNTS?

Many stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. If you hold your shares in one of these ways, you are considered a beneficial owner, not a record owner, and you therefore have no direct vote on any matter to come before the annual meeting. Your broker, bank or nominee will send you voting instructions for you to use in directing the broker, bank or nominee in how to vote your shares. Your broker, bank or nominee may allow you to deliver your voting instructions via the telephone or the Internet.

Similarly, employees of Vapotherm who have exercised options or hold shares as a result of the vesting of restricted stock unit or other equity awards and are holding shares at Shareworks will receive a voting instruction form to direct Shareworks on how to vote their shares. These voting instructions need to be submitted by 11:59 p.m., Eastern Time, on June 15, 2023.

Vapotherm, Inc. – 2023 Proxy Statement	106

WHAT IS THE REQUIRED VOTE FOR EACH PROPOSAL?

Proposal	Votes required	Effect of abstentions	Effect of broker non- votes
Proposal No. 1: Election of Directors	Majority of votes cast. This means that nominees receiving more “FOR” votes than “AGAINST” votes will be elected as directors.	Abstentions will have no effect.	Broker non-votes will have no effect.
Proposal No. 2: Approval of an amendment to our Certificate of Incorporation to effect reverse stock split	75% of our outstanding shares.	Abstentions will have the effect of a vote against.	There will be no broker non-votes.*
Proposal No. 3: Approval, on an advisory (non-binding) basis, of our executive compensation	Majority of votes cast.	Abstentions will have no effect.	Broker non-votes will have no effect.
Proposal No. 4: Ratification of appointment of independent registered public accounting firm	Majority of votes cast.	Abstentions will have no effect.	There will be no broker non-votes.*
Proposal No. 5: Approval of one or more adjournments of the annual meeting to solicit additional proxies in favor of Proposal No. 2	Majority of votes cast.	Abstentions will have no effect.	There will be no broker non-votes.*

*	It is our understanding that under applicable NYSE rules, brokers and custodians may vote on this proposal in their discretion, and, therefore, we do not expect any broker non-votes on this matter.

WHAT IF I DON’T SPECIFY HOW MY SHARES ARE TO BE VOTED?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board, as described above.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR SET OF PROXY MATERIALS?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope.

CAN I REVOKE OR CHANGE MY VOTE?

A stockholder of record who has delivered a proxy card in response to this solicitation may revoke it before it is exercised at the annual meeting by executing and delivering a timely and valid later-dated proxy, by voting in person at the meeting or by giving written notice to our Senior Vice President, General Counsel and

Vapotherm, Inc. – 2023 Proxy Statement	107

Secretary. If a stockholder of record has voted via the Internet, such stockholder may also change that vote with a timely and valid later Internet vote or by voting in person at the meeting. If a stockholder of record has voted by phone, such stockholder may also change that vote with a timely and valid later phone vote or by voting in person at the meeting. Attendance at the meeting will not have the effect of revoking a proxy unless a stockholder gives proper written notice of revocation to our Senior Vice President, General Counsel and Secretary before the proxy is exercised or the stockholder votes in person at the meeting. Beneficial owners who have directed their broker, bank or nominee as to how to vote their shares should contact their broker, bank or nominee for instructions as to how they may revoke or change those voting directions.

WHO WILL COUNT THE VOTES?

Mediant has been engaged to tabulate stockholder votes. An agent of Mediant will act as our independent inspector of elections for the annual meeting.

WHERE CAN I FIND THE VOTING RESULTS?

We plan to announce preliminary voting results at the annual meeting and will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC within four business days after the annual meeting.

CAN I GET A PRINTED COPY OF THE PROXY MATERIALS?

Yes. We will mail this proxy statement and our 2022 Annual Report, together with a proxy card, to those stockholders entitled to vote at the annual meeting who have properly requested paper copies of such materials, within three business days of our receipt of such request.

Vapotherm, Inc. – 2023 Proxy Statement	108

OTHER MATTERS

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2024 ANNUAL MEETING OF STOCKHOLDERS

Proposals Pursuant to Rule 14a-8

To be considered for inclusion in next year’s proxy statement for our 2024 annual meeting of stockholders, stockholder proposals pursuant to Rule 14a-8 under the Exchange Act must be received by our Senior Vice President, General Counsel and Secretary, at Vapotherm, Inc., 100 Domain Drive, Exeter, NH 03833 no later than December 30, 2023. While the Board will consider stockholder proposals, we reserve the right to omit from the proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Nominations and Proposals Pursuant to Our Bylaws

Our Bylaws provide that for stockholder nominations to our Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to Senior Vice President, General Counsel and Secretary, at Vapotherm, Inc., 100 Domain Drive, Exeter, NH 03833. To be timely for the 2023 annual meeting of Stockholders, the stockholder’s notice must be delivered to or mailed and received by us not more than 120 days, and not less than 90 days, before the anniversary date of the preceding annual meeting, except that if there was no annual meeting in the prior year or if the current year’s annual meeting is more than 30 days before or after the anniversary date of the previous year’s annual meeting, we must receive the notice not later than the close of business on the tenth day following the day on which we provide notice or public disclosure of the date of the meeting. In this regard, we must receive the stockholder’s notice no earlier than February 21, 2024 and no later than March 22, 2024. Such notice must provide the information required by our Bylaws with respect to each matter the stockholder proposes to bring before the 2024 annual meeting of Stockholders. In addition, if applicable, stockholders who intend to solicit proxies in support of director nominees other than our nominees at the 2024 Annual Meeting must also comply with the additional requirements under Rule 14a-19 promulgated under the Exchange Act, as required by and in addition to our Bylaws, including providing a statement that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of Vapotherm’s shares entitled to vote on the election of directors in support of director nominees other than our nominees, as required by Rule 14a-19(b).

We encourage stockholders who wish to submit a proposal or nomination to seek independent counsel. We will not consider any proposal or nomination that is not timely or otherwise does not meet the Bylaw and SEC requirements. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

COST OF SOLICITATION OF PROXIES

Our Board is making this solicitation of proxies for our annual meeting. We will bear all costs of such solicitation, including the cost of preparing and distributing this proxy statement and the enclosed form of proxy. After the initial distribution of this proxy statement, proxies may be solicited by mail, telephone, facsimile transmission or personally by our directors, officers, employees or agents. It is possible we may engage a proxy solicitation firm to assist with our solicitation efforts in connection with our annual meeting this year, although no proxy solicitation firm has been engaged as of the date of this proxy statement. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held by them for the accounts of beneficial owners, and we will pay their reasonable out-of-pocket expenses.

Vapotherm, Inc. – 2023 Proxy Statement	109

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders, unless contrary instructions have been received. This delivery method is referred to as “householding” and can result in cost savings for us. To take advantage of this opportunity, we may deliver a single proxy statement to multiple stockholders who share an address. We will deliver upon oral or written request a separate copy of our proxy statement to any stockholder of a shared address to which a single copy of our proxy statement was delivered. If you prefer to receive separate copies of our proxy statement, either now or in the future, or if you currently are a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy statements for your household, please call us at (603) 658-0011 or send your request in writing to us at the following address: 100 Domain Drive, Exeter, NH 03833, Attention: Senior Vice President, General Counsel and Secretary.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act, which might incorporate future filings made by us under those statutes, the Audit Committee Report under “Proposal No. 5. Ratification of Appointment of Independent Registered Public Accounting Firm” will not be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by us under those statutes. In addition, information on our website, other than this proxy statement, notice, and form of proxy, is not part of the proxy soliciting materials and is not incorporated herein by reference.

COPIES OF 2022 ANNUAL REPORT

Upon written request, we will provide without charge to each stockholder who does not otherwise receive a copy of our annual report to stockholders, including our Annual Report on Form 10-K for the year ended December 31, 2022, which was required to be filed with the Securities and Exchange Commission. Please address all requests to:

James A. Lightman

Senior Vice President, General Counsel and Secretary

Vapotherm, Inc.

100 Domain Drive

Exeter, NH 03833

Vapotherm, Inc. – 2023 Proxy Statement	110

Your vote is important. Please promptly vote your shares of Vapotherm common stock by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating, and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

James Liken

Chairman of the Board

Exeter, New Hampshire

April 28, 2023

Vapotherm, Inc. – 2023 Proxy Statement	111

APPENDIX A – PROPOSED AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT REVERSE STOCK SPLIT

CERTIFICATE OF AMENDMENT

TO THE

TENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

VAPOTHERM, INC.

Vapotherm, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST:	That the name of the Corporation is Vapotherm, Inc. and that the Corporation filed its Certificate of Incorporation with the Secretary of State of the State of Delaware on March 12, 2013.

SECOND:	The Certificate of Incorporation was amended and restated by each of the Second Amended and Restated Certificate of Incorporation filed on February 12, 2014, the Third Amended and Restated Certificate of Incorporation filed on March 12, 2015, the Fourth Amended and Restated Certificate of Incorporation filed on October 29, 2015, the Fifth Amended and Restated Certificate of Incorporation filed on May 10, 2017, the Sixth Amended and Restated Certificate of Incorporation filed on September 8, 2017, the Seventh Amended and Restated Certificate of Incorporation filed on December 14, 2017, the Eighth Amended and Restated Certificate of Incorporation filed on April 2, 2018, the Ninth Amended and Restated Certificate of Incorporation filed on September 27, 2018 and the Tenth Amended and Restated Certificate of Incorporation filed on November 16, 2018, and was further amended by a Certificate of Amendment to Tenth Amended and Restated Certificate of Incorporation filed on June 23, 2020 (the “Amended and Restated Certificate of Incorporation”).

THIRD:	This Certificate of Amendment amends the Amended and Restated Certificate of Incorporation and has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

FOURTH:	The Amended and Restated Certificate of Incorporation is hereby amended by replacing the text of current paragraph (a) of Article IV with the following:

“(a)

Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is 46,875,000-83,333,333, consisting of 21,875,000-58,333,333 shares of Common Stock, par value $0.001 per share (“Common Stock”), and 25,000,000 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”). Such stock may be issued from time to time by the Corporation for such consideration as may be fixed by the board of directors of the Corporation (the “Board of Directors”).

Effective upon the later of (i) the filing with the Secretary of State of the State of Delaware of this Certificate of Amendment to the Tenth Amended and Restated Certificate of Incorporation, as amended, of the Corporation or (ii) 12:01 a.m., Eastern Time, on [                ] (the “Effective Time”), each three to eight shares of Common Stock (the “Old Common Stock”), either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective

Vapotherm, Inc. – 2023 Proxy Statement	112

Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.001 per share (the “New Common Stock”). The Corporation shall, through its transfer agent, provide a book-entry statement reflecting the number of shares of New Common Stock to which the holder is entitled following a reverse stock split to holders of Old Common Stock. From and after the Effective Time, certificates representing shares of Old Common Stock are hereby canceled and shall represent only the right of holders thereof to receive New Common Stock. The Corporation shall not issue fractional shares of New Common Stock and, in lieu thereof, stockholders who otherwise would be entitled to receive fractional shares of New Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in an amount equal to the product obtained by multiplying (a) the closing price per share of the New Common Stock as reported by the New York Stock Exchange as of the Effective Time by (b) the fraction of one share owned by the stockholder. From and after the Effective Time, the term “New Common Stock” as used in this Article IV shall mean Common Stock as provided in the Tenth Amended and Restated Certificate of Incorporation, as amended.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed this __ day of                 , 2023, in its name and on its behalf by its duly authorized officer, pursuant to Section 103 of the General Corporation Law of the State of Delaware.

VAPOTHERM, INC.

By:
Name:
Title:

Vapotherm, Inc. – 2023 Proxy Statement	113

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

P.O. BOX 8016, CARY, NC 27512-9903	INTERNET Go To: www.proxypush.com/VAPO • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote

PHONE Call 1-866-229-4366 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions

MAIL
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided

Vapotherm, Inc. Annual Meeting of Stockholders For Stockholders as of April 24, 2023

TIME:	Tuesday, June 20, 2023 10:00 AM, Eastern Time

PLACE:	100 Domain Drive, Exeter, NH 03833

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Joseph Army, John Landry, and James Lightman, or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, to vote all the shares of common stock of Vapotherm, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorney to vote in his discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2, ONE YEAR IN ITEM 3 AND FOR THE PROPOSAL IN ITEM 4. THE PROXY WILL VOTE IN HIS DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Vapotherm, Inc.

Annual Meeting of Stockholders

Please make your marks like this:	X

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR PROPOSALS 2, 3, 4 AND 5

PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS
1. To elect three directors, each to serve until the 2026 annual meeting of our stockholders and until their successors are duly elected and qualified.	FOR	AGAINST	ABSTAIN
1.01 Anthony Arnerich	☐	☐	☐	FOR

1.02 Lance Berry	☐	☐	☐	FOR

1.03 Donald Spence	☐	☐	☐	FOR

	FOR	AGAINST	ABSTAIN	FOR

2.  To approve an amendment to our Tenth Amended and Restated Certificate of Incorporation, as amended, to give the Board of Directors discretion to effect a reverse stock split of our issued and outstanding shares of common stock at a ratio of between 1-for-3 and 1-for-8, inclusive, such ratio to be determined by the Board of Directors in its sole discretion;

	☐	☐	☐	FOR

3. To approve, on an advisory (non-binding) basis, our executive compensation.	☐	☐	☐	FOR

4. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.	☐	☐	☐	FOR

5.  To approve one or more adjournments of the annual meeting, if necessary or appropriate, to solicit additional proxies in favor of Proposal No. 2 if there are not sufficient votes at the annual meeting to approve the reverse stock split proposal in Proposal No. 2; and

	☐	☐	☐	FOR

6. To transact such other business as may properly come before the meeting or any continuations, adjournments and postponements thereof.				FOR

☐  Check here if you would like to attend the meeting in person.

    Authorized Signatures - This section must be completed for your Instructions to be executed.

    Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority.

    Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date